Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-281130 and 333-281130-06

$1,547,370,000

Ford Credit Auto Owner Trust 2026-C
Issuing Entity or Trust (CIK: 0002152109)

Ford Credit Auto Receivables Two LLC Depositor (CIK: 0001129987)	Ford Motor Credit Company LLC Sponsor and Servicer (CIK: 0000038009)

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors beginning on page 18.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

The trust will issue:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes	$352,800,000	4.269%	October 15, 2027
Class A-2a notes	386,600,000	4.72%	July 15, 2029
Class A-2b notes(1)(2)	145,000,000	30-day average SOFR + 0.33%	July 15, 2029
Class A-3 notes	531,600,000	5.08%	April 15, 2031
Class A-4 notes	84,000,000	5.17%	April 15, 2033
Class B notes	47,370,000	5.28%	April 15, 2033
Class C notes(3)	31,570,000	0.00%	March 15, 2034
Total	$1,578,940,000
______________

(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark, which will initially be 30-day average SOFR. However, the benchmark may change in certain situations. For more information on how 30-day average SOFR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
(2)	If the benchmark plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.
(3)	The Class C notes are not being offered by this prospectus.

•	The notes will be backed by a pool of car, light truck and utility vehicle receivables purchased by Ford Credit from dealers.
•	The trust will pay interest on and principal of the notes on the 15th day of each month (or if not a business day, the next business day). The first payment date will be October 15, 2026. The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full before that date.
•	The trust will pay principal of the notes sequentially to each class of notes in order of seniority until each class is paid in full.
•	The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	100.00000%	0.050%	99.95000%
Class A-2a notes	99.99885%	0.170%	99.82885%
Class A-2b notes	100.00000%	0.170%	99.83000%
Class A-3 notes	99.98102%	0.220%	99.76102%
Class A-4 notes	99.98493%	0.270%	99.71493%
Class B notes	99.98918%	0.300%	99.68918%
Total	$1,547,246,872.19	$2,618,550.00	$1,544,628,322.19

______________

(1)	Before deducting expenses estimated to be $750,000 and registration fees for the offered notes and excluding any selling concessions rebated to the depositor by an underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners
BNP PARIBAS	Lloyds Securities	RBC Capital Markets
	BofA Securities	Credit Agricole Securities
Co-Managers
	ING Financial Markets LLC	U.S. Bancorp
	CastleOak Securities, L.P.	Mischler Financial Group, Inc.

___________________________

The date of this prospectus is September 22, 2026

Reading this Prospectus

This prospectus contains information about Ford Credit Auto Owner Trust 2026-C and the terms of the notes to be issued by the trust. You should only rely on information in or referenced in this prospectus and any information incorporated by reference into the registration statement for this securitization transaction filed with the Securities and Exchange Commission, or "SEC," that includes this prospectus. Ford Credit has not authorized anyone to provide you with different information.

This prospectus starts with the following brief introductory sections:

•	Transaction Diagrams — separate diagrams show the structure of this securitization transaction, the credit enhancement available for the notes, the order in which available funds are paid on each payment date and the role of each transaction party and transaction document in this securitization transaction,

•	Summary — provides an overview of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•	Risk Factors — describes the material risks of investing in the notes.

The other sections of this prospectus contain more details about the notes and the structure of this securitization transaction. Cross-references refer you to more details about a particular topic or related information elsewhere in this prospectus. The Table of Contents contains references to key topics.

An index of defined terms is at the end of this prospectus.

Forward-Looking Statements

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositor consider reasonable. Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events. Neither Ford Credit nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus, except to the extent required by applicable law.

Notice to Investors in the United Kingdom

The Notes are not intended to be offered, sold, DISTRIBUTED or otherwise made available to and should not be offered, sold, DISTRIBUTED or otherwise made available to any UK retail investor in the UNITED KINGDOM ("uk"). For these purposes, a UK retail investor means a person who is NOT EITHER ONE (OR BOTH) OF: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUROPEAN UNION (wITHDRAWAL) ACT 2018 (AS AMENDED, THE "EUWA"); or (ii) a qualified investor ("uk qUALIFIED INVESTOR") AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE "POATRS").

Consequently no DISCLOSURE document required by THE PRODUCT DISCLOSURE SOURCEBOOK OF THE UK FINANCIAL CONDUCT AUTHORITY ("DISC") FOR offering, selling OR DISTRIBUTING the Notes or otherwise making them available to UK retail investors in the UK has been prepared and therefore offering, selling OR DISTRIBUTING the Notes or otherwise making them available to any UK retail investor in the UK may be unlawful under DISC AND the CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATRS OR THE ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK'S FINANCIAL CONDUCT AUTHORITY. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE UK WILL

BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE TRUST, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

THIS PROSPECTUS IS DIRECTED IN THE UK ONLY AT PERSONS WHO (I) ARE AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER FSMA, (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE UNITED KINGDOM FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE "FPO"), (III) ARE HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES UNDER ARTICLE 49(2) OF THE FPO OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE DIRECTED (TOGETHER, "RELEVANT PERSONS"). IN THE UK, THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS AND ONLY RELEVANT PERSONS MAY INVEST IN THE NOTES. IN THE UK, ANY INVESTMENT ACTIVITY RELATING TO THIS PROSPECTUS OR THE NOTES WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE FSMA.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE NOTES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

Notice to Investors in the European Economic Area

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA ("EEA"). FOR THESE PURPOSES, AN EU RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, "MIFID II"); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED) WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR ("EU QUALIFIED INVESTOR") AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE "EU PROSPECTUS REGULATION").

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE "PRIIPS REGULATION") FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF THE NOTES IN THE EEA WILL ONLY BE MADE TO A PERSON OR LEGAL ENTITY THAT IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE NOTES DESCRIBED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE TRUST, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE OFFERING OF THE NOTES IN THE EEA OTHER THAN TO ONE OR MORE EU QUALIFIED INVESTORS.

Transaction Structure Diagram

This diagram is a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes. You should read this prospectus completely for more details about this securitization transaction.

(1)	The reserve account will be funded on the closing date in an amount equal to at least 0.25% of the initial adjusted pool balance.
(2)	Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes. The "adjusted pool balance" is the pool balance reduced by the yield supplement overcollateralization amount. Initially, the overcollateralization for the notes will be approximately zero on an adjusted pool balance basis.
(3)	All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used, first, to pay principal of the Class A-1 notes until paid in full and, then, to pay principal of the remaining notes until the targeted overcollateralization amount is reached.
(4)	The targeted overcollateralization amount will adjust each month and is calculated as described in "Credit Enhancement — Overcollateralization."
(5)	The yield supplement overcollateralization amount is part of the targeted overcollateralization amount and is calculated as described in "Credit Enhancement — Overcollateralization."
(6)	Excess spread is available, as a portion of available funds, to make required principal payments on the notes and, as a result, provides a source of funds to offset losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.
(7)	All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes. The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred. For more details about subordination, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."
(8)	The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

Transaction Credit Enhancement Diagram

This diagram is a simplified overview of the credit enhancement available for the notes on the closing date and how credit enhancement is used to offset losses on the receivables. You should read this prospectus completely, including "Credit Enhancement," for more details about the credit enhancement available for the notes.

(1)	All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes. The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred. For more details about subordination, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."
(2)	On the closing date, the reserve account will be funded in an amount equal to at least 0.25% of the initial adjusted pool balance.
(3)	Excess spread is available as a portion of available funds to make required principal payments on the notes and, as a result, provides a source of funds to offset losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.
(4)	Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes. Initially, overcollateralization for the notes will be approximately zero on an adjusted pool balance basis.

Transaction Payments Diagram

This diagram shows how available funds are paid on each payment date. The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default under the Indenture. You should read this prospectus completely, including "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments," for more details about the priority of payments for the notes.

Transaction Parties and Documents Diagram

This diagram shows the role of each transaction party and each transaction document in this securitization transaction. You should read this prospectus completely, including "Transaction Parties," "Receivables," "Description of the Notes" and "Servicing," for more details about the roles of each transaction party and each transaction document in this securitization transaction.

Summary

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes. It does not contain all of the information that you should consider in making your decision to purchase any notes. To understand fully the terms of the notes and the transaction structure, you should read this prospectus completely, especially "Risk Factors" starting on page 18.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase from Ford Credit a pool of retail installment sale contracts, or receivables, which were purchased by Ford Credit from motor vehicle dealers. The trust will issue the notes to the depositor in exchange for the receivables on the closing date. The depositor will sell the offered notes to the underwriters, who will offer and sell the offered notes to investors.

Transaction Parties

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or "Ford Credit," is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or "Ford."

Depositor

Ford Credit Auto Receivables Two LLC, or the "depositor," is a Delaware limited liability company and a special-purpose company wholly owned by Ford Credit.

Issuing Entity or Trust

Ford Credit Auto Owner Trust 2026-C, or the "trust," is a Delaware statutory trust established under a trust agreement between the depositor and the owner trustee.

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

Asset Representations Reviewer

Clayton Fixed Income Services LLC

For more information about the transaction parties and their roles in this securitization transaction, you should read "Sponsor and Servicer" and "Transaction Parties."

Closing Date

The trust expects to issue the notes on or about September 28, 2026, or the "closing date."

Cutoff Date

The trust will purchase the receivables as of September 1, 2026, or the "cutoff date." The initial pool balance of the receivables will be the aggregate principal balance of the receivables as of the cutoff date. The trust will be entitled to collections on the receivables applied on or after the cutoff date.

Notes

The trust will issue the following notes:

	Principal Amount	Interest Rate
Class A-1 notes	$352,800,000	4.269%
Class A-2a notes	$386,600,000	4.72%
Class A-2b notes(1)(2)	$145,000,000	30-day average SOFR + 0.33%
Class A-3 notes	$531,600,000	5.08%
Class A-4 notes	$ 84,000,000	5.17%
Class B notes	$ 47,370,000	5.28%
Class C notes(3)	$ 31,570,000	0.00%

(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark, which will initially be 30-day average SOFR. However, the benchmark may change in certain situations. For more information on how 30-day average SOFR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
(2)	If the benchmark plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.
(3)	The Class C notes are not being offered by this prospectus.

The Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 notes are collectively referred to as the "Class A notes." The Class A notes and the Class B notes are being offered by this prospectus and are also referred to as the "offered notes" and, together with the Class C notes, the "notes."

The Class A-2b notes are sometimes referred to as the "floating rate notes." The Class A-2a and Class A-2b notes are together referred to as the "Class A-2 notes" and are a single class with equal rights to interest and principal payments.

The depositor will initially retain the Class C notes and the residual interest in the trust.

Form and Minimum Denomination

The notes will be issued in book-entry form. The offered notes will be available in minimum denominations of $1,000 and in integral multiples of $1,000.

Payment Dates; Interest Accrual

The trust will pay interest on and principal of the notes on "payment dates," which will be the 15th day of each month (or, if not a business day, the next business day). The first payment date will be October 15, 2026.

The notes, except the Class A-1 notes and the floating rate notes, will accrue interest on a "30/360" basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to October 15, 2026, for the first period).

The Class A-1 notes and the floating rate notes will accrue interest on an "actual/360" basis from the prior payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.

Final Scheduled Payment Date
Class A-1 notes	October 15, 2027
Class A-2 notes	July 15, 2029
Class A-3 notes	April 15, 2031
Class A-4 notes	April 15, 2033
Class B notes	April 15, 2033
Class C notes	March 15, 2034

It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

For more details about the payment of interest and principal on each payment date, you should read "Description of the Notes — Payments of Interest," "Description of the Notes — Payments of Principal" and "Maturity and Prepayment Considerations — Weighted Average Life."

Calculation Agent

The "calculation agent" will be the indenture trustee. The calculation agent will determine 30-day average SOFR, which is used to calculate the interest rate for the floating rate notes.

Optional Redemption or "Clean Up Call" Option

The servicer will have a "clean up call" option to purchase all of the receivables on any payment date if the pool balance as of the end of the related collection period is 10% or less of the initial pool balance. The servicer may exercise its clean up call option only if the purchase price for the receivables is sufficient to pay in full the notes and all fees and expenses of the trust. On the servicer's exercise of its clean up call option, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read "Description of the Notes — Optional Redemption or "Clean Up Call" Option."

Trust Assets

The trust assets will include:

•	the receivables and collections on the receivables applied on or after the cutoff date,

•	security interests in the financed vehicles,

•	proceeds from claims on insurance policies covering the financed vehicles or the obligors,

•	rights to funds in the reserve account and the collection account, and

•	rights under the transaction documents for the repurchase and purchase of receivables.

Receivables

The "receivables" that will be sold to the trust are retail installment sale contracts secured by new and used cars, light trucks and utility vehicles, or the "financed vehicles," purchased by Ford Credit from motor vehicle dealers. The purchasers of the financed vehicles who are responsible for paying the receivables are the "obligors." As of the cutoff date, the aggregate principal balance of the receivables, or the "initial pool balance," was $1,663,640,443.99 and the receivables had the following summary characteristics:

Number of receivables	43,572
Average principal balance	$38,181.41
Average original amount financed	$52,323.42
Weighted average APR	5.13%
Weighted average original term	66.5 months
Original term greater than 60 months	56.24%
Original term greater than 75 months	19.09%
Weighted average remaining term	54.9 months
Remaining term greater than 60 months	37.09%
Remaining term greater than 75 months	11.22%
Weighted average FICO® score at origination	753
Weighted average FICO® score at origination for original term greater than 60 months	734
Weighted average FICO® score at origination for original term greater than 75 months	732
Weighted average LTV at origination	101.99%
Weighted average PTI at origination	9.54%
Subvened-APR receivables	60.27%
Commercial use receivables	24.88%
New vehicle	92.91%
Car	1.64%
Light truck	62.41%
Utility	35.95%

For more details about the information in this table, including how it is calculated and defined, and for more information about the characteristics of the receivables, you should read "Receivables — Composition of Receivables."

Servicer

Ford Credit will be the "servicer" of the receivables and of this securitization transaction. The servicer is responsible for collecting payments on the receivables, administering payoffs, managing extensions and modifications, defaults and delinquencies, and repossessing and liquidating financed vehicles. The servicer will prepare monthly reports on the receivables, payments on the notes and the status of credit enhancement. Ford Credit will also act as custodian and maintain custody of the receivable files.

The trust will pay the servicer a servicing fee on each payment date equal to 1/12 of 1% of the pool balance at the beginning of the related collection period (or the cutoff date for the first payment date).

For more information about the servicer, you should read "Sponsor and Servicer."

Priority of Payments

On each payment date, the indenture trustee will use available funds for the related collection period to make payments in the order of priority listed below. Available funds will consist primarily of collections on the receivables. This priority will apply unless the notes are accelerated after an event of default under the indenture:

(1)	Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, the fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $375,000 per year,

(2)	Servicing Fee — to the servicer, all unpaid servicing fees,

(3)	Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)	First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the adjusted pool balance,

(5)	Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)	Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A and Class B notes, over (b) the adjusted pool balance, which amount will be reduced by any first priority principal payment on that payment date,

(7)	Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)	Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)	Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the greater of (a) the principal amount of the Class A-1 notes and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the targeted overcollateralization amount, which amount will be reduced by any first and second priority principal payments on that payment date,

(10)	Additional Fees and Expenses — to the indenture trustee, the owner trustee, the asset representations reviewer and the trust, all fees, expenses and indemnities due to the extent not paid in item (1) above, and

(11)	Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

For more details about available funds, you should read "Description of the Notes — Funds Available for Payments." For more details about the priority of payments on each payment date, you should read "Description of the Notes — Priority of Payments." For more details about targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read "Credit Enhancement — Overcollateralization."

Events of Default

Each of the following will be an "event of default" under the indenture:

•	the trust fails to pay interest due on the notes of the controlling class within five days after a payment date,

•	the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	the trust fails to observe or perform a material covenant or agreement or breaches a representation in any material respect that is not corrected within a 60-day cure period, and

•	a bankruptcy or dissolution of the trust.

If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare them immediately due and payable. If an event of default occurs because of a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

For more details about events of default, acceleration of the notes and other remedies available to noteholders after an event of default, you should read "Description of the Notes — Events of Default and Acceleration." For more details about the priority of payments on each payment date after an event of default and acceleration of the notes, you should read "Description of the Notes — Post-Acceleration Priority of Payments."

Controlling Class

Holders of the most senior class of notes outstanding, or the "controlling class," will control the ability to make some decisions about the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies after an event of default. Notes of the controlling class held by the trust, the depositor, the servicer or their affiliates are not considered outstanding for these purposes while other notes are also outstanding. Holders of notes that are not part of the controlling class will not have these rights.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the receivables and potential shortfalls in the funds available to the trust to make required payments. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit at least $3,947,369.86 in the reserve account, which is at least 0.25% of the initial adjusted pool balance.

If, in a given collection period, available funds (excluding reserve account amounts) are insufficient to cover the senior fees and expenses of the trust, including interest payments and any priority principal payments on the notes due for the related payment period, the indenture trustee will use amounts in the reserve account to cover the shortfall. The indenture trustee also will use the amounts in the reserve account if needed to pay any class of notes in full on its final scheduled payment date or to pay the notes after an event of default and acceleration of the notes.

If amounts in the reserve account are used, they will be replenished from collections on the receivables on later payment dates after the trust makes all higher priority payments.

For more details about the reserve account, you should read "Credit Enhancement — Reserve Account." For more details about available funds, you should read "Description of the Notes — Funds Available for Payments."

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority. The trust will not pay interest on a subordinate class of notes until all interest due on more senior classes of notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes). The trust will not pay the principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on a payment date, the trust will pay the priority principal payment to the most senior class of notes outstanding before the payment of interest on the affected subordinated notes on that payment date.

For more details about the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables generating collections that will be available to offset losses on the receivables and supplement interest collections due to low-APR receivables in the pool. The initial amount of overcollateralization for the notes will be $84,700,443.99, or 5.09% of the initial pool balance.

Overcollateralization may also be expressed as a percentage of the "adjusted pool balance," which is the pool balance less the yield supplement overcollateralization amount. The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the notes. This means that, on an adjusted pool balance basis, the overcollateralization for the notes will be approximately zero on the closing date.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the Class A-1 notes until paid in full and, then, to pay principal of the remaining notes until the targeted overcollateralization amount is reached. After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level. The targeted overcollateralization amount will adjust each month and will equal the sum of (a) the yield supplement overcollateralization amount for that month, plus (b) 2.00% of the initial adjusted pool balance.

For more details about the targeted overcollateralization amount, you should read "Credit Enhancement — Overcollateralization."

Yield Supplement Overcollateralization Amount

A substantial number of the receivables have an annual percentage rate, or "APR," less than the highest interest rate paid on the notes. To compensate for the low APRs on these receivables, the notes are structured with a type of overcollateralization known as yield supplement overcollateralization. The "yield supplement overcollateralization amount" for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a "stated rate" of (a) 7.25%, for the cutoff date and any payment date on or before the date the floating rate notes are paid in full, or (b) 6.25%, for any payment date after the floating rate notes are paid in full, are less than future payments would be on those receivables if their APRs were equal to the stated rate. The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date, which has the effect of recharacterizing a portion of the principal collections on the pool of receivables as interest to increase excess spread.

For more details about the calculation of the yield supplement overcollateralization amount and its effect on principal payments, you should read "Credit Enhancement — Overcollateralization."

Excess Spread

For a payment date, excess spread is equal to the excess of (a) the sum of interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the prior payment date (or the cutoff date for the first payment date), over (b) the sum of senior fees and expenses of the trust, interest on the notes and any required deposits in the reserve account. Any excess spread will be applied on each payment date, as part of available funds, to pay principal of the Class A-1 notes until paid in full and then to pay principal of the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount. In general, excess spread provides a source of funds to offset losses on the receivables.

For more details about the use of excess spread as credit enhancement, you should read "Credit Enhancement — Excess Spread."

Repurchases and Purchases of Receivables

Repurchase of Receivables for Breach of Representations

Ford Credit will make representations about the origination, characteristics, terms and status of each receivable. If a representation is later determined to have been untrue when made, then the receivable was not eligible to be sold to the depositor or the trust. If a breach of a representation has a material adverse effect on a receivable, Ford Credit must repurchase the receivable unless it corrects the breach before the date it is required to repurchase the receivable.

For more details about the representations made about the receivables and Ford Credit's repurchase obligation if these representations are breached, you should read "Receivables — Representations About Receivables" and "Receivables — Obligation to Repurchase Receivables." For information about when the asset representations reviewer may review receivables for compliance with the representations, you should read "Receivables — Asset Representations Review."

Purchase of Receivables for Servicer Actions

If Ford Credit as servicer materially impairs a receivable, it must purchase the receivable unless it corrects the impairment. In addition, Ford Credit as servicer must purchase a receivable from the trust if it makes specific kinds of modifications to the receivable, including if it:

•	modifies the amount financed or the APR of the receivable,

•	rewrites or reschedules the receivable to change the number of originally scheduled payment due dates or the payment amount, or

•	grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the Class C notes.

For more details about the servicer's obligation to purchase receivables, you should read "Servicing — Servicer Modifications and Obligation to Purchase Receivables."

Ratings

The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or "rating agencies."

The ratings of the notes will reflect each rating agency's assessment of the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to the notes' terms. Each rating agency rating the notes will monitor its ratings under its normal surveillance process. Ford Credit has agreed to provide ongoing information about the notes and the receivables to each rating agency. A rating agency may change or withdraw an assigned rating at any time. A rating action taken by one rating agency may not necessarily be taken by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•	the offered notes will be treated as debt to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of tax laws, you should read "Tax Considerations."

ERISA Considerations

The offered notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read "ERISA Considerations."

Credit Risk Retention

The risk retention regulations in Regulation RR under the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the receivables. The sponsor will satisfy this credit risk retention requirement by causing the depositor to retain an "eligible horizontal residual interest" having a fair value equal to at least 5% of the sum of the fair value, as of the closing date, of the notes to be issued by the trust and the residual interest in the trust.

For more information about how the sponsor will satisfy the risk retention requirements, you should read "Credit Risk Retention."

Investment Considerations

The trust is not registered or required to be registered as an "investment company" under the Investment Company Act of 1940 and, in making this determination, is relying on the exemption in Rule 3a-7 under the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust. The trust is structured not to be a "covered fund" under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the Volcker Rule.

Summary of Risk Factors

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. The risk factors that are material to the notes are summarized below and described in detail under "Risk Factors". This summary is included to provide an overview of these risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read "Risk Factors" starting on page 18.

Risks relating to the nature of the notes and the structure of the transaction

The notes are subject to risks relating to their nature as asset-backed securities and the structure of the transaction, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	limited assets or sources of funds available to pay the notes other than the receivables and related property of the trust,

•	faster or slower than expected rates of prepayments on the receivables,

•	in the case of junior classes of notes, subordination to the more senior classes of notes,

•	slower than expected or incomplete achievement of overcollateralization targets,

•	acceleration of payments on your notes due to an event of default,

•	failure to make principal payments on a note will not be an event of default until the note's final scheduled payment date,

•	absence of a secondary market for your notes or an insufficiently liquid secondary market for your notes,

•	actions taken by the controlling class of noteholders that are adverse to the interests of noteholders of the other classes,

•	adverse changes in the ratings on the notes or the issuance of adverse unsolicited ratings from non-hired rating agencies, and

•	increase in 30-day average SOFR, the benchmark rate for the floating rate notes, or the adoption of an alternative benchmark rate in certain circumstances.

Risks relating to the trust assets

The notes are subject to risks relating to the performance of the receivables and other property comprising the trust assets, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	downturns in global financial markets, levels of unemployment, interest rates, fuel prices, consumer demand for motor vehicles and the general state of the U.S. or global economy,

•	insufficient collections due to, among other things, delayed or missed payments on the receivables,

•	higher than expected net losses on longer term receivables,

•	lower than expected resale value of repossessed vehicles or insurance proceeds from losses on damaged vehicles,

•	vehicle recalls leading to, among other things, lower used market values,

•	decreases in the value of specific vehicle models or vehicle types of financed vehicles that represent a significant percentage of the pool balance,

•	higher than expected prepayments or defaults on the higher APR receivables,

•	the security interest of the trust in a receivable or financed vehicle is not perfected or is of lower priority than another security interest, and

•	economic or other factors affecting a state or region with a high concentration of the trust’s assets.

Risks relating to macroeconomic, regulatory and other external factors

The notes are subject to risks relating to climate change, the broader economy, legal and regulatory environment and other external factors, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	climate related legislation and regulation, the physical effects of climate change, and any associated reputational risk,

•	a significant global or regional event, such as a financial crisis, economic downturn or recession, a public health crisis, epidemic or pandemic, a natural disaster or a geopolitical conflict, war or other military conflict,

•	the use of SOFR, a relatively new reference rate, for the floating rate notes, and

•	legal and regulatory developments affecting the automotive or financial services sectors.

Risks relating to the transaction parties

The notes are subject to risks relating to the various transaction parties that are involved in the structuring and ongoing maintenance of the transaction and the offering of the notes, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	declines in the financial condition or business prospects, including bankruptcy, of Ford or Ford Credit,

•	ability of the servicer to commingle collections with its own funds for a certain period of time,

•	disruptions or delays in the processing of payments on the receivables, sales of repossessed receivables and information about collections or an insufficient servicing fee to attract a successor servicer, if necessary,

•	cybersecurity incidents and other disruptions to the servicer's operational information systems and security systems, and

•	inaccurate or untrue representations made by Ford Credit or the depositor regarding the receivables or the inability of Ford Credit or the depositor to purchase or repurchase certain receivables.

Risk Factors

You should consider the following risk factors in deciding whether to purchase any notes.

Risks relating to the nature of the notes and the structure of the transaction
The assets of the trust are limited and are the only source of payment for your notes	The trust will not have assets or sources of funds other than the receivables and related property that the trust owns. Credit enhancement is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or anyone else. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.
The timing of principal payments on your notes is uncertain	Faster than expected rates of prepayments on the receivables will cause the trust to pay principal of your notes earlier than expected and may shorten the maturity of your notes. Prepayments on the receivables will occur if:
	•	obligors prepay their receivables,
	•	the servicer receives liquidation proceeds on defaulted receivables,
	•	the servicer receives proceeds from physical damage, credit life or other insurance policies covering the financed vehicles or the obligors,
	•	the depositor or Ford Credit repurchases ineligible receivables due to a breach of representations, or
	•	the servicer purchases modified or impaired receivables.
A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including individual obligor circumstances, changes in vehicle values and the types of incentives offered under Ford-sponsored marketing programs. No prediction can be made about the actual prepayment rates that will occur for the receivables.
In addition, the timing of principal payments may be affected by the current level of interest rates. If current interest rates fall below the rates at the time of issuance of the floating rate notes, there will be additional excess spread available to pay principal of the notes on each payment date. If interest rates rise above the rates at the time of issuance of the floating rate notes, there will be less excess spread available to pay principal of the notes on each payment date.
If principal of your notes is paid earlier than expected due to faster rates of prepayments on the receivables, and interest rates at that time are lower than interest rates at the time principal would have been paid had those prepayments occurred as expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. Alternatively, if principal of your notes is paid later than expected due to slower rates of prepayments or payments on the receivables, and interest rates at that time are higher than interest rates at the time principal would have been paid had those prepayments or payments occurred as expected, you may lose reinvestment opportunities and, if your notes were purchased at a discount, your yield may be reduced. You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier or later than expected.
In addition, your notes will be paid in full before maturity if the servicer exercises its clean up call option when the pool balance is 10% or less of the initial pool balance.
For more information about the timing of repayment and other sources of prepayments, you should read "Maturity and Prepayment Considerations."
The Class B and Class C notes will be subject to greater risk because of the sequential payment structure and subordination	The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes on any payment date until all interest on the Class A notes is paid in full on that payment date, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full. The Class C notes will bear even greater risk because of similar subordination to more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the controlling class will not be an event of default.
Overcollateralization may not increase as expected	Overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the adjusted pool balance. It is not certain that the targeted overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay your notes in full.
For more information about overcollateralization as a form of credit enhancement for your notes, you should read "Credit Enhancement — Overcollateralization."
An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes	An event of default may result in an acceleration of payments on your notes. If principal of your notes is paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest on or principal of any notes that are not part of the controlling class until all interest on and principal of the notes of the controlling class are paid in full. If collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes, you may have delayed payments or losses on your notes.

For more details about events of default and acceleration of the notes, you should read "Description of the Notes — Events of Default and Acceleration." For more details about the change in the priority of payments after events of default and acceleration of the notes, you should read "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments."
Failure to pay principal of a class of notes will not be an event of default until its final scheduled payment date	The trust will not be obligated to pay a specific amount of principal of any class of notes on any date other than its outstanding principal amount on its final scheduled payment date. Failure to pay principal of a class of notes will not be an event of default until the final scheduled payment date of that class.
The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes	If a secondary market for your notes does not develop or becomes disrupted, it could limit your ability to resell them. This means that if you want to sell your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a liquid secondary market had existed. The underwriters may assist in the resale of notes, but they are not required to do so. The underwriters and other brokers and dealers may also be unwilling or unable to publish quotations for the notes or otherwise facilitate trading of the notes due to regulatory requirements or otherwise. If a secondary market does develop, it might not continue, it might be disrupted or it might not be sufficiently liquid to allow you to resell your notes.
For more information about the effect of a significant global or regional event on global financial markets, you should read "— Economic volatility and global financial market disruptions resulting from a significant global or regional event could result in losses on your notes and/or limit your ability to resell your notes" below.
You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	The controlling class may provide notice of a default relating to a breach of a material covenant, may accelerate the notes after an event of default and may waive certain events of default. The controlling class may, in some circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full and would cause some classes of notes to suffer a loss. The controlling class may terminate the servicer after a servicer termination event and may waive servicer termination events.
Holders of notes that are not part of the controlling class will have no right to take these actions. Only the controlling class will have these rights. The controlling class may have different interests from the noteholders of other classes and will not be required to consider the effect of its actions on the noteholders of other classes.

For more details about the actions that the controlling class may direct, you should read "Description of the Notes — Events of Default and Acceleration" and "Servicing — Resignation and Termination of Servicer."
A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes	The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency's assessment of the future performance of the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes. The notes may not perform as expected and the ratings may be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, analytical errors or incorrect assumptions. None of the depositor, the sponsor or any of their affiliates will be obligated to replace or supplement any credit enhancement or to take other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it may adversely affect the market value of your notes and/or limit your ability to resell your notes.
The sponsor hired two rating agencies that are nationally recognized statistical rating organizations, or "NRSROs," and will pay them a fee to assign ratings on the offered notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including before the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will be obligated to inform you of any unsolicited ratings assigned after the date of this prospectus. If a non-hired NRSRO assigns an unsolicited rating on the notes, it may be lower than the ratings provided by the hired rating agencies, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.
You should make your own evaluation of the future performance of the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes. You should not rely solely on the ratings on the notes.

The trust will issue floating rate notes, but will not enter into interest rate hedges, which may result in losses on your notes if interest rates rise	The receivables require level monthly payments and accrue interest at a fixed rate, while the floating rate notes will accrue interest at a floating rate based on 30-day average SOFR, plus a spread. Even though the trust will issue floating rate notes, it will not enter into interest rate hedges or other derivatives contracts to mitigate this interest rate risk.
The trust will pay interest on the floating rate notes from available funds and not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in 30-day average SOFR would reduce the amounts available for payments to all the notes, not just to the floating rate notes.
If 30-day average SOFR increases to the point at which the amount of interest and principal due on the notes, together with fees and expenses of the trust, exceeds the available funds, the trust may not have sufficient funds to pay interest and principal due on the notes. If the trust does not have sufficient funds to make these payments, you may have delayed payments or losses on your notes.
The occurrence of a benchmark transition event could adversely affect the market value of the floating rate notes and/or limit your ability to resell the floating rate notes	The trust will issue floating rate notes that will accrue interest based on a benchmark. The benchmark will initially be 30-day average SOFR, although it may be changed following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.
In order to compensate for any differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the floating rate notes. As a result, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

Finally, the trust will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.
For more information about the benchmark for the floating rate notes and the replacement of the benchmark, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
Risks relating to the trust assets
Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn	The performance of the receivables depends on a number of factors, including global financial markets, general economic conditions, unemployment levels, the circumstances of individual obligors, the terms of the receivables, Ford Credit's underwriting standards at origination, Ford Credit's servicing and collection strategies, the resale value of repossessed vehicles and changes in Ford's marketing programs, all of which could result in higher delinquencies and losses on the receivables. Because many of these factors are outside the control of Ford Credit, the performance of the receivables cannot be predicted with accuracy and may worsen in an economic downturn, which could result in losses on your notes.
For more information about factors which could affect the performance of the receivables and the value of the financed vehicles, you should read "— Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes," "— Vehicle recalls and customer satisfaction programs may adversely affect the performance of the receivables and your notes" and "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes" below.
For more information about delinquencies, repossessions and credit losses for Ford Credit’s portfolio of U.S. retail installment sale contracts, you should read "Sponsor and Servicer — Delinquency, Repossession and Credit Loss Information."
Receivables with longer terms may experience higher average net losses and may adversely impact the performance of the receivables and your notes	The original term of retail installment sale contracts has generally increased over time in response to market demand. Some of the receivables in the pool of receivables will have original terms longer than 75 months, including original terms of up to 84 months. Over the longer term of such receivables there may be a higher probability of extrinsic events affecting the receivable's performance.

The rate of depreciation of a financed vehicle is not related to the length of the related retail installment sale contract. However, the rate at which the amount financed for a financed vehicle is reduced by timely obligor payments pursuant to a longer-term contract is inherently slower than for a shorter-term contract, which may increase the length of time that, and increase the amount by which, the amount financed exceeds the financed vehicle's value. As a result, receivables with longer original terms have exhibited higher average net losses at repossession or charge off due to the slower rate of amortization over the receivable's longer term, a higher original amount financed and a higher loan-to-value ratio. More frequent delinquencies or defaults or greater magnitudes of loss on longer-term receivables could result in increased losses on the receivables and losses on your notes.
Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes	Vehicles that are repossessed are typically sold at auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for new and used vehicles, which is influenced by many factors, including overall auto industry production and sales, the volume of returned lease vehicles and other vehicles at auction such as those from fleet or vehicle rental companies, consumer tastes, economic conditions, legislative or policy changes, the cost or availability of financing for customers and dealers, fuel costs, the introduction and pricing of new vehicle models, a change in (or a change in consumer perception of) the quality, safety, reliability or performance of Ford vehicles, government or regulatory investigations or other actions relating to safety, emissions or fuel efficiency, constraints in production and supply chain factors (including shortages, price increases or quality issues with key components or inputs for such key components needed to build new vehicles or repair and maintain used vehicles), the impact of vehicle recalls and the discontinuation of vehicle models or brands. Strong auto industry sales and higher volumes of returned lease vehicles generally increase the supply of used vehicles in the market, which may adversely affect sales prices for used vehicles. In addition, decisions by Ford about new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Any adverse impact on the resale value for repossessed vehicles could result in increased losses on the receivables and losses on your notes.
These impacts may be more pronounced if they relate to vehicle models or vehicle types that represent a high percentage of the financed vehicles in the pool of receivables.
For more information about the distribution by vehicle model and vehicle type of the receivables, you should read "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes" below and "Receivables — Composition of Receivables — Distribution by Make, Model and Vehicle Type of Receivables."

Vehicle recalls and customer satisfaction programs may adversely affect the performance of the receivables and your notes	Vehicle recalls and customer satisfaction programs that apply to the financed vehicles, including recalls resulting from government or regulatory investigations, Ford requests to customers to return their vehicles to dealers or mechanics for possible service and repair or other similar actions, may adversely affect delinquencies, repossessions and credit losses on the related receivables. An increase in the number of repossessed vehicles that are subject to an open vehicle recall, customer satisfaction program or customer perception of the applicability of the same may reduce the price at which the affected vehicles are sold or delay the timing of disposition. An increase in delinquencies, repossessions and credit losses on the receivables or a decrease in the proceeds from the sale of repossessed vehicles may result in accelerated, delayed or reduced payments on your notes.
	For more information about delinquencies, repossessions and credit losses for Ford Credit's portfolio of U.S. retail installment sale contracts, you should read "Sponsor and Servicer — Delinquency, Repossession and Credit Loss Information."
	These impacts may be more pronounced if a vehicle recall applies to vehicle models or vehicle types that represent a high percentage of the financed vehicles in the pool of receivables.
	For more information about the distribution by vehicle model and vehicle type of the receivables, you should read "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes" below and "Receivables — Composition of Receivables — Distribution by Make, Model and Vehicle Type of Receivables."
High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes	If a specific vehicle model or vehicle type of the financed vehicles represents a significant percentage of the pool balance, any adverse change in the value of that specific vehicle model or vehicle type of the financed vehicles may adversely impact the performance of the related receivables and could result in delayed payments or losses on your notes.
	As of the cutoff date, the vehicle models and vehicle types of the financed vehicles related to the receivables in the pool of receivables are concentrated by initial pool balance as follows:
	Model	Vehicle Type	Percentage of Pool Balance
	F-150	Light Truck	35.40%
	Explorer	Utility	10.00
	F-250	Light Truck	8.12
	F-350	Light Truck	6.49
	No other vehicle model represents more than 5% of the initial pool balance as of the cutoff date.

For more information about the distribution by vehicle model and vehicle type of the receivables, you should read "Receivables — Composition of Receivables — Distribution by Make, Model and Vehicle Type of Receivables."
Excessive prepayments or defaults on the higher APR receivables may adversely impact your notes	Some of the receivables will have APRs that are less than the weighted average interest rate on your notes plus the rate at which fees and expenses of the trust accrue. Payments on receivables with higher APRs compensate for the payments made on receivables with lower APRs. Receivables with higher APRs are typically associated with less creditworthy obligors who may be disproportionately more likely to default on payments during an economic downturn. Excessive prepayments or defaults on the higher APR receivables may adversely impact your notes by reducing the amounts available to pay principal of and interest on your notes or by causing faster than expected prepayments of the principal of your notes.
Interests of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes	If another person acquires an interest in a receivable or a related financed vehicle that is superior to the trust's interest, the collections on that receivable or the proceeds from the sale of that financed vehicle may not be available to make payments on your notes. If the trust does not have a perfected security interest in a receivable or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted receivable may be adversely affected. Another person could acquire an interest in a receivable or a financed vehicle that is superior to the trust's interest if:
	•	the trust does not have a perfected security interest in the receivable or the financed vehicle because Ford Credit's security interest in the receivable or in the financed vehicle was not properly perfected,
	•	the trust does not have a perfected security interest in the financed vehicle in some states because the servicer will not amend the certificate of title to identify the trust as the new secured party,
	•	the trust's security interest in the receivable or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic's liens, may have priority over the trust's security interest or a financed vehicle is confiscated by a government agency, or
	•	the trust does not have a perfected security interest in the receivable because Ford Credit did not maintain physical possession of the related authoritative tangible copy of a record evidencing chattel paper, or "tangible contract" or "control" of the related authoritative electronic copy of a record evidencing chattel paper, or "electronic contract".

For more information about the security interests in the receivables and financed vehicles, you should read "Important Legal Considerations — Security Interests in Receivables and Vehicles."
Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the obligors of the receivables are concentrated by initial pool balance in the following states: Texas 17.68% Florida 8.88% California 8.63%
No other state represents more than 5% of the initial pool balance as of the cutoff date. Economic conditions or other factors, such as natural disasters, affecting states with a high concentration of receivables may adversely impact the performance of the receivables and could result in delayed payments or losses on your notes.
Risks relating to macroeconomic, regulatory and other external factors
Climate change could have an adverse effect on Ford and Ford Credit and may, directly or indirectly, cause losses on your notes	The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on Ford and Ford Credit, including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles.
The auto industry in particular is subject to regulations worldwide that govern product characteristics and that differ by region, country, state or province and locality. Regulations continue to be proposed to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford and Ford Credit.
Significant physical effects of climate change, such as extreme weather and natural disasters, the frequency and severity of which are expected to increase, may affect manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford, Ford Credit and their customers. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their receivables. The auto dealerships and physical auctions that facilitate the origination of the receivables and disposition of the financed vehicles are also subject to disruption as a result of extreme weather and natural disasters. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors.

In addition, legal, technological, political and scientific developments related to climate change have created and will continue to create new opportunities and risks for Ford and Ford Credit.  For example, Ford is continuing to make changes to its product cycle plan to improve the fuel economy of its petroleum-powered vehicles and to offer more propulsion choices, such as hybrid, plug-in hybrid, extended range electric, battery electric and other electrified vehicles, with lower greenhouse gas emissions.  These changes in Ford's business may:

•	create demand for those products and related services, such as Ford Credit financing,
•	decrease demand for existing products or services related to purely internal combustion powered vehicles, and/or
•	increase competition in the auto industry to develop innovative new products and related services.
Ford and Ford Credit's reputations may also be adversely affected by current and/or future public perception of the greenhouse gas emissions of its internal combustion powered vehicles. A negative change in public opinion could expose Ford and Ford Credit to potential adverse consequences to their business operations and financial condition.
Any of those effects or their confluence could adversely affect the performance of the receivables, the market value of the vehicles securing the receivables, the credit rating of Ford or Ford Credit or the ability of Ford Credit, as sponsor, to honor its commitment to repurchase receivables due to breaches of representations or warranties, and, as servicer, to service the receivables or purchase receivables due to certain servicer modifications, which could result in losses on your notes.
The risks of climate change described above may exacerbate other risks disclosed in this section. For more information, you should read "— Geographic concentration may result in more risk to you," "— Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn," "— Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes," "— Vehicle recalls and customer satisfaction programs may adversely affect the performance of the receivables and your notes," "— High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes," "— Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust" and "— A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes."
Economic volatility and global financial market disruptions resulting from a significant global or regional event could result in losses on your notes and/or limit your ability to resell your notes	The occurrence of a significant global or regional event, such as a financial crisis, economic downturn or recession (including reduced consumer spending), a public-health crisis, epidemic or pandemic, a natural disaster, social unrest, or a geopolitical conflict, war or other military conflict, could result in economic volatility and global financial markets disruptions, which could result in losses on your notes and/or limit your ability to resell your notes.
For example, the 2007-2009 global financial crisis and the COVID-19 pandemic each caused widespread deterioration in household, business and economic conditions and caused severe disruptions and significant dislocations and volatility in the economy and global financial markets, including:
	•	unprecedented increases in unemployment, stay-at-home orders, travel restrictions, quarantines and remote work arrangements,
	•	decreases in consumer spending and reduced demand for certain products, including abrupt declines in new and used vehicle sales and volatility in used vehicle values,
	•	disruptions in global supply chains, governmental restrictions on business operations, shutdowns of various businesses and industries deemed non-essential and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and
	•	significant disruptions in financial markets and decreases in liquidity of certain secondary markets.
Unprecedented trade policy (including tariffs) in the United States, foreign governments' reactions, and the resulting economic volatility and global financial market disruptions could result in losses on your notes and/or limit your ability to resell your notes. Tariffs implemented to date in the United States and elsewhere have caused significant disruption, increased costs, and uncertainty in the automotive industry, including for Ford, Ford Credit, other original equipment manufacturers, or "OEMs," suppliers, and dealers, as well as customers. Moreover, tariffs implemented or increased in the United States and elsewhere in the future may exacerbate these impacts. Any additional tariffs or other measures that are implemented in the United States and any retaliatory tariffs or other measures or restrictions that are implemented by other governments, and the potential related market impacts, should they be sustained for an extended period of time, may have a significant adverse effect, including both operationally and financially, on the overall automotive industry, Ford, Ford Credit, and Ford's supply chain now and in the future.

If a significant global or regional event occurs, or if an existing event worsens, it could cause similar increases in economic volatility or disruptions of the global financial markets, which could result in losses on your notes and/or affect your ability to resell your notes. Specifically, economic disruption related to such an event could lead to:
	•	Ford Credit choosing to grant an increased number of extensions to obligors on the receivables,
	•	depressed economic activity and increased unemployment, leading to increased delinquency and credit losses for obligors,
	•	adverse effects on the liquidation value for repossessed vehicles or restrictions on the ability of the servicer to repossess and liquidate vehicles, and
	•	the enactment or enforcement of federal, state and local laws, regulations, executive orders and other actions that may preclude creditors from exercising certain rights.
The risks of a significant global or regional event described above may exacerbate other risks disclosed in this section. For more information about the risks that are susceptible to a significant global or regional event, you should read "— The timing of principal payments on your notes is uncertain," "— Overcollateralization may not increase as expected," "— The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes," "— Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn," "— Declines in the resale value of the financed vehicles may adversely affect the performance of the receivables and your notes," "— Geographic concentration may result in more risk to you," "— Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust" and "— A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes."
Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd-Frank Act," is extensive legislation that impacts financial institutions and other nonbank financial companies, such as Ford Credit. The Dodd-Frank Act created the Consumer Financial Protection Bureau, or the "CFPB," which has authority to supervise and examine the largest nonbank automotive finance companies, including Ford Credit, for compliance with consumer financial protection laws.

For more information about potentially applicable provisions of the Dodd-Frank Act, you should read "Important Legal Considerations — The Dodd-Frank Act."
The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a nonbank financial company if the company is in default or in danger of default and the resolution of the company under other insolvency law (such as United States Bankruptcy Code, 11 U.S.C. 101, or the "Bankruptcy Code") would have serious adverse effects on financial stability in the United States. It is not clear whether this alternative liquidation framework would apply to Ford Credit, the depositor or the trust. We believe that the relevant regulators would invoke the alternative liquidation framework only on rare occasion. Guidance from the FDIC indicates that the framework should be exercised in a manner consistent with the Bankruptcy Code, which is the insolvency regime that would apply to Ford Credit, the depositor and the trust absent the application of the alternative liquidation framework involving the FDIC. If the FDIC were appointed as receiver for Ford Credit, the depositor or the trust, or if future regulations or FDIC actions are contrary to the FDIC guidance, you may have delayed payments or losses on your notes.
The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. In an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the securitization trust is a "covered person" under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat'l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). In 2024, the Third Circuit Court of Appeals affirmed the district court's decision that the defendant securitization trust is a "covered person" under the Dodd-Frank Act and is subject to the CFPB's enforcement authority. On April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice, and the district court terminated the proceeding. Despite the dismissal, the CFPB may rely on these decisions as precedent in investigating and bringing enforcement actions against other securitization trusts, including the issuing entity, in the future.
In February 2022, the CFPB also issued a Compliance Bulletin stating its position that automobile loan and lease holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan and lease holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. On May 12, 2025, the CFPB filed notice in the Federal Register announcing that the agency had withdrawn this bulletin. Still it is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile loans or leases, such as the issuing entity, and servicers in the future.
Recent changes to U.S. federal tax laws may impact noteholders	P.L. 119-21, otherwise known as the "One Big Beautiful Bill Act of 2025," permanently extended current corporate and individual tax rates, and made various additional changes to U.S. federal tax law, some of which expire at the end of 2028. The Act includes a deduction for interest paid by certain taxpayers on debt used to purchase (or refinance the purchase of) an "applicable passenger vehicle" assembled in the United States starting in 2025, which is limited to taxpayers with income below certain thresholds and expires at the end of 2028. Changes to U.S. federal tax law could result in prepayment rates that differ materially from the rates assumed in the prepayment model used in this prospectus or result in increased defaults, and result in delayed payments or losses on your notes.
The sponsor cannot predict the long-term impact of any of the recent changes to U.S. federal tax law. Prospective investors are urged to consult their tax advisors regarding the effect to them of U.S. federal tax law developments prior to purchasing the notes.
SOFR is a relatively new reference rate, which could have an adverse effect on the floating rate notes	The floating rate notes will accrue interest based on 30-day average SOFR. SOFR is published by the Federal Reserve Bank of New York, or the "FRBNY," and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY notes on its publication page for SOFR that use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
Because SOFR is published by the FRBNY based on data received from other sources and depends on interrelated economic, financial and political considerations, we have no control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways we are unable to predict. SOFR is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. We cannot assure you that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes.

As an overnight rate, SOFR may be subject to increased volatility relative to other interest rate benchmarks. Additionally, if SOFR is not published on any day, the floating rate notes will bear interest at a rate based on SOFR published on the first preceding day for which such rate was published. This previously published rate would be an overnight rate that would remain in effect until the next day on which SOFR is published. As such, this rate may not reflect then-current market conditions, or the rate that would apply to investments where interest is set for a longer term. For more information on how SOFR is determined, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
Because SOFR is a relatively new rate, the floating rate notes may not have an established trading market when issued, and an established trading market may never develop or may not be liquid. The secondary market for, and the market value of, the floating rate notes will be affected by a number of factors, including the manner in which SOFR is determined, calculated and published, the development of SOFR-based market conventions, broad acceptance of SOFR in the capital markets, the anticipated and actual level and direction of interest rates, the variable rate of interest payable on the floating rate notes, potential volatility of SOFR, the time remaining to the maturity of floating rate notes, the principal balance of the floating rate notes and the availability of comparable instruments. Market terms for the floating rate notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Similarly, if SOFR does not become widely adopted for securities like the floating rate notes, the trading prices of the floating rate notes may be lower than those of securities like the notes linked to indices that are more widely used. Investors in the floating rate notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
In addition, due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their floating rate notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the floating rate notes.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also published historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. Investors should therefore not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR during the term of the floating rate notes. Historical interest rates are not necessarily indicative of future interest rates and actual interest rates may be lower than anticipated.
Risks relating to the transaction parties
A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes	Manufacturers and suppliers in the auto industry are interdependent, and adverse events affecting any major auto manufacturer or supplier could have an adverse effect on the other industry participants, including Ford and Ford Credit. For example, economic volatility associated with the 2007-2009 global financial crisis and with the COVID-19 pandemic have had adverse effects on the financial condition and business prospects of manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford and Ford Credit.
Changes in international trade policy can have a substantial adverse effect on Ford and Ford Credit's financial condition, results of operations, or business in general. To the extent governments in various regions implement or intensify restrictions or barriers to trade, such as tariff or non-tariff barriers, export controls, currency manipulation, or policies that otherwise favor domestic companies, there can be a significant negative impact on manufacturers based in other markets. Steps taken by governments to implement local content requirements, restrict export and import activities, or apply or consider applying additional or new tariffs on automobiles, parts, and other products and materials have disrupted supply chains, imposed additional costs on Ford and Ford Credit's business, and led to other countries attempting to retaliate by imposing tariffs or other barriers, which make Ford's products more expensive for customers, and, in turn, less competitive, and this trend may continue. Tariffs implemented to date in the United States and elsewhere have caused significant disruption, increased costs, and uncertainty in the automotive industry, including for Ford, Ford Credit, other OEMs, suppliers, and dealers, as well as customers. Moreover, tariffs implemented or increased in the United States and elsewhere in the future may exacerbate these impacts. Any additional tariffs or other measures that are implemented in the United States and any retaliatory tariffs or other measures or restrictions that are implemented by other governments, and the potential related market impacts, should they be sustained for an extended period of time, may have a significant adverse effect, including both operationally and financially, on the overall automotive industry, Ford, Ford Credit, and Ford's supply chain now and in the future.

We cannot predict whether a significant global or regional event will occur, or whether an existing event will worsen, or whether and when other periods of increased economic volatility or decline will occur. If a significant global or regional event occurs or an existing event worsens, or global economic volatility resumes, the financial condition and business prospects of Ford and Ford Credit or of other manufacturers and suppliers in the U.S. auto industry, could be further adversely affected, which could have industry- or economy-wide effects due to the interdependence of market actors.
The occurrence of any of these events could adversely affect the performance of the receivables, the market value of the vehicles securing the receivables, the credit rating of Ford or Ford Credit or the ability of Ford Credit, as sponsor, to honor its commitment to repurchase receivables due to breaches of representations or warranties, and, as servicer, to service the receivables or purchase receivables due to certain servicer modifications, which could result in losses on your notes.
For more information about the effects that economic disruptions may have on the performance of the receivables, you should read "— Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn" above.
A bankruptcy of Ford Credit may result in accelerated or delayed payments or losses on your notes	If Ford Credit becomes subject to a bankruptcy proceeding, you may have delayed payments or losses on your notes. A bankruptcy court could conclude that Ford Credit effectively still owns the receivables because the transfer of the receivables to the depositor was viewed as a financing and not a "true sale" or that the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach either of these conclusions, you may have accelerated or delayed payments or losses on your notes due to:
• the "automatic stay" of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,
• tax or government liens on Ford Credit's property that were existing before the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or
• the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding starts.
If a court were to decide that the transfer was not a "true sale" or that the depositor should be consolidated with Ford Credit for bankruptcy purposes, the trust would benefit from a security interest in the receivables. However, in that case, the receivables would be deemed to be owned by Ford Credit and payments may be delayed, collateral substituted or other remedies may be imposed by the bankruptcy court that may cause accelerated or delayed payments or losses on your notes.
Any bankruptcy proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the receivables is considered a "true sale" or the depositor is consolidated with Ford Credit for bankruptcy purposes. For example:
• as noted above, the "automatic stay" may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to repurchase receivables based on a breach of a representation, and/or
• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under those agreements.
For more information about the effects of a bankruptcy of Ford Credit on your notes, you should read "Important Legal Considerations — Bankruptcy Considerations."
The servicer's ability to commingle collections with its own funds may result in delayed payments or losses on your notes	The servicer will be required to deposit collections on the receivables in the trust's collection account within two business days of applying them to the obligor's account or on a monthly basis, depending on its credit ratings, other than recoveries, which will be deposited on a monthly basis. Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the receivables with its own funds. If the servicer does not pay these amounts to the trust by the next payment date, which could occur if the servicer becomes subject to a bankruptcy proceeding, it may result in delayed payments or losses on your notes.
For more information about Ford Credit's credit ratings, you should read "Sponsor and Servicer — Ratings of Sponsor and Servicer."
Delays in collecting payments could occur if Ford Credit is not the servicer	If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information about collections could be disrupted or delayed. This may result in delayed payments on your notes. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in "Servicing — Resignation and Termination of Servicer."

The servicing fee may be insufficient to attract a replacement servicer	If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the pool balance, may be insufficient to attract a replacement servicer or cover the actual cost of servicing the receivables. In particular, the amount of the servicing fee will decline each month as the pool balance declines, but the cost of servicing each account will remain essentially fixed. This risk is greatest toward the end of a securitization transaction when the pool balance has declined significantly. A delay or inability to find a replacement servicer would disrupt or delay collection and other servicing activities on the receivables and could disrupt or delay reports to the noteholders and the indenture trustee and result in delayed payments or losses on your notes.
The servicer's operational information systems and security systems could be affected by cybersecurity incidents, ransomware attacks and other disruptions that may result in losses on your notes	The servicer relies on information technology networks and information systems, including mobile devices, some of which are managed by suppliers, some of which are provided by third-party service providers, and some of which ultimately rely on other services provided to these third parties by unaffiliated service providers, to process, transmit, and store electronic information that is important to the servicing of the receivables. Despite devoting significant resources to its cybersecurity programs, the servicer is at risk for interruptions, outages, and compromises of operational information systems (including business, financial, accounting, product development, consumer receivables or data processing) and facility security systems, whether caused by a ransomware or other cybersecurity incident, security breach, or other reasons (e.g., a natural disaster, fire, acts of terrorism or war, or an overburdened infrastructure system). Additionally, any outage, security breach, misconfiguration, or loss of data within networks and systems managed by or reliant on the products and services of unaffiliated third parties could lead to similar compromises. Such incidents could materially disrupt the servicer's operational information systems, result in loss or unwilling publication of trade secrets or other proprietary or competitively sensitive information, compromise the privacy of personal information of consumers, employees or others, or disrupt or degrade the servicer's service and/or operations. Moreover, the servicer, its suppliers, service providers, and Ford dealers have been the target of cybersecurity incidents, and such threats are continuing and evolving, which may cause cybersecurity incidents to be more difficult to detect for periods of time. The servicer's networks could also be impacted by, or a cybersecurity incident may result from, the negligence or misconduct of insiders or third parties who have access to the servicer's networks and systems. The servicer employs capabilities, processes, and other security measures it believes are reasonably designed to detect, reduce and mitigate the risk of cybersecurity incidents and has requirements for its suppliers and service providers to do the same; however, the servicer may not be aware of all vulnerabilities, or might not accurately assess the risks of incidents, and such preventative measures cannot provide absolute security and may not be sufficient in all circumstances or mitigate all potential risks, including the loss or disclosure of sensitive information. If the servicer experiences any interruptions or losses in its information processing capabilities, or experiences a ransomware or other cybersecurity incident, its ability to service the receivables may be materially and adversely affected, which may result in delayed payments or losses on your notes.
Failure by Ford Credit or the depositor to repurchase receivables when required may result in delayed payments or losses on your notes	Ford Credit and the depositor make representations regarding the receivables, including that their origination and servicing complies with U.S. federal and state consumer financial protection laws. If any of these representations are not true, it could adversely affect the collectability of the related receivables. For instance, if the origination or servicing of a receivable does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting the receivable. Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws. Ford Credit and/or the depositor must repurchase receivables that breach any of these representations if such a breach has a material adverse effect on the receivable. Similarly, Ford Credit, as servicer, is required to purchase from the trust receivables for which certain modifications have been made. If Ford Credit or the depositor fails to repurchase, or the servicer fails to purchase, the related receivables, you may experience delayed payments or losses on your notes.
For more details about consumer financial protection laws relating to the receivables, you should read "Important Legal Considerations — Receivables Contracts and Vehicles — Consumer Financial Protection Laws."

Sponsor and Servicer

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world. The predominant share of Ford Credit's business consists of financing Ford and Lincoln vehicles and supporting the dealers of those brands. Ford Credit's primary financing products are:

•	Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, including vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•	payments on retail installment sale contracts and leases that it purchases,

•	interest rate supplements and other support payments from Ford and affiliated companies, and

•	payments on wholesale and other dealer financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued. Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for the trust.

As sponsor, Ford Credit will be responsible for structuring this securitization transaction, selecting the transaction parties and paying the expenses of forming the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction expenses. Ford Credit will also select the pool of receivables for this securitization transaction using the criteria described in "Receivables — Selection of Receivables." Ford Credit will make representations about the characteristics of the receivables sold to the depositor and sold by the depositor to the trust. If Ford Credit obtains knowledge or is notified by the trust, the owner trustee or the indenture trustee of a claim to the effect that any representation made about a receivable or financed vehicle was untrue when made, Ford Credit must investigate whether a breach of that representation has occurred, and if so and if the breach has a material adverse effect on the receivable or financed vehicle, Ford Credit must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable.

For more information about the representations and repurchase obligations, you should read "Receivables — Representations About Receivables" and "Receivables — Obligation to Repurchase Receivables."

Ford Credit's wholly-owned subsidiary, the depositor, will retain the residual interest in the trust. The residual interest represents the ownership interest in the trust and the right to all funds not needed to make required payments on the notes, offset losses on the receivables, pay fees and expenses of the trust or make deposits in the reserve account. The residual interest is subordinated to the notes and represents the first-loss interest in this securitization transaction. The depositor's retained residual interest will not be sold, financed, transferred or hedged by Ford Credit, the depositor or any of their affiliates other than as permitted by Regulation RR.

For more information about the required retention of credit risk in the transaction by the sponsor, you should read "Credit Risk Retention."

Ratings of Sponsor and Servicer

As of the date of this prospectus, Ford Credit's senior unsecured debt ratings are:

	DBRS	Fitch	Moody's	S&P
Short-term debt ratings	R-2 (low)	F3	NP	A-3
Long-term debt ratings	BBB (low)	BBB-	Ba1	BBB-
Outlook	Stable	Stable	Stable	Negative

The rating agencies periodically review Ford Credit's debt ratings and may raise, downgrade or change the ratings or the outlook of the ratings at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections (except recoveries) on the receivables in the collection account within two business days of applying these amounts to the obligor accounts.

For more information about the deposit of collections, you should read "Servicing — Deposit of Collections."

Securitization Experience

Ford Credit has securitized its assets since 1988.

Ford Credit's securitization programs are diversified across asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, leases and leased vehicles and dealer floorplan receivables. Ford Credit participates in a number of international securitization markets, including the United States, Canada, the United Kingdom, Germany, Mexico and China. Ford Credit also participated in the securitization markets in Japan and Australia and other European countries.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables to trusts making registered public offerings or broadly-distributed Rule 144A offerings of asset-backed securities. In addition, Ford Credit regularly sells interests in, and asset-backed securities backed by, pools of receivables to a large number of bank-sponsored asset-backed commercial paper conduits and other banks and financial institutions.

Ford Credit securitizes its assets because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons. Securitization is a core component of Ford Credit's funding strategy.

For more information about Ford Credit's securitization programs and its funding strategy, please read Ford Credit's Annual Report on Form 10-K which is available on Ford Credit's website at www.ford.com/finance/investor-center.

Securitization Program for Retail Installment Sale Contracts

Ford Credit has had an active publicly-registered securitization program for retail installment sale contracts in the United States since 1989 and has issued asset-backed securities in more than 100 transactions under this program. The asset-backed securities offered by this prospectus are part of that program. Ford Credit has also had a broadly-distributed Rule 144A securitization program for revolving pools of retail installment sale contracts in the United States since 2014 and has issued asset-backed securities in more than 20 transactions under this program. Ford Credit has never received a demand to repurchase any receivable backing asset-backed securities offered in either program due to an alleged breach of representations made about the receivables. Repurchases of receivables due to Ford Credit's discovery of a breach of representations have been immaterial in these retail installment sale contract programs. None of the asset-backed securities offered in these programs have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Origination, Underwriting and Purchasing

Vehicle Financing. Ford Credit purchases completed retail installment sale contracts entered into between retail customers and motor vehicle dealers for the sale and financing of vehicles. When a customer purchases a vehicle from a dealer, the customer and the dealer agree on the purchase price of the vehicle and the purchase of any insurance, service contracts and other products offered by the dealer. If the customer elects to finance the vehicle through the dealer, the customer and the dealer decide on the amount to be financed, contract term, payment terms and finance charge rate, or APR, on the retail installment sale contract. The "contract amount financed" is the purchase price of the vehicle plus taxes, additional products such as insurance and service contracts, dealer installed or other vehicle accessories, including software services, vehicle charging equipment, outstanding balances on turn-in or trade-in vehicles and other fees and charges the dealer agrees to pay on behalf of the customer less any vehicle trade-in, customer down payment and cash payments from Ford-sponsored marketing programs. Ford Credit will generally only purchase contracts from dealers if it approved the additional products financed on the contract and the providers of those products. The customer also chooses the day of the month on which monthly payments will be due and the first payment date, which generally must be within 45 days of the date the contract is signed. The dealer will determine if the customer is eligible for and will be using any Ford-sponsored marketing programs that impact the terms of the contract, such as low-APR vehicle marketing incentive programs or marketing programs that allow the customer to defer payments for a limited time before starting to make monthly payments.

Contracts originated under Ford-sponsored low-APR vehicle marketing incentive programs, or "subvened-APR contracts," have finance charge rates below the standard financing rates that Ford Credit offers. In most cases, Ford pays Ford Credit the present value of the difference between the customer's subvened rate and Ford Credit's established financing rate. Ford and Ford Credit may also offer other forms of vehicle marketing or financing incentives to customers, such as cash rebates or deferred initial monthly payments, but contracts receiving these incentives are not considered subvened-APR contracts. Cash rebates may be applied toward the purchase price of the financed vehicle.

A contract originated under marketing programs that allow the customer to defer the initial monthly payments will have an original term that is longer than would otherwise be the case because the deferral period occurs at the beginning of the contract, after which normal monthly payments commence. Contracts originated under those marketing programs have a first payment date that is more than 45 days after the contract is signed.

Ford Credit typically purchases retail installment sale contracts with original terms of 60-, 72-, 75- and 84-months, but will also purchase contracts with other original terms. Ford Credit generally limits 84-month contracts to applicants meeting certain eligibility criteria, which include maximum advance limits. Most of the 84-month contracts purchased by Ford Credit are financed for the purchase of new vehicles for the applicants’ personal use.

Credit Application and Scoring Models. Each customer that elects to finance through the dealer completes a credit application. If the dealer requests that Ford Credit purchase the retail installment sale contract, the dealer submits the credit application electronically to Ford Credit, typically through online systems, together with information about the proposed terms of the retail installment sale contract.

After receiving a credit application submitted by a dealer, Ford Credit automatically obtains a credit report on the applicant from a designated national credit bureau, which includes a credit score and other credit information. Credit analysts may elect to obtain an additional credit report from a separate credit bureau to gather more information. In some cases, the applicant is a business entity and a credit report from a commercial credit bureau is used as described in "— Commercial Accounts" below. In a small number of cases, a credit report is not available because an applicant does not have a sufficient credit history. Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in some cases, other available credit information.

If an individual applicant has sufficient recent credit history, the credit bureau information used in Ford Credit's origination scoring models includes the applicant's credit risk score, often called a FICO® score. A FICO® score is generated using statistical models created by Fair Isaac Corporation and measures the likelihood that an applicant will become severely delinquent. FICO® is a registered trademark of Fair Isaac Corporation. FICO® models are updated from time to time. Ford Credit currently uses FICO® scores designed specifically for automotive financing known as FICO® 8 scores. FICO® scores range from 250 to 900. An applicant’s FICO® score is a factor in Ford Credit's consumer origination scoring models. An applicant’s loan-to-value and payment-to-income ratios are also factors, among others, in Ford Credit's consumer origination scoring models.

The first step Ford Credit takes on receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity, the applicant's credit profile and whether the vehicle being financed is new or used. This classification determines the particular origination scoring model to be used. Ford Credit's proprietary origination scoring models assess the creditworthiness of the applicant using the information in the applicant's credit application, the proposed terms of the retail installment sale contract and the applicant's credit bureau information and other information obtained by Ford Credit. The origination scoring models are statistical tools used to differentiate credit applicants based on their probability of paying the amounts due under their contracts. The origination scoring models assign a proprietary risk score for each applicant that is used in Ford Credit's evaluation process. The origination scoring models update the applicant's risk score in real time throughout the evaluation and purchasing process if any of the inputs to the risk score change. However, using origination scoring models does not eliminate credit risk in Ford Credit’s origination, underwriting and purchasing practices.

Ford Credit's origination scoring models are developed internally based on Ford Credit's portfolio databases of millions of contracts originated over several decades to identify key variables that predict an applicant's probability of paying the amount due under the contract. Certain origination scoring models for consumer credit applicants are developed using advanced statistical tools to improve data interactions and evaluate and create more predictive variables, which enhance the model's ability to assess risk. Those origination scoring models can sometimes place a greater emphasis on the newly created variables, which continue to be derived from certain information in an applicant's credit bureau report, other available credit information and the proposed contract terms, with relatively less emphasis placed on traditional variables such as an applicant's FICO® score.

Ford Credit regularly reviews its origination scoring models to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its retail portfolio. Ford Credit develops new origination scoring models for its consumer, commercial and commercial line of credit applicants on a regular cycle plan. Ford Credit may make adjustments to improve the performance of the origination scoring models between development cycles by uniformly changing the overall risk scores or modifying the weighting of selected variables.

Underwriting and Credit Evaluation. After all information is obtained and a proprietary risk score is generated, Ford Credit evaluates the application to determine whether to approve it. Ford Credit's decision process is based on a judgmental evaluation of the applicant, the credit application, the proposed terms of the contract, the credit bureau information, the proprietary risk score and other information. The evaluation emphasizes the applicant's ability to pay and creditworthiness focusing on payment, affordability, applicant credit history and stability factors as key considerations. The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

The loan-to-value ratio, or "LTV," used by Ford Credit to evaluate credit applications is determined by dividing the loan amount by the collateral value of the vehicle. The "loan amount" used in the LTV calculation in the origination scoring models is the contract amount financed, minus additional cancellable products such as insurance and service contracts, if purchased. The collateral value in the LTV calculation is determined using the wholesale value of the vehicle. If the financed vehicle is a new vehicle, including demonstrator vehicles, the wholesale value is generally the dealer invoice price but it may be increased to reflect equipment added to the vehicle, including specialty bodies and software services. Ford Credit may adjust the wholesale value before calculating the LTV that is used in the origination scoring models. If the financed vehicle is a used vehicle, excluding demonstrator vehicles, the wholesale value is the amount entered by the dealer during the credit application process. In some cases, the credit analyst adjusts or updates the dealer entered value, typically by using the JD Power Values (formerly known as the National Auto Dealers Association Official Used Car Guide) or Kelley Blue Book, but other sources of information such as other vehicle value guides, auction or purchase price or other methods may be used.

The payment-to-income ratio, or "PTI," is determined by dividing the monthly payment by the combined gross monthly income and other monthly income of the applicant and any co-applicant as reported by them in the credit application or as adjusted in limited cases through Ford Credit's income verification process. PTI is not calculated for commercial use contracts with a business entity as the primary obligor. PTI is not used for credit evaluation for a limited number of contracts where the applicant stated no income or negligible income and contracts where Ford Credit has determined that the PTI is unreliable.

All credit applications automatically go into Ford Credit's electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently. The electronic decisioning process first identifies the applications to approve, reject or make a conditional offer for a resulting retail installment sale contract, and then the remaining applications are assigned to a credit analyst for further evaluation. These electronic decisions are made using a strategy that generally replicates the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit's experience have resulted in credit analysts' approval, rejection or conditional offer decisions. Ford Credit regularly reviews its electronic decisioning process and makes adjustments in response to market conditions, financing terms and the performance of its portfolio or to increase or decrease the percentage of applications electronically approved, conditionally offered or rejected. Ford Credit electronically approves between approximately 50% to 60% of the purchased contracts, as measured by principal balance of total originations. Ford Credit uses a single level underwriting standard for all credit applications including those that are electronically decisioned and those that are decisioned by a credit analyst. Many of the applications not approved in the electronic decisioning process are evaluated and approved by a credit analyst.

On receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit's purchasing standards. Each credit application is reviewed separately and the credit analyst makes an individual decision based on the credit analyst's assessment of the strengths and weaknesses of the application. The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted. The credit analyst may condition approval on the addition of a qualified co-applicant or guarantor or on changes to the financing terms, such as a higher cash down payment or a less expensive vehicle being financed. For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using Ford Credit's established procedures before a decision is made.

To support consistent credit and purchase decisions and the overall quality of the portfolio, as described in "— Portfolio Quality" below, Ford Credit establishes purchasing standards and procedures including purchase quality guidelines and risk factor guidelines that are used by its credit analysts. Purchase quality guidelines set targets for the purchase of lower and marginal quality contracts and may be set at different levels for different Ford Credit business regions. Risk factor guidelines provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like PTI and debt-to-income ratios, FICO® score, LTV and contract term. Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating an application determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, residency and employment stability and eligibility for Ford-sponsored marketing programs. For used vehicles, Ford Credit's purchasing guidelines recommend shorter contract terms for older vehicles. Ford Credit also uses performance monitoring software to improve process discipline and consistency of decisions. Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit's evaluation and credit and purchase decision process.

Managers review or approve any credit application that contains specific characteristics or combinations of characteristics identified in Ford Credit's risk factor guidelines. Ford Credit's credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve a credit application or purchase a contract that would not otherwise be approved or purchased through Ford Credit's decision process.

Ford Credit also has a compliance management program designed to ensure that Ford Credit's processes comply with legal and regulatory requirements. The compliance management program is commensurate with Ford Credit's structure and the complexity of the products and services it offers.

Credit and purchase decisions are typically communicated to the dealer electronically and credit decisions made through the electronic decisioning process are typically communicated within seconds. For credit applications not decisioned electronically, Ford Credit typically makes a decision within 20 minutes of receipt of an application. Less creditworthy applicants may require additional investigation and take longer before a decision can be made.

Contract Purchasing Process. For approved credit applications, dealers must submit retail installment sale contracts, signed by both the customer and the dealer, on paper or electronic forms approved by Ford Credit and determined by Ford Credit to be in compliance with law and enforceable. After the dealer submits a completed contract, Ford Credit confirms that the terms of the contract are consistent with the application approval and checks for errors apparent in the contract disclosures made by the dealer. If the contract is consistent with the approval but contains minor errors, Ford Credit may purchase the contract and send a correction notice to the customer or obtain a signed modification agreement from the customer. If the contract is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new contract.

As part of the approval process, Ford Credit establishes a "dealer discount rate" that is used to calculate Ford Credit's purchase price for the contract. This dealer discount rate is determined based on a combination of factors, including Ford Credit's proprietary risk score, the applicant's FICO® score and the contract characteristics. For commercial applicants that do not have a FICO® score, the dealer discount rate is determined based on Ford Credit's proprietary risk score and the contract characteristics. If the contract APR exceeds the dealer discount rate by more than the limits established by Ford Credit, then Ford Credit either will not purchase the contract or will reduce the APR to meet Ford Credit guidelines. In the case of subvened-APR contracts, the dealer discount rate will match the APR established by Ford. In some cases Ford Credit may approve a reduced dealer discount rate. These rate concessions generally are granted to dealers who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer discount rate. Ford and Ford Credit may also offer marketing programs where the dealer discount rate is determined primarily based on the specific applicant or contract characteristics rather than on the risk scores. These programs are generally offered to attract particular types of applicants, such as current college students and recent college graduates or first time buyers of Ford or Lincoln vehicles, or to promote sales of particular Ford and Lincoln vehicles.

Ford Credit purchases the contract from the dealer for an amount generally equal to the amount financed on the contract plus one or more of a set fee, a percentage of the amount financed and a portion of the finance charge on the contract. The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

Each dealer signs an assignment agreement with Ford Credit and represents that the contract assigned to Ford Credit is complete, all required contract disclosures were properly made and all material statements made to Ford Credit by the dealer on behalf of the customer are true. If, after investigation, these representations are later determined to have been untrue when made, including due to fraud, Ford Credit may require the dealer to repurchase the contract and the contract is paid off in Ford Credit's receivables system, or may retain the contract and obtain a dealer guaranty in case there is a subsequent default on the contract.

Contract Maintenance. Contracts purchased by Ford Credit are either completed in paper form and are physically signed by the customer or are completed in electronic form and are electronically signed by the customer. Ford Credit maintains possession of the paper contracts and related documents through a third-party vendor in secure, limited access facilities. These facilities use security access measures, including physical badge or biometric authentication and may use video surveillance. These facilities have fire suppression systems and are subject to disaster recovery and business continuity plans to ensure safekeeping and preservation of the documents. The electronic contracts are stored in a specially-designed computer system or "electronic vault" maintained by a third-party vendor that identifies Ford Credit as the owner and establishes Ford Credit's "control" of the electronic contracts. Access to the electronic vault is limited to users having a business need and controlled by user identification, passwords, machine token authentication and access logs. Access to the data center housing the electronic vault is limited to authorized system maintenance users and is controlled by anti-intrusion software, video surveillance and physical badge or biometric authentication. The data center and electronic vault are subject to disaster recovery and business continuity plans.

All contracts purchased by Ford Credit are entered into Ford Credit's originations and receivables systems and assigned a unique account number for the life of the contract. Ford Credit considers a contract to be originated on the date the contract is signed by the customer and finance charges start to accrue on the contract as of that date.

Purchased contracts and related documents are electronically imaged. For electronic contracts, a separate image of the original contract is created for servicing purposes. Once imaged, the documents may be viewed on Ford Credit's systems for servicing, but may not be altered or deleted from those systems. Additional documents generated or received by Ford Credit during servicing are also added to the imaged file.

Vehicle Title. The dealer is required to immediately perfect Ford Credit's security interest in the financed vehicle, usually by notation of Ford Credit's lien on the certificate of title. Ford Credit or its vendor verifies that its lien is noted on the certificate of title. In most states, the verification occurs when the certificate of title is received. In the states that do not provide the certificate of title to the lienholder, Ford Credit or its vendor verifies Ford Credit’s lien through a notice from the state or by pulling lien verification information directly from the state's electronic lien database. If Ford Credit cannot verify that its lien is noted on the certificate of title within an established period of time or if the lien notation is incorrect, it follows up with the dealer, the customer or state vehicle regulatory agencies to properly note or correct the lien.

Ford Credit's vendor stores paper certificates of title in secure facilities controlled by physical badge authentication. Access to the title storage area is limited to authorized personnel with a business need. Ford Credit also uses the electronic certificate of title process offered in many states that maintain electronic records of the certificate of title and lienholder information. Electronic titles are processed by Ford Credit’s vendor and, in some cases, are converted to paper titles and stored at the vendor’s secure facilities.

Types of Contracts and Vehicle Classification. Most contracts purchased by Ford Credit are to finance new Ford or Lincoln vehicles that have not had their title registered. Ford Credit also purchases contracts to finance vehicles that were previously used by the dealer as courtesy vehicles for the dealer’s service customers as well as demonstrator vehicles used by the dealer before being sold to retail customers. Those courtesy and demonstrator vehicles are usually classified as new vehicles at the time of sale to a retail customer unless state law requires such vehicles to be classified as used vehicles for financing purposes or the vehicle did not satisfy limits set by Ford Credit on mileage and condition. The retail installment sale contracts and, accordingly, Ford Credit's receivables system primarily classify courtesy and demonstrator vehicles as new vehicles, however, in certain limited cases, these vehicles are classified as demonstrators. Where the receivables system identifies a vehicle as a demonstrator, these vehicles are classified as used vehicles for the purposes of Ford Credit's retail securitization programs. When required by state law, the title for a courtesy or demonstrator vehicle is registered by the relevant dealership before the financed vehicle is sold to a retail customer. Most contracts purchased by Ford Credit are with individuals who use the financed vehicle for personal use.

Ford Credit also purchases contracts to finance used vehicles, including certified pre-owned vehicles. A certified pre-owned vehicle must satisfy applicable mileage limits, condition requirements and routine maintenance standards and may be eligible for the original manufacturer's warranty or for a certified pre-owned limited warranty. Certified pre-owned vehicles may be eligible for Ford-sponsored incentive marketing programs.

Ford Credit's standard policy is to purchase contracts with original terms up to 84 months. The contracts purchased by Ford Credit are simple interest, fixed rate contracts that amortize the amount financed over a series of payments. Ford Credit may change its standard policy on existing products or introduce new financing products for retail customers in response to competitive pressures, customer demand or new business strategies.

Ford Credit classifies vehicles into categories. The car category includes sedans, hatchbacks and coupes. The light truck category includes minivans, vans and light pick-up trucks including a limited number that may have specialty bodies. The truck category includes medium and heavy trucks with specialty bodies. The utility category includes wagons, SUVs and cross overs.

Commercial Accounts. Some of the retail installment sale contracts purchased by Ford Credit are for customers who are either business entities or individuals who use the financed vehicle for commercial purposes. Commercial customers may have multiple vehicles financed with Ford Credit and a portion of commercial customers have lines of credit that allow the customer to finance multiple vehicles up to the approved amount under pre-established terms, subject to some conditions. No single commercial customer has financed the purchase of vehicles under a commercial line of credit representing more than 1% of the principal balance of Ford Credit's portfolio of retail installment sale contracts.

Ford Credit's origination scoring models for commercial applicants that are business entities include factors relevant to businesses and use commercial credit bureau information. Consumer credit bureaus do not provide data or FICO® scores for business entities. The origination scoring models for commercial applications that include individuals as the applicant, co-applicant or guarantor use the individual's FICO® score, but still factor in the commercial use of the financed vehicle and commercial credit bureau information if the commercial applicant is a business entity.

For the majority of commercial applicants that are business entities, the commercial credit bureau information used in Ford Credit's origination scoring models includes the primary applicant's Small Business Credit Share, or SBCS® score, even if there is also a FICO® score because the commercial application included an individual. SBCS® scores are generated using statistical models created by Experian and measure the likelihood that a commercial applicant will become severely delinquent. SBCS® scores range from 0 to 100. Ford Credit uses the SBCS® Acquisition Score in its commercial origination scoring models to generate a proprietary risk score for the applicants. Commercial credit bureau scores are not as significant a factor in Ford Credit's commercial origination scoring models as FICO® scores are in the consumer origination scoring models.

If the credit analyst requires additional information on a commercial applicant, the analyst may obtain a credit report from Dun & Bradstreet. The analyst may regenerate the applicant’s proprietary risk score through the commercial origination scoring models using data from this report, including various scores on the applicant. The credit report obtained from Dun & Bradstreet also includes the applicant's D&B Delinquency Predictor Score, a commercial credit score that is created by Dun & Bradstreet to measure the likelihood that a business will become severely delinquent. D&B Delinquency Predictor Scores range from 101 to 670. Ford Credit uses the D&B Delinquency Predictor Score in its commercial origination scoring models if the credit analyst determines that the Dun & Bradstreet credit report provides more fulsome information for an applicant or an SBCS® Acquisition Score is unavailable for a commercial applicant that is a business entity.

For commercial line of credit applicants, there are two steps in the process. First, Ford Credit evaluates the applicant for approval of the line of credit. Underwriting procedures vary based on desired line of credit size, but the procedures include a commercial credit report from Dun & Bradstreet that contains payment history information and various scores on the applicant and may include review of the applicant's financial statements and proposed vehicle usage. Once the applicant is approved for a line of credit, the second step in the process occurs each time there is a request to finance the purchase of a vehicle under the line of credit. At this time, Ford Credit gathers the same information for commercial customers with a line of credit as it does for other commercial customers and generates a proprietary risk score. The key considerations for requests to finance the purchase of a vehicle under a line of credit are that there is capacity under the line of credit and there have been no significant changes to the customer's financial condition.

Similar to purchase decisions for consumer applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle. For these reasons, Ford Credit uses a different electronic decisioning process for commercial applicants and its purchase standards are often different which generally result in larger down payments and shorter contract terms than consumer applicants. In addition, Ford Credit has dedicated commercial credit analysts to review and evaluate commercial applications.

An important difference between commercial contracts and other contracts is that commercial contracts with the same customer may be included in a separate cross-collateral agreement that covers one or more contracts and financed vehicles and/or financing agreements with that customer for certain related equipment, such as vehicle charging equipment, or for other financing. These cross-collateral agreements allow Ford Credit to enforce collection and repossession rights against all contracts and financed vehicles and/or collateral under the financing agreements, if any, based on specific triggers. These repossession rights may apply even if some of the contracts and/or financing agreements are not past due. Payments or other amounts received on a specific contract, such as repossession sale proceeds, generally are applied first to that contract. Excess amounts collected for one contract may be applied to other contracts or financing agreements with the same customer to reduce losses.

Portfolio Quality. Ford Credit uses its purchasing standards to manage the overall quality of its portfolio of retail installment sale contracts. Ford Credit reviews credit analysts' decisions regularly to ensure they are consistent with Ford Credit's purchasing standards and credit approval authority. In addition, a specific auditing group within Ford Credit regularly reviews the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality contracts, and to provide ongoing training for credit analysts. These reports are generated at several levels including total company, geographic region, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its credit decisions and purchasing standards. If external economic factors, credit losses or delinquencies, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards and procedures, including purchase quality guidelines and risk factor guidelines, to change the quality of its portfolio or to achieve other business objectives.

Origination Characteristics

The following table contains information about the retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated.

Origination Characteristics

	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Number of contracts originated	191,220	207,844	479,253	637,094	626,679	484,524	514,312
Aggregate original principal balance (in millions)	$10,608	$11,035	$25,983	$32,247	$29,991	$22,139	$21,508
Weighted average(1) original term (in months)	66.5	66.4	65.6	65.5	63.3	64.3	64.4
Original term greater than 60 months(2)	54.7%	58.7%	54.7%	60.0%	51.7%	52.2%	53.5%
Original term of 84 months(2)	19.4%	16.3%	15.9%	8.2%	8.8%	8.9%	5.3%
Weighted average(1) FICO® score at origination(3)	733	736	744	749	750	738	742
Weighted average(1) FICO® score at origination(3) for original term greater than 60 months	714	719	723	732	723	711	719
Weighted average(1) FICO® score at origination(3) for original term of 84 months	714	716	720	723	721	723	728
No FICO® score consumer(2)(4)	0.7%	0.7%	0.6%	0.7%	0.7%	0.9%	0.7%
Weighted average(1) LTV(5)	104%	102%	102%	102%	100%	102%	99%
Weighted average(1) PTI(6)	9.8%	9.9%	9.8%	9.7%	10.0%	9.4%	9.1%
Subvened-APR contracts(2)(7)	41%	54%	59%	77%	73%	58%	61%
Commercial use(2)(8)	34%	29%	28%	22%	22%	25%	24%
New vehicles(2)	87%	92%	93%	95%	92%	85%	92%

(1)	Weighted averages are weighted by the original principal balance of each contract.
(2)	As a percentage of the original principal balance of contracts purchased during the period.
(3)	Excludes contracts that have primary obligors who do not have FICO® scores because they (a) are not individuals, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Underwriting and Purchasing."
(4)	Contracts with obligors who are individuals with minimal or no recent credit history.
(5)	The LTV for a contract for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.
(6)	The PTI for a contract is the monthly payment divided by the monthly combined income of the obligor and any co-obligor. Excludes commercial use contracts with business entities as the primary obligor, contracts where the applicant stated no income or negligible income in the credit application and contracts where Ford Credit has determined that the PTI is unreliable.
(7)	Contracts originated under a Ford-sponsored low-APR vehicle marketing program.
(8)	Contracts with obligors who use the financed vehicle for commercial purposes. These obligors may be business entities or individuals.

Ford Credit's origination, underwriting and purchasing policies and procedures focus on supporting the sale of new Ford and Lincoln vehicles. From time to time, Ford Credit changes those policies and procedures to respond to market conditions and competitive pressures and to pursue different business strategies. In addition, Ford Credit may also emphasize or deemphasize purchases of some types of retail installment sale contracts for risk management purposes. The relative cost and availability of funding sources also impacts Ford Credit's willingness to purchase certain retail installment sale contracts and the terms, including pricing, on which it is willing to do so.

A substantial percentage of the retail installment sale contracts that Ford Credit purchases are originated under Ford-sponsored marketing programs, which can vary in markets across the country and are subject to change. As a result, changes in origination volumes and the characteristics of the contracts that Ford Credit purchases are caused primarily by changes in the volume of Ford vehicle sales and changes in Ford-sponsored marketing programs. For example, Ford has sponsored marketing programs in the past that included cash rebates, and subvened financing options.

Ford's vehicle production plans and its customers' preferences also influence Ford Credit's portfolio of retail installment sale contracts. For example, to the extent that Ford produces relatively more light trucks and SUVs, as compared to other vehicle types, and customers choose to purchase higher series and trim vehicles of all types, the sales prices of the financed vehicles and financed amounts of the associated retail installment sale contracts purchased by Ford Credit tend to increase.

Ford Credit purchases retail installment sale contracts with a variety of original terms, including 60-, 72-, 75- and 84-months. The weighted average original term (in months) of Ford Credit's portfolio of retail installment sale contracts generally increases with the introduction of longer original terms, caused, in part, by greater consumer demand for longer term financing and its associated lower monthly payments. However, Ford-sponsored marketing programs can from time to time include attractive financing rates for specific original terms that may also influence the weighted average original term of Ford Credit’s portfolio of retail installment sale contracts.

Ford-sponsored marketing programs may offer applicants a choice between cash rebates and subvened financing, and the applicant's choice changes the proportion of subvened-APR contracts purchased by Ford Credit. The relative attractiveness to applicants of a cash rebate or subvened financing depends on a number of factors including the available subvened rate, the amount of the cash rebate, and financing rates available for the applicant from sources other than Ford Credit. The combination of these factors can lead to an increase or decrease in the number of subvened-APR contracts purchased by Ford Credit.

There are a variety of factors that affect the weighted average LTV of contracts purchased by Ford Credit, including whether obligors choose subvened financing under Ford-sponsored marketing programs, the average amount of obligor down payments and cash rebates, the average sales price of the financed vehicles and the amount financed related to service contracts, insurance and similar products or vehicle accessories. Obligors that choose subvened financing generally have a higher LTV than other similarly situated obligors because they may have a smaller, if any, cash rebate to apply and are otherwise less likely to make cash down payments to reduce interest costs.

New vehicle contracts constitute a relatively consistent percentage of the original principal balance of all contracts purchased by Ford Credit. Fluctuations in the relative proportion of new and used vehicle contracts purchased by Ford Credit have largely been influenced by the attractiveness and availability of Ford-sponsored marketing programs that incentivized dealers to sell certified pre-owned vehicles and offered customers both subvened financing and cash rebates toward the purchase of a certified pre-owned vehicle.

The weighted average FICO® score of primary obligors on retail installment sale contracts purchased by Ford Credit may fluctuate from period to period, which fluctuation is primarily driven by a combination of changes to Ford-sponsored marketing programs, changes to Ford Credit's origination, underwriting and purchasing policies and procedures or changes to Ford Credit's proprietary scoring models. Changes to marketing programs can result in different weighted average FICO® scores from period-to-period as certain subvention programs and rebates attract higher FICO® score customers to Ford Credit's financing programs. In the absence of attractive marketing programs, these higher FICO® score customers are more likely to either pay cash to purchase their vehicle or obtain financing from sources other than Ford Credit. Changes to Ford Credit's origination, underwriting and purchasing policies or procedures can include actions such as modifying credit risk factor guidelines and are described in more detail under "Sponsor and Servicer — Material Changes to Origination, Underwriting and Purchasing Policies and Procedures." For example, changes to the credit risk scoring models can include modification of the variables or weighting of variables which may place more or less emphasis on the FICO® score as a standalone variable. These changes are described under "Sponsor and Servicer — Material Changes to Origination, Underwriting and Purchasing Policies and Procedures" as well.

Material Changes to Origination, Underwriting and Purchasing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new origination scoring models for:

•	consumer credit applicants in May 2023, October 2023, May 2024 and again in November 2025 for certain FICO® and product segments,

•	commercial credit applicants in January 2024, and

•	commercial line of credit applicants in April 2022.

In October 2021, Ford Credit revised its purchase quality guidelines and began offering 84-month contracts to an expanded range of applicants who may have lower FICO® scores and higher LTVs. In May 2022, Ford Credit increased the maximum term for commercial use contracts from 72 to 84 months on an exception basis. In July 2022, Ford Credit further expanded personal use 84-month purchase quality guidelines to include applicants with lower proprietary risk scores while maintaining maximum advance limits. For more details about Ford Credit's origination, underwriting and purchasing policies and procedures, you should read "Sponsor and Servicer — Origination, Underwriting and Purchasing."

Servicing Experience

Ford Credit will be the servicer for the receivables and this securitization transaction. Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer. Ford Credit has been the servicer for its publicly-registered and broadly-distributed Rule 144A securitization programs for retail installment sale contracts in the United States since it started securitizing in 1989. None of the asset-backed securities in these programs have experienced any losses or events of default. Ford Credit has not had any material instances of noncompliance with the servicing criteria in its publicly-registered securitization program for retail receivables.

Ford Credit services all the receivables it originates, including receivables sold in securitizations and other structured financings. Ford Credit uses technologies and has comprehensive online servicing policies and procedures that ensure common servicing practices and procedures are used for all receivables. These technologies, practices and procedures are described in "— Servicing and Collections" below. Servicing personnel do not know if a given receivable they are servicing has been included in a securitization transaction.

Ford Credit's servicing and collections systems maintain records for all receivables, track application of payments and maintain relevant information on the obligors and account status. The systems also capture communications with obligors and allow management to review collection personnel activities.

As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform some servicing processes. These processes include processing monthly lockbox payments from obligors, providing telephonic and internet payment systems, monitoring notation of Ford Credit's lien on certificates of title and other documents for financed vehicles, imaging obligor documents, storing and processing paper and electronic contracts and certificates of title, providing obligor communications and notifications and early stage collections support, communicating with obligors in languages other than English, recovering deficiencies for selected accounts and performing data entry and administrative functions. Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed on processes, amounts collected or the timing for amounts applied to obligor accounts. Ford Credit believes these vendors could be replaced, if necessary. Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts. These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors follow their own procedures.

Ford Credit uses online auctions and auction houses engaged by Ford to prepare and sell repossessed vehicles at auction.

As servicer of this securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General. Ford Credit utilizes a blended work approach for its servicing personnel, incorporating both fully remote roles and hybrid positions in its business centers. Ford Credit's servicing operations are structured into three departments — account services, collections and vehicle liquidations. The account services department manages non-collection related customer requests. The collections department is divided into two main functions — early stage delinquency, which includes account maintenance, and late stage delinquency, which is dedicated to loss prevention. The vehicle liquidations department oversees the disposal of repossessed vehicles. To support its collections operations, Ford Credit utilizes a suite of technologies including workforce scheduling software, call monitoring software, auto dialer technology, specialized collection systems and workflow operating systems.

Ford Credit's customer service personnel handle inbound customer calls and Ford Credit maintains a specialty service department for collection of charged off accounts. Ford Credit uses specialty teams in its servicing operations for some functions such as total loss insurance claims, vehicle skip tracing, multiple account customers, accounts with bankrupt obligors and repossession reinstatements or repossession redemptions. Additionally, Ford Credit's dedicated commercial operating team handles account services and collections for its commercial use portfolio.

Payments and Application of Payments. Ford Credit encourages obligors to make payments electronically, including through direct debit, online payment applications or telephone payment. Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.

Ford Credit applies almost all payments that are received before the designated processing time on each business day to an obligor's account on the day payment is received. By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account. A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

If a payment is applied to an obligor's account but is later reversed or if a misapplied payment is reversed or corrected, an account may have negative collections for the period.

Obligors may prepay their contracts by making partial prepayments in multiple small amounts or larger lump sum payments at any time. These partial prepayments result in the receivable being paid ahead and no payment being due for a period of time that is typically one or two months but may be longer depending on the amount of the prepayment. Many obligors continue to make their monthly payments even though no payment is due.

Obligors may also request payoff quotes at any time. If a payment is received that pays the remaining principal amount outstanding on an account, except up to $49.99, Ford Credit will consider the account paid in full and the remaining amount is written off. If the payoff shortage is greater than $49.99, the account will not be closed until the shortage has been paid or waived according to the servicing procedures.

Ford Credit also writes off the remaining amount if the obligor dies and the estate of the deceased obligor meets requirements that include returning the vehicle.

Behavioral Scoring Models. Ford Credit uses behavioral scoring models to assess the probability of payment default for each receivable and implements collection efforts based on its determination of the credit risk of the obligor on the payment due date. These models assess a number of variables including origination characteristics, customer account history, payment patterns, expected net losses and periodically updated FICO® scores, if applicable. Based on data from these models, receivables are grouped by risk category for collection. These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in early stage collections before it is transferred to late stage collections where dedicated customer service representatives follow the account until the delinquency is resolved. Ford Credit develops new behavioral scoring models on a regular cycle plan and regularly reviews the models to confirm the continued business significance and statistical predictability of the variables. Ford Credit may make adjustments to improve the performance of the behavioral scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables.

Servicing and Collections. Most of the receivables are paid without any additional servicing or collection efforts. If an account becomes delinquent, Ford Credit will attempt to contact the obligor to determine the reason for the delinquency and identify the obligor's plans to resolve the delinquency. A number of communication methods are employed by Ford Credit to contact obligors whose accounts are delinquent and encourage a resolution to the delinquencies, including auto dialing technology, directed telephone calls, e-mails and text messaging. Ford Credit considers an account to be delinquent if more than a specified amount of a scheduled payment is past due (currently $49.99, although such amount may change from time to time as provided in Ford Credit's servicing procedures, but will not exceed 15% of the scheduled payment). Accounts with bankrupt obligors, accounts in repossession status and accounts that have been charged off are not considered delinquent because they are removed from Ford Credit's standard servicing process or have been accelerated. Ford Credit assesses a late fee to delinquent accounts after a grace period has ended. Most delinquent accounts are resolved because the obligor makes the past due payment. If the obligor cannot make the past due payment, in certain cases Ford Credit may grant a payment extension to allow an obligor to continue to make the normal monthly payments or the obligor may request and process a payment extension online.

A payment extension defers one or more past due payments and moves the scheduled maturity date by the number of months extended. Generally, Ford Credit grants payment extensions to obligors in monthly increments up to three months. The length of a typical payment extension is two months. Multiple payment extensions may be given over the term of the contract. After a payment extension, the account generally is no longer considered delinquent. Ford Credit's guidelines for granting a payment extension generally require that the obligor's payment problem is temporary, the obligor has an income source for making the next payment and the obligor made at least one payment since the contract's origination. Payment extensions are reviewed regularly by Ford Credit's servicing managers. When allowed by state law, Ford Credit usually collects a fee on payment extensions and additional interest will be earned on the extended contracts. Ford Credit normally grants payment extensions on about 1% to 2% of the retail installment sale contracts in its portfolio each month.

Alternatively, if the obligor cannot make the past due payments, Ford Credit may rewrite the contract by amortizing the obligor's outstanding balance over a longer contract term, which may result in the capitalization of previously accrued interest on the contract. In most circumstances, the contract is rewritten at a different interest rate. Ford Credit's guidelines for granting rewrites include requirements that the obligor has a stable source of income and that all original parties remain on the contract and sign an amendment to the contract unless authorized personnel approve an exception to these requirements. Ford Credit may reschedule an obligor's payments if the obligor makes a large prepayment or a large insurance payment is received. A reschedule generally means a reduction of the amount of the monthly payment over the same or shorter contract term.

From time to time Ford Credit may offer goodwill extensions to obligors whose contracts meet certain eligibility criteria established by Ford Credit. For example, an extension of up to three months may be offered to obligors who live in an area affected by a flood, hurricane, wildfire or tornado. In the servicer’s experience, the acceptance rate for these goodwill extension offers is generally less than 5%. Ford Credit also may offer administrative extensions for one month.

Ford Credit may allow an obligor to change the monthly payment due date typically by not more than 30 days over the life of the contract, if, for example, the day on which the obligor is paid by their employer changes. A due date change is generally not allowed for delinquent accounts and may not be used to bring an account current. A due date change is not considered to be a payment extension.

Occasionally, Ford Credit allows a change to the obligors on the contract by releasing a co-obligor or adding a new obligor who may assume the contract with the original obligor either still obligated or released from the terms of the contract. In rare instances, Ford Credit may permit a substitution of the financed vehicle with a vehicle of similar value.

In limited circumstances, Ford Credit may cancel its purchase of a contract if there are mistakes that cannot be corrected or to resolve an issue with a customer. In the case of such a cancellation, all payments and fees are reversed, including rate subvention, the contract is returned to the dealer, and Ford Credit's lien on the financed vehicle is released.

Ford Credit uses periodic management reports on delinquencies, payment extensions, reschedules, rewrites and other measurements and operating audits to maintain control over the use of collection actions. Ford Credit regularly tests new servicing procedures on controlled portions of its receivables to develop and refine its servicing procedures. Areas tested include method, timing and frequency of customer contact and when it is more effective for the early stage delinquency team or the late stage delinquency team to contact the obligor. If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio. Ford Credit's servicing policies and procedures may change over time.

Customer Service and Complaint Handling. Ford Credit provides general account services to customers who contact its customer service team by phone, chat, e-mail or written correspondence. Services include responding to general inquiries, processing address and due date changes, handling title paperwork when a customer relocates to another state, providing account payoff information and offering early stage collection support. Customer service personnel also assist customers with Ford Credit's online account manager application that allows customers to manage their accounts by making payments, updating their information, such as address and phone number, and requesting payment and goodwill extensions.

Ford Credit may receive complaints from customers regarding the origination or servicing of their contracts, including concerns related to the dealers who sold the financed vehicles. These complaints are handled by customer service and collections personnel, including a dedicated customer relations team, authorized to resolve customer issues. A defined escalation process is in place to ensure customers have a pathway to further address concerns if needed. All complaints are recorded in a complaint tracking system for monitoring, reporting and regulatory purposes. Reports are reviewed by senior operations management and the compliance function to promote consistent and timely handling and to identify opportunities for process improvements.

Repossession and Charge Off. Ford Credit makes reasonable efforts to collect on delinquent accounts and to keep contracts current. Repossession is considered only after other collection efforts have failed. While some delinquent obligors voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually occurs by an independent contractor taking possession of the financed vehicle. On average, Ford Credit repossesses the financed vehicle when the account is between 60 and 70 days delinquent, but may do so earlier or later depending on the risk of the account or other circumstances. Following repossession, the obligor may redeem the vehicle and, in some states, may reinstate its contract under a mandatory reinstatement right before the vehicle is sold. To minimize credit losses, Ford Credit may allow some obligors to reinstate their contracts in states where there is no mandatory reinstatement right.

When repossessed vehicles are sold, the vast majority are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the contract. Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds, which equals gross sale proceeds less selling fees and expenses for reconditioning and transporting the vehicle to auction. On average, vehicles are sold at auction within 45 to 60 days of repossession. A small number of repossessed vehicles are sold or settled through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles receive a settlement amount from an insurance company due to a total loss claim filed on the repossessed vehicle. Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize net sale proceeds.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor. In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the remaining balance owed by the obligor is charged off as a skip account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service department for charged off contracts. Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor, or the obligor dies and the estate of the deceased obligor meets certain requirements that include returning the vehicle or the statute of limitations on claims under the contract expires. After several cycles of collection activity on charged off contracts, Ford Credit may sell them as a final effort to realize value. Ford Credit may decide not to pursue further collection of the contract if the expected cost of collection exceeds the balance owed by the obligor.

Ford Credit may release the security interest in the financed vehicle to an insurer to receive proceeds from insurance covering the financed vehicle, as part of a discounted settlement of the contract or in connection with abandoning its rights in the financed vehicle.

Bankruptcy Accounts. When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to a specialty team that handles accounts with bankrupt obligors. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, generally prohibit Ford Credit from taking any collection action against the obligor or the financed vehicle without court approval. In a Chapter 7 proceeding, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle in satisfaction of the secured portion of the creditor’s claim. If a contract is reaffirmed by the obligor, it will be returned to normal servicing after the obligor is discharged from bankruptcy. In a Chapter 13 proceeding, the plan of reorganization usually requires the obligor to make payments over a three-year to five-year period. The payments required are usually based on the full contract balance but may be based on the value of the financed vehicle at the time of bankruptcy, if the statutory period has passed between the obligor's purchase of the financed vehicle and the bankruptcy filing and the debt was incurred for personal use by the obligor. When the payments required under the plan of reorganization are completed and any additional legal requirements are satisfied, the obligor is discharged from liability for any remaining balance under the contract and Ford Credit charges off any remaining balance.

Delinquency, Repossession and Credit Loss Information

The following tables show Ford Credit's delinquency, repossession and credit loss information for its portfolio of retail installment sale contracts. The tables include contracts sold in securitizations and other transactions that Ford Credit continues to service. Delinquencies, repossessions or credit losses may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. It is not certain that the delinquency, repossession or credit loss information of a particular pool of retail installment sale contracts will be similar to the historical information shown below or that any trends shown in the tables will continue for any period. It is also uncertain that the historical delinquency, repossession and credit loss information included in the tables below will accurately predict or be similar to the performance of Ford Credit's portfolio of retail installment sale contracts or particular pools of retail installment sale contracts in the near future.

Delinquency, Repossession and Credit Loss Information

	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Portfolio Contract Detail
Average number of contracts outstanding(1)	1,853,750	1,969,031	1,942,641	1,986,204	1,881,974	1,865,258	2,010,001
Average portfolio outstanding (in millions)(2)	$58,954	$60,367	$59,924	$59,048	$51,455	$47,297	$49,264
Average commercial portfolio outstanding (in millions)(3)	$14,246	$13,308	$13,438	$12,510	$11,110	$ 9,611	$ 8,811
Average 84-month portfolio outstanding (in millions)(4)	$ 8,037	$ 6,145	$ 6,681	$ 5,271	$ 4,382	$ 3,112	$ 3,081

Delinquencies
Average number of delinquencies(5)(6)
31 - 60 days	21,681	21,863	22,056	22,062	21,129	20,248	18,044
61 - 90 days	3,188	3,163	3,205	3,286	3,046	2,629	2,009
91 - 120 days	400	390	388	383	314	248	168
Over 120 days	89	95	85	77	52	85	80
Average number of delinquencies as a percentage of average number of contracts outstanding(5)(6)
31 - 60 days	1.17%	1.11%	1.14%	1.11%	1.12%	1.09%	0.90%
61 - 90 days	0.17%	0.16%	0.16%	0.17%	0.16%	0.14%	0.10%
91 - 120 days	0.02%	0.02%	0.02%	0.02%	0.02%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate principal balance of delinquent contracts as a percentage of portfolio outstanding(5)(7)
31 - 60 days	1.22%	1.15%	1.30%	1.20%	1.06%	1.13%	0.99%
61 - 90 days	0.20%	0.19%	0.21%	0.19%	0.20%	0.17%	0.12%
91 - 120 days	0.03%	0.03%	0.03%	0.03%	0.03%	0.02%	0.01%
Over 120 days	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%
Commercial Contract Detail
Aggregate principal balance of delinquent commercial contracts as a percentage of the commercial portfolio outstanding(5)(8)
31 - 60 days	1.18%	1.12%	1.26%	1.14%	0.94%	0.87%	0.82%
61 - 90 days	0.21%	0.21%	0.22%	0.19%	0.17%	0.12%	0.09%
91 - 120 days	0.04%	0.03%	0.03%	0.03%	0.03%	0.02%	0.01%
Over 120 days	0.01%	0.01%	0.01%	0.02%	0.00%	0.00%	0.00%
84-Month Contract Detail
Aggregate principal balance of delinquent 84-month contracts as a percentage of 84-month portfolio outstanding(5)(9)
31 - 60 days	1.03%	0.99%	1.11%	1.12%	0.93%	0.77%	0.65%
61 - 90 days	0.15%	0.15%	0.16%	0.16%	0.13%	0.10%	0.07%
91 - 120 days	0.02%	0.02%	0.02%	0.02%	0.02%	0.01%	0.01%
Over 120 days	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%

(1)	Average of the number of contracts outstanding at the beginning and end of each month in the period.
(2)	Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.
(3)	Average of the aggregate principal balance of contracts with obligors who use the financed vehicle for commercial purposes outstanding at the beginning and end of each month in the period.
(4)	Average of the aggregate principal balance of 84-month contracts outstanding at the beginning and end of each month in the period.
(5)	The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt obligors and accounts that have been repossessed or charged off.
(6)	Average of the number of contracts delinquent at the beginning and end of each month in the period.
(7)	Aggregate principal balance at the end of the period over the aggregate principal balance of all contracts outstanding at the end of the period.
(8)	Aggregate principal balance at the end of the period over the aggregate principal balance of all contracts with obligors who use the financed vehicle for commercial purposes outstanding at the end of the period.
(9)	Aggregate principal balance at the end of the period over the aggregate principal balance of all 84-month contracts outstanding at the end of the period.

Repossessions and Credit Losses

	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Portfolio Contract Detail
Repossessions as a percentage of average number of contracts outstanding(13)	1.33%	1.17%	1.23%	1.08%	0.84%	0.74%	0.75%
Gross losses as a percentage of average portfolio outstanding(10)(13)	0.82%	0.75%	0.80%	0.69%	0.56%	0.38%	0.34%
Aggregate net losses (in millions)(11)	$177	$163	$351	$286	$177	$70	$32
Net losses as a percentage of average portfolio outstanding(11)(13)	0.60%	0.54%	0.58%	0.48%	0.34%	0.15%	0.06%
Net losses as a percentage of gross liquidations(11)(12)	1.30%	1.21%	1.30%	1.12%	0.79%	0.30%	0.13%
Average net loss on contracts charged off(11)	$10,007	$9,753	$10,082	$9,044	$6,786	$3,093	$1,350
Number of contracts charged off	17,671	16,730	34,767	31,661	26,034	22,501	23,357
Number of contracts charged off as a percentage of average number of contracts outstanding(13)	1.91%	1.70%	1.79%	1.59%	1.38%	1.21%	1.16%
Commercial Contract Detail
Repossessions of commercial contracts as a percentage of average number of commercial contracts outstanding(13)	1.19%	0.97%	1.02%	0.85%	0.54%	0.35%	0.37%
Gross losses on commercial contracts as a percentage of average commercial portfolio outstanding(10)(13)	0.70%	0.67%	0.68%	0.68%	0.48%	0.26%	0.24%
Net losses on commercial contracts as a percentage of average commercial portfolio outstanding(11)(13)	0.51%	0.49%	0.49%	0.51%	0.35%	0.13%	0.03%
Average net loss on commercial contracts charged off(11)	$10,766	$11,737	$11,161	$13,087	$11,547	$5,993	$1,289
84-Month Contract Detail
Repossessions of 84-month contracts as a percentage of average number of 84-month contracts outstanding(13)	1.40%	1.20%	1.25%	1.04%	0.60%	0.47%	0.49%
Gross losses on 84-month contracts as a percentage of average 84-month portfolio outstanding(10)(13)	0.68%	0.58%	0.60%	0.49%	0.28%	0.19%	0.15%
Net losses on 84-month contracts as a percentage of average 84-month portfolio outstanding(11)(13)	0.57%	0.50%	0.52%	0.42%	0.22%	0.13%	0.08%
Average net loss on 84-month contracts charged off(11)	$13,858	$13,279	$13,625	$12,519	$10,786	$7,885	$5,118

(10)	Gross losses include the aggregate balance ((i) remaining principal plus accrued finance charges and (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off) of all contracts that the servicer determined to be uncollectible in the period. In addition, gross losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.
(11)	Net losses include the aggregate balance ((i) remaining principal plus accrued finance charges, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period or any earlier periods. In addition, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of contracts for any period include the aggregate principal balance ((i) remaining principal, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period. Therefore, realized losses for a securitized pool of contracts may be higher or lower than net losses for those contracts.
(12)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a contract.
(13)	For non-annual periods, the percentages are annualized.

Delinquency, repossession and credit loss trends for Ford Credit’s portfolio of retail installment sale contracts can be affected by extrinsic events and Ford Credit’s response to such events, as well as by business cycles and used market values. For example, following the onset of the COVID-19 pandemic in early 2020, Ford Credit granted goodwill extensions to obligors and temporarily suspended involuntary repossessions of financed vehicles from obligors, which contributed to a decline in 30-day delinquency and repossessions.

Delinquency, repossession and credit loss trends for Ford Credit's portfolio of retail installment sale contracts can also be affected by cyclical events like the business cycle, seasonal trends such as used market values and other variables. For example, in periods where Ford Credit originates many new contracts leading to portfolio growth, the weighted average months after origination, or "seasoning," of its portfolio generally declines. This can have a positive influence on repossession and credit loss outcomes in subsequent periods.

The trends in delinquency, repossession and credit losses for commercial use contracts purchased by Ford Credit have historically tended to be consistent with the trends in Ford Credit's entire portfolio of retail installment sale contracts. Commercial use obligors are generally small businesses or self-employed persons, and these obligors may experience more severe loss performance than the overall Ford Credit portfolio in an economic or industry-specific downturn. Certain segments of Ford Credit's portfolio of retail installment sale contracts may at times perform differently from the portfolio as a whole on account of factors that may be more closely associated with those segments than with the entire portfolio.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit's portfolio of retail installment sale contracts. The delinquency, repossession and credit loss percentages for a particular pool of contracts originated in any period may differ from the portfolio percentages shown in the table above.

Material Changes to Servicing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new behavioral scoring models for its:

•	consumer portfolio in May 2026, and

•	commercial portfolio in May 2023.

In August 2021, Ford Credit formalized a fully remote work pattern for nearly all servicing personnel in the United States while maintaining physical locations to accommodate in-person work as needed. In June 2025, Ford Credit reopened one U.S. business center with employees working a hybrid work pattern. In October 2025, Ford Credit further expanded this hybrid work model by reopening a second U.S. business center.

For more details about Ford Credit's servicing policies and procedures, you should read "Sponsor and Servicer — Servicing and Collections."

Demands to Repurchase Receivables – Prior Securitized Pools

The transaction documents for prior securitizations of retail installment sale contracts sponsored by Ford Credit require Ford Credit or the depositor to repurchase a receivable for breach of a representation made about that receivable that has a material adverse effect on the receivable and is not corrected before the date the receivable is required to be repurchased. During the three-year period ended June 30, 2026, neither Ford Credit nor any of the depositors, the indenture trustees or the owner trustees for those securitizations received a demand to repurchase any receivable in those securitizations. Ford Credit, as securitizer, discloses all repurchase demands and related activity on SEC Form ABS-15G. Ford Credit filed its most recent Form ABS-15G for repurchase demands related to the three-year period ended December 31, 2025, with the SEC on February 6, 2026. Ford Credit's CIK number is 0000038009.

Static Pool Information – Prior Securitized Pools

Annex A contains static pool information about prior amortizing pools of retail installment sale contracts securitized by Ford Credit. The information in Annex A consists of summary information about the original characteristics of the prior securitized pools and a graphical presentation of cumulative losses, prepayments and delinquency data for each prior securitized pool. The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the pool of receivables in this securitization transaction. This is because Ford Credit's portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time in response to changing economic and market conditions, although such changes generally occur gradually. As a result, prior securitized pools are generally comparable to the pool of receivables in this securitization transaction, however, the oldest prior securitized pools generally have the largest differences in characteristics to the pool of receivables in this securitization transaction.

Despite the differences in characteristics among the prior securitized pools, the performance of the related securitization transactions has been generally consistent over time, and any difference in performance in the pool of receivables in this securitization transaction compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in characteristics.

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in this securitization transaction. Losses, prepayments and delinquencies for the pool of receivables in this securitization transaction may differ from the information shown in Annex A for prior securitized pools.

Receivables

The following description of the receivables summarizes parts of the transaction documents, including the receivables purchase agreement, the sale and servicing agreement, the indenture and the asset representations review agreement, but is not a complete description of these agreements. For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Trust Assets

The primary assets of the trust will be a pool of receivables consisting of retail installment sale contracts secured by new and used cars, light trucks and utility vehicles. On the closing date, Ford Credit will sell the receivables and other related assets to the depositor, and the depositor will sell the receivables and other related assets to the trust. The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders.

The trust assets will be:

•	the receivables,

•	collections on the receivables applied on or after the cutoff date, including refunds for cancelled items originally included in the amount financed, such as service contracts, insurance and similar products,

•	security interests in the financed vehicles,

•	proceeds from claims on insurance companies for insurance covering the financed vehicles or the obligors,

•	rights under the transaction documents for the repurchase of receivables that breach representations and purchase of servicer impaired receivables and servicer modified receivables,

•	rights to funds and investments in bank accounts of the trust,

•	rights under the transaction documents to credit enhancement for the notes, and

•	all proceeds of the above.

The "initial pool balance" for the trust will be the aggregate principal balance of the receivables on the cutoff date. The "pool balance" as of the last day of any month will be the aggregate principal balance of the receivables on that day excluding purchased and repurchased receivables. The "principal balance" of a receivable as of the cutoff date or the last day of any month means the amount financed, less:

•	collections on the receivables applied to reduce the principal balance of the receivable, and

•	any amounts charged off on the receivable.

Selection of Receivables

The receivables were selected by Ford Credit from its U.S. portfolio of retail installment sale contracts that meet the selection criteria as of the cutoff date. Ford Credit did not use selection procedures believed to be adverse to the noteholders in selecting the receivables from its portfolio of receivables. The selection criteria include that each receivable:

•	is a simple interest, fixed rate receivable with level monthly payments,

•	is not a receivable for a used vehicle with an original term of greater than 75 months,

•	is not a receivable for a new vehicle with an original term of greater than 84 months,

•	is secured by a car, light truck or utility vehicle,

•	is currently not more than 30 days delinquent as of the cutoff date (Ford Credit considers a receivable delinquent if more than a specified amount of a scheduled payment is past due (currently $49.99, although such amount may change from time to time as provided in Ford Credit's servicing procedures, but will not exceed 15% of the scheduled payment)), although it may have been more than 30 days delinquent in the past,

•	has not been granted a payment extension or rewritten as of the cutoff date, and

•	is not subject to a bankruptcy proceeding as of the cutoff date.

Simple Interest Receivables

All of the receivables will be simple interest, fixed rate receivables. A "simple interest receivable" amortizes the amount financed or principal balance of the receivable over a series of level monthly payments. Payments under a simple interest receivable are applied first to interest accrued to the date of payment and then to reduce the principal balance. Each payment consists of interest (if the APR is greater than 0.00%) and a portion of the principal balance of the receivable. The interest amount of a payment is calculated by multiplying the unpaid principal balance of the receivable by its APR and by the number of days (as a fraction of a calendar year) since the prior payment was made. The principal amount of a payment will be equal to the remainder of the payment. A simple interest receivable may be prepaid without penalty, but the obligor will be required to pay interest to the date of prepayment.

If an obligor makes a payment before its scheduled due date, the portion of the payment applied to interest will be less than it would have been had the payment been made as scheduled because less interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly greater. Conversely, if an obligor makes a payment after its scheduled due date, the portion of the payment applied to interest will be greater than it would have been had the payment been made as scheduled because more interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly less.

All of the receivables have level monthly payments. The obligor pays a fixed monthly payment until the final maturity date. The amount of the final payment is increased or decreased as necessary to repay the then unpaid principal balance due to the timing of payments made over the term of the contract, payment extensions or partial prepayments.

Composition of Receivables

The following tables show the characteristics or distributions of some characteristics of the pool of receivables. The percentages in the following tables may not sum to 100.00% due to rounding.

Number of Receivables	43,572
Initial Pool Balance	$1,663,640,443.99
Principal Balance:
Average	$38,181.41
Highest	$124,840.66
Lowest	$264.82
Original Amount Financed:
Average	$52,323.42
Highest	$195,690.97
Lowest	$3,000.00
Annual Percentage Rate (APR):
Weighted average(1)	5.13%
Highest	20.69%
Lowest	0.00%
Original Term(2):
Weighted average(1)	66.5 months
Original term greater than 60 months (by principal balance)(3)	56.24%
Original term greater than 75 months (by principal balance)	19.09%
Longest	84 months
Shortest	12 months
Remaining Term(2):
Weighted average(1)	54.9 months
Remaining term greater than 60 months (by principal balance)	37.09%
Remaining term greater than 75 months (by principal balance)	11.22%
Longest	84 months
Shortest	2 months
Scheduled Weighted Average Life(2)(4)	2.44 years
Weighted Average Months After Origination (Seasoning)(1)(2)	11.6 months
Credit Score:
Weighted average(1) FICO® score(5) at origination	753
Weighted average(1) FICO® score(5) at origination for receivables with original terms greater than 60 months(2)	734
Weighted average(1) FICO® score(5) at origination for receivables with original terms greater than 75 months(2)	732
Percentage FICO® score(5) less than 650 (by principal balance)	8.73%
Percentage No FICO® score consumer(6) (by principal balance)	0.67%
Weighted Average(1) LTV(7) at Origination	101.99%
Weighted Average(1) PTI(8) at Origination	9.54%
Financed Vehicle — Subvened-APR Receivables(9):
Aggregate principal balance	$1,002,619,627.41
Percentage of initial pool balance	60.27%
Financed Vehicle — Commercial Use(10):
Aggregate principal balance	$413,852,992.83
Percentage of initial pool balance	24.88%
Financed Vehicle — New:
Aggregate principal balance	$1,545,713,105.37
Percentage of initial pool balance	92.91%
Financed Vehicle — Used:
Aggregate principal balance	$117,927,338.62
Percentage of initial pool balance	7.09%
Financed Vehicle — Car(11):
Aggregate principal balance	$27,213,762.57
Percentage of initial pool balance	1.64%
Financed Vehicle — Light Truck(11):
Aggregate principal balance	$1,038,284,634.56
Percentage of initial pool balance	62.41%
Financed Vehicle — Utility(11):
Aggregate principal balance	$598,142,046.86
Percentage of initial pool balance	35.95%

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date.
(2)	Characteristics in the table related to the term of the receivables may not match the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.
(3)	Includes 787 receivables with an original term greater than 72 months and less than or equal to 75 months representing 2.16% of the initial pool balance.
(4)	The weighted average life of the receivables is calculated using the sub-pools as described in "Maturity and Prepayment Considerations – Weighted Average Life" and by (a) multiplying the projected principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.
(5)	Excludes receivables representing 24.79% of the initial pool balance that have primary obligors who do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Underwriting and Purchasing." It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor's credit score would not be lower if obtained as of the cutoff date.
(6)	Represents receivables with primary obligors that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.
(7)	The LTV for a receivable for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.
(8)	The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor. Excludes commercial use receivables with a business entity as the primary obligor. Also excludes a limited number of receivables where the applicant stated no income or negligible income and receivables where Ford Credit has determined that the PTI is unreliable.
(9)	Receivables originated under a Ford-sponsored low-APR vehicle marketing program offered by Ford.
(10)	Receivables with obligors who use the financed vehicle for commercial purposes. These obligors may be business entities or individuals.
(11)	Car includes sedans, hatchbacks and coupes. Light truck includes minivans, vans and light pick-up trucks. Utility includes wagons, SUVs and cross overs.

Distribution by Original Term of Receivables

Original Term (months)(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0 – 24	60	$ 1,540,786.90	0.09%
25 – 36	3,161	94,622,020.63	5.69
37 – 48	3,815	131,495,806.24	7.90
49 – 60	14,303	500,359,376.59	30.08
61 – 75(2)	16,087	618,096,753.21	37.15
76 – 84	6,146	317,525,700.42	19.09
Total	43,572	$ 1,663,640,443.99	100.00%

(1)	The original term of the receivables may not match the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.
(2)	Includes 787 receivables with an original term greater than 72 months and less than or equal to 75 months representing 2.16% of the initial pool balance.

Distribution by FICO® Score of Receivables(1)

FICO® Score(2) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Greater than 749	20,216	$ 684,070,234.34	41.12%
700 – 749	5,925	233,150,872.38	14.01
650 – 699	4,554	188,780,065.77	11.35
600 – 649	2,387	101,137,300.36	6.08
Less than 600	1,081	44,017,046.04	2.65
Commercial(3)	8,946	401,368,729.27	24.13
No FICO® score(4)	463	11,116,195.83	0.67
Total	43,572	$ 1,663,640,443.99	100.00%

(1)	The table shows the distribution of the receivables by FICO® score of primary obligors on their origination dates.
(2)	For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Underwriting and Purchasing." It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that an obligor's credit score would not be lower if obtained on the cutoff date.
(3)	Represents receivables with primary obligors that use the financed vehicles for commercial purposes and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history. For a description of commercial accounts, you should read "Sponsor and Servicer – Commercial Accounts."
(4)	Represents receivables with primary obligors that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.

Distribution by LTV of Receivables

LTV(1) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Less than 86.00%	13,553	$ 341,463,411.37	20.53%
86.00 – 100.00	9,070	339,902,101.95	20.43
100.01 – 115.00	12,318	548,431,120.66	32.97
115.01 – 130.00	6,141	297,745,543.46	17.90
Greater than 130.00	2,490	136,098,266.55	8.18
Total	43,572	$1,663,640,443.99	100.00%

(1)	The LTV for a receivable for purposes of this table is the original amount financed divided by the wholesale value of the vehicle.

Distribution by PTI of Receivables

PTI(1) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Less than 11.00%	24,671	$ 857,296,167.87	51.53%
11.00 – 15.00	5,599	225,104,594.52	13.53
15.01 – 20.00	2,720	115,076,062.08	6.92
Greater than 20.00	1,265	53,763,212.19	3.23
Excluded(2)	9,317	412,400,407.33	24.79
Total	43,572	$1,663,640,443.99	100.00%

(1)	The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor.
(2)	Represents commercial use receivables with a business entity as the primary obligor. Also includes a limited number of receivables where the applicant stated no income or negligible income and receivables where Ford Credit has determined that the PTI is unreliable.

Distribution by APR of Receivables

APR Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0.00 – 0.99%	9,333	$ 318,334,489.18	19.13%
1.00 – 1.99	3,476	84,116,640.56	5.06
2.00 – 2.99	3,777	130,367,236.81	7.84
3.00 – 3.99	4,551	150,746,997.14	9.06
4.00 – 4.99	4,245	153,789,909.89	9.24
5.00 – 5.99	3,950	147,922,888.19	8.89
6.00 – 6.99	3,859	178,523,899.76	10.73
7.00 – 7.99	3,360	161,756,444.39	9.72
8.00 – 8.99	2,753	138,334,848.98	8.32
9.00 – 9.99	2,080	101,133,476.35	6.08
10.00 – 10.99	849	39,591,802.36	2.38
11.00 – 11.99	517	23,044,851.46	1.39
12.00 – 12.99	224	9,922,890.95	0.60
13.00 – 13.99	250	11,031,690.20	0.66
14.00 – 14.99	117	5,664,364.16	0.34
15.00 – 15.99	114	4,704,140.29	0.28
16.00 – 16.99	60	2,423,839.11	0.15
17.00 – 17.99	28	1,054,957.20	0.06
18.00 – 18.99	18	721,777.47	0.04
19.00 – 19.99	10	401,606.19	0.02
20.00 – 24.99	1	51,693.35	0.00
Total	43,572	$ 1,663,640,443.99	100.00%

Geographic Distribution of Receivables(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Texas	6,786	$ 294,085,687.47	17.68%
Florida	3,656	147,686,348.66	8.88
California	3,777	143,641,150.34	8.63
Georgia	1,874	77,357,908.87	4.65
North Carolina	1,436	55,178,242.01	3.32
Other	26,043	945,691,106.64	56.84
Total	43,572	$ 1,663,640,443.99	100.00%

(1)	The table shows the states with concentrations greater than 3.00% of the initial pool balance based on the billing addresses of the obligors.

Distribution by Make, Model and Vehicle Type of Receivables(1)

Make	Model	Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Ford	F-150	Light Truck	14,707	$ 588,900,703.24	35.40%
Ford	Explorer	Utility	5,160	166,333,636.26	10.00
Ford	F-250	Light Truck	2,461	135,064,162.32	8.12
Ford	F-350	Light Truck	1,872	108,028,226.87	6.49
Ford	Expedition	Utility	1,628	76,713,907.70	4.61
Ford	Bronco	Utility	1,375	64,458,779.63	3.87
Lincoln	Navigator	Utility	725	49,939,246.72	3.00
Ford	Bronco Sport	Utility	2,082	46,345,873.48	2.79
Ford	Mustang Mach-E	Utility	1,239	43,883,524.73	2.64
Ford	T-250	Light Truck	1,021	43,028,822.68	2.59
Ford	Escape	Utility	2,236	41,301,441.85	2.48
Lincoln	Aviator	Utility	858	36,644,497.54	2.20
Lincoln	Nautilus	Utility	1,012	36,470,340.36	2.19
Ford	Maverick	Light Truck	1,292	36,228,690.25	2.18
Ford	T-350	Light Truck	708	34,722,724.25	2.09
Ford	F-450	Light Truck	507	34,136,915.85	2.05
Ford	Mustang	Car	832	26,207,230.25	1.58
Ford	Ranger	Light Truck	997	24,200,088.81	1.45
Lincoln	Corsair	Utility	713	18,799,750.37	1.13
Ford	F-550	Light Truck	318	16,662,117.21	1.00
Ford/Lincoln	Other		1,829	35,569,763.62	2.14
Total			43,572	$ 1,663,640,443.99	100.00%

(1)	The table shows models representing greater than 1.00% of the initial pool balance.

Distribution by Powertrain of Receivables

Powertrain	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Internal Combustion	37,643	$1,438,872,077.71	86.49%
Hybrid Electric(1)	3,951	146,585,432.02	8.81
Battery Electric	1,978	78,182,934.26	4.70
Total	43,572	$1,663,640,443.99	100.00%

(1)	Includes vehicles with a plug-in hybrid electric power source.

Initial Asset-Level Data

The depositor prepared asset-level data for the receivables or the "initial asset-level data," and related information and filed it with the SEC on Form ABS-EE by the date of filing of this prospectus as exhibits to Form ABS-EE. This Form ABS-EE, and the related information attached as exhibits to the form, is incorporated by reference into this prospectus. The initial asset-level data contains detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract and payment activity, servicing and status. Certain data in the initial asset-level data, such as data related to original term and remaining term, may not match the data provided in this prospectus due to differences in how this data is required to be calculated for the initial asset-level data and how this data is calculated for this prospectus. Investors should carefully review the initial asset-level data and related information attached as exhibits to this Form ABS-EE.

For more details about the monthly asset-level data, you should read "Monthly Reports."

Depositor Review of Receivables

The depositor performed a review of the receivables designed and effected to provide reasonable assurance that the disclosures about the receivables in this prospectus, including the initial asset-level data, are accurate in all material respects. This review consisted of a statistical data review, a contract review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit's business and systems control processes. The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review. The depositor also engaged a third party to assist it in its statistical data review and the contract review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the receivables. The depositor takes full responsibility for the review of the receivables, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

The depositor completed a multistep quality assurance review of the receivables selected for this securitization transaction in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the receivables meet the selection criteria described in "Receivables –Selection of Receivables" as of the cutoff date. As part of the pool selection process, certain data and information about the receivables that was transferred from Ford Credit's receivables system and other system sources to Ford Credit's securitization system, including the initial asset-level data, was systematically verified back to the source systems and the depositor found no discrepancies.

The pool composition and stratification tables in "Summary — Receivables" and "Receivables — Composition of Receivables" were systematically created by Ford Credit's securitization system or calculated from data in Ford Credit's securitization system or other source data by Ford Credit's securitization funding personnel. Ford Credit securitization funding personnel reviewed and verified the data and information in these tables as consistent with the data and information from Ford Credit's securitization system and other source data. In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data. To the extent applicable, the data and information in these tables were confirmed to be consistent with the initial asset-level data. The depositor found no discrepancies in the pool composition and stratification tables.

The depositor reviewed a sample of 125 contract files randomly selected from the retail installment sale contracts, in the receivables pool described in this prospectus, and compared specific contract information in the sample contracts relevant to the data and information about the receivables in this prospectus to the same information in Ford Credit's receivables system. The depositor found zero errors out of 2,250 data points reviewed or compared in the sample contracts. The depositor considers that the review indicates no systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the receivables in this prospectus. Receivables systems data for the sample of 125 contract files was also compared against the initial asset-level data.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the receivables in this prospectus. Senior managers and legal office personnel reviewed and confirmed as accurate the descriptions of the general information about the receivables and how they were originated. Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the receivables accurately reflect the terms of the forms of retail installment sale contracts purchased by Ford Credit, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and the remedies available for breach of these representations accurately reflect the terms of the securitization transaction documents.

The depositor's review of the receivables, including the initial asset-level data, is supported by Ford Credit's extensive control processes used in the day-to-day operation of its business. These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal reviews of key business functions, including receivables contract purchasing, servicing and systems processing, controls to verify compliance with procedures and legal requirements, and quality assurance reviews for credit decisions, contract purchases and securitization processes. In addition, Ford Credit uses an integrated network of computer applications to ensure that information about the receivables is accurately entered, captured and maintained in its receivables and other systems and accurately transferred among its systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor concluded that it has reasonable assurance that the disclosure about the receivables in this prospectus, including the initial asset-level data, is accurate in all material respects.

Representations About Receivables

As sponsor, Ford Credit will make representations to the depositor about each receivable. Generally, these representations relate to the origination of the receivable, the characteristics of the receivable, legal compliance, terms of the contract and status of the contract, as well as the selection criteria described in "— Selection of Receivables" above. In addition, the representations include:

•	each receivable was originated and has been serviced in compliance with law in all material respects,

•	Ford Credit has a first priority perfected security interest or has begun procedures that will result in the perfection of a first priority security interest in the related financed vehicle in favor of Ford Credit, and

•	each receivable is an enforceable payment obligation of the obligor and the obligor has not asserted a right of rescission, setoff, counterclaim or defenses against the receivable.

In addition, Ford Credit will make representations about the entire pool of receivables and other property sold to the depositor, including that:

•	immediately before the sale of the receivables and other property to the depositor, Ford Credit had, and immediately after the sale the depositor will have, good title to the receivables and other property, free and clear of liens not permitted by the transaction documents, and

•	after the sale of the receivables and other property to the depositor, the depositor will have a first priority perfected security interest in the receivables and the other property.

The depositor will make similar representations to the trust about each receivable and the pool of receivables and other property.

Obligation to Repurchase Receivables

If any representation made by Ford Credit or the depositor about a receivable was untrue when made, the receivable was not eligible to be sold by Ford Credit to the depositor or by the depositor to the trust. If either Ford Credit or the depositor knows, or receives notice from the trust, the owner trustee or the indenture trustee of a claim to the effect that any representation made about a receivable was untrue when made, Ford Credit must investigate whether a breach of that representation has occurred, and if so and if the breach has a material adverse effect on the receivable, Ford Credit or the depositor must repurchase the receivable. In addition, a noteholder may make a request or demand that a receivable be repurchased due to a breach of a representation made about the receivables and the indenture trustee will notify Ford Credit of any noteholder request or demand it receives.

Ford Credit and the depositor will be considered to know about a breach if a responsible person of Ford or Ford Credit knows of the breach. A "responsible person" of a party is a designated employee or officer of the party who is responsible for this securitization transaction. Ford Credit and the depositor will designate to the indenture trustee their responsible persons for this purpose.

None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer are obligated to monitor the receivables or investigate whether any representations have been breached.

If Ford Credit or the depositor knows of a breach or receives notice of a breach, a repurchase request or demand or a review report from the asset representations reviewer indicating that a test was failed for a receivable, Ford Credit or the depositor will investigate the receivable or receivables to confirm the breach and determine if it has a material adverse effect on any receivable. Ford Credit will report any fulfilled and unfulfilled requests or demands to repurchase receivables and related activity and status on SEC Form ABS-15G, as required by the Securities Exchange Act of 1934.

If a repurchase is required, Ford Credit or the depositor will repurchase the receivable on the first payment date after the month in which it obtained knowledge or was notified of the breach or, at its option, on the next payment date, unless it corrects the breach in all material respects before that payment date. On that payment date, Ford Credit or the depositor will repurchase the receivable, effective as of the last day of the second prior month by depositing in the collection account an amount generally equal to the remaining principal balance of the receivable plus 30 days of interest at the related APR.

These repurchase obligations will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from breaches of the representations of Ford Credit or the depositor about the receivables.

Asset Representations Review

If two factual conditions, which we refer to as "triggers," are met, the asset representations reviewer will perform a review of receivables to test for compliance with the representations made by Ford Credit and the depositor about the receivables. The first trigger is a "delinquency trigger" that will occur if the aggregate principal balance of receivables in the pool that are more than 60 days delinquent as a percentage of the pool balance as of the end of a month meets or exceeds the percentage for that month set by Ford Credit as described in "— Delinquency Trigger" below. If the delinquency trigger occurs, it will be reported on the investor report and reported in the Form 10-D for that month. The second trigger is a "voting trigger" that will be met if, after the occurrence of a delinquency trigger, the noteholders of at least 5% of the principal amount of notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review.

Delinquency Trigger. The "delinquency trigger" will be 0.80% for the first 12 months after the cutoff date, 1.30% for the next 12 months, 2.40% for the next 12 months and 4.55% for the remaining months that the notes are outstanding. Ford Credit developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate of retail installment sale contracts observed in its prior securitized pools in this program from 2006 through December of the prior calendar year. The delinquency rate is calculated as the aggregate principal balance of the receivables that are more than 60 days delinquent as a percentage of the pool balance as of the end of a month. For this purpose, a "delinquent" receivable is a receivable with more than a specified amount of a scheduled payment past due (currently $49.99, although such amount may change from time to time as provided in Ford Credit's servicing procedures, but will not exceed 15% of the scheduled payment), including receivables with bankrupt obligors but excluding receivables in repossession status or that have been charged off by the servicer according to its servicing procedures.

Annually, Ford Credit reviews monthly delinquency percentages from these prior securitization transactions and uses this data to construct a delinquency curve which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency curve for the receivables over economic cycles. To derive the delinquency trigger, Ford Credit applies a multiple of 3.0 to the average of the maximum and minimum observed delinquency percentages, or the "midrange delinquency rate," observed at month 12, month 24, month 36 and month 48, and then rounds the resulting percentages up to the nearest multiple of 0.05%. By establishing these multiples consistent with, or within, the multiples of expected cumulative net losses that the Class C notes are expected to be able to withstand without a loss, Ford Credit believes the delinquency trigger is an appropriate threshold at the point when noteholders may benefit from an asset representations review. The delinquency trigger starts at a lower level for the first year and increases in each of the following three years of the securitization transaction to reflect the historical shape of the delinquency curve in Ford Credit's prior securitization transactions. This provides a more conservative delinquency trigger level early in this securitization transaction's life, when rising delinquencies may cause concern about whether the representations made about the receivables are true and when noteholders may benefit most from an asset representations review.

Ford Credit believes that the delinquency trigger is appropriate based on:

•	its experience with delinquency in its prior securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts,

•	its experience setting delinquency triggers in its retail installment sale contract securitization programs,

•	its observation that greater than 60-day delinquency rates and net cumulative losses in its retail installment sale contract securitization transactions increase over time and are correlated, and

•	its assessment of the amount of cumulative net losses that would likely result in a loss to noteholders of the most junior notes in its prior securitized pools.

For Ford Credit's prior securitized pools from 2006 through December of the prior calendar year, the percentage of receivables that have been more than 60 days delinquent at month 12 have ranged from 0.06% to 0.46%, at month 24 have ranged from 0.15% to 0.71%, at month 36 have ranged from 0.27% to 1.30% and at month 48 have ranged from 0.69% to 2.31%. The following chart shows the monthly percentages of receivables more than 60 days delinquent in Ford Credit's prior securitized pools and the midrange delinquency rate observed in each period for these prior securitized pools from 2006 through December of the prior calendar year compared to the delinquency trigger established for this securitization transaction.

Voting Trigger. If the delinquency trigger occurs on the last day of a month, a noteholder may demand that the indenture trustee call a vote of all noteholders on whether to direct the asset representations reviewer to perform a review. If noteholders of at least 5% of the principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the indenture trustee will submit the matter to a vote of all noteholders of record as of the most recent record date through DTC. The vote will remain open until the 150th day after the filing of that Form 10-D. Assuming a voting quorum of noteholders holding at least 5% of the principal amount of the notes is reached, if the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review, the indenture trustee will issue a review notice to the asset representations reviewer and the servicer directing an asset review. If the requirements of the voting trigger are not met within these time periods, no review of the receivables will be performed for that occurrence of the delinquency trigger.

Asset Representations Review Process. If the indenture trustee issues a review notice as described in the preceding paragraph, the asset representations reviewer will perform the related review on all of the receivables that are 60 or more days delinquent at the end of the month prior to the date of the issuance of direction. We refer to this set of receivables as the "review receivables." Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the receivable files and other information necessary for the review of all of the review receivables. Upon receiving access to the review materials, the asset representations reviewer will start its review of the review receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each review receivable and determining whether each test was passed or failed. If the servicer notifies the asset representations reviewer that a review receivable was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that review receivable and the review of that review receivable will be considered complete.

The review tests were designed by Ford Credit to determine whether a receivable was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the receivable or as of the cutoff date or closing date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination of the receivable. The review is not designed to determine whether the receivable was serviced in compliance with the sale and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether Ford Credit's origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent.

Review Report. Within five days after the end of the review period, the asset representations reviewer will provide a report to the trust, the servicer and the indenture trustee on the test results for each review receivable and each representation, including any review receivable for which the tests were considered complete, and the related reason. The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

On delivery of the review report, the asset representations reviewer will be entitled to receive a review fee of up to $230 for each receivable tested in the review. On receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described under "Description of the Notes — Priority of Payments." A summary of the report of the asset representations review will be included in the Form 10-D for the trust in the next month.

For more information about the asset representations reviewer, you should read "Transaction Parties — Asset Representations Reviewer."

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a receivable due to a claim of a breach of a representation made about the receivables, and the request is not resolved within 180 days after Ford Credit or the depositor receives notice of the repurchase request, the requesting party, including a noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. The requesting party must start the mediation or arbitration proceeding according to the rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. Ford Credit and the depositor must agree to participate in the selected resolution method. Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred. However, if the receivable subject to a repurchase request was part of an asset representations review and the asset representations review report states that no tests were failed for the receivable, the repurchase request for the receivable will be deemed to be resolved.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Ford Credit, using its rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by Ford Credit or the depositor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after selection of the mediator and conclude within 30 days after the start of the mediation. Expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration.

For an arbitration, the arbitrator will establish procedures and will have the authority to schedule, hear and determine motions made by the parties. Discovery will be scheduled for completion within 30 days of selection of the arbitrator and the evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will not have the power to award punitive or consequential damages or award remedies not consistent with the transaction documents. The arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable and may be entered and enforced in any court with appropriate jurisdiction. By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the depositor nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential.

Description of the Notes

The trust will issue the notes under an indenture between the trust and the indenture trustee. The following description summarizes the main terms of the notes and the indenture but is not a complete description of the notes or the indenture. For more details about the notes and the indenture, you should read the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Funds Available for Payments

Payments on the notes will be made from "available funds," which for any payment date generally will be equal to collections on the receivables for the collection period, amounts paid to the trust by the depositor or Ford Credit to repurchase ineligible receivables or by the servicer to purchase servicer impaired receivables or receivables modified by the servicer for the collection period and amounts withdrawn from the reserve account. For each payment date, the "collection period" is the month preceding the payment date. For each collection period, "collections" include (a) all principal and interest collected on the receivables and applied by the servicer during the period, (b) all amounts received under physical damage, credit life and disability insurance on the financed vehicles or obligors, (c) rebates of cancelled service contracts, insurance and similar products, (d) proceeds from the liquidation of financed vehicles, or "liquidation proceeds," including net sales proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

This diagram shows the sources of available funds for each payment date. Available funds, including amounts withdrawn from the reserve account to cover shortfalls, are the only funds that will be used to make payments to the noteholders on each payment date.

Payments of Interest

General. Interest will accrue on the notes at the per annum interest rate for each class stated on the cover of this prospectus and will be due and payable to the noteholders on each payment date. The interest rate for the floating rate notes will be determined as described below under"— Floating Rate Benchmark Rate; Benchmark Transition Event." Interest on the Class A-1 notes and the floating rate notes will accrue on an "actual/360" basis from the prior payment date to the following payment date (or from the closing date, for the first period). Interest on all other classes of notes will accrue on a "30/360" basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to October 15, 2026, for the first period).

All interest due but not paid on a payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate. Failure to pay interest that is due on the notes of the controlling class that continues for five days after the payment date will be an event of default. Failure to pay interest that is due on any class of notes that is not part of the controlling class will not be an event of default.

The trust will pay interest on the notes on each payment date from available funds. Interest will not be paid on any subordinated class of notes until interest due on more senior classes of notes is paid in full.

If available funds, including the amount withdrawn from the reserve account, are insufficient to pay all interest due on any class of notes on a payment date, each holder of that class of notes will receive its pro rata share of the funds that are available. Any priority principal payments on more senior classes of notes will be made before the payment of interest due on the Class B or Class C notes.

For more details about the priority of payments made from available funds on each payment date, including priority payments of principal of senior classes of notes, you should read "— Priority of Payments" below.

If the notes are accelerated after an event of default, interest due on the subordinated classes of notes will not be paid until both interest on and principal of more senior classes of notes are paid in full. For instance, interest due on the Class B notes will not be paid until interest on and principal of the Class A notes are paid in full.

For more details about the payment priorities after an acceleration of the notes, you should read "— Post-Acceleration Priority of Payments" below.

Floating Rate Benchmark Rate; Benchmark Transition Event. Interest on the floating rate notes will accrue at a floating rate based on a benchmark rate initially based on the secured overnight financing rate, or "SOFR," published by the FRBNY but will be replaced by the benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below. The benchmark rate will initially be "30-day average SOFR," which for any determination date is the average of the daily SOFR for the preceding 30 calendar days, compounded daily on SOFR business days. The 30-day average SOFR rate will be obtained by the calculation agent for each interest period by referring to a published source of the rate. The calculation agent will obtain 30-day average SOFR for each interest period on the "SOFR determination date," which is the second SOFR business day before that interest period. If a published 30-day average SOFR rate is unavailable on a SOFR determination date, the rate will be the 30-day average SOFR for the most recent SOFR business day on which such rate was published. For purposes of calculating the SOFR rate, a "SOFR business day" means a business day determined in accordance with the SOFR publication calendar of the FRBNY. All determinations of 30-day average SOFR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.

Notwithstanding the foregoing, if the trust determines that a benchmark transition event and its related benchmark replacement date have occurred prior to the SOFR determination date or otherwise prior to the determination date of the then-current benchmark, the benchmark replacement will replace the then-current benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.

A "benchmark transition event" means the occurrence of one or more of the following events with respect to the then-current benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark,

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark, or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

A "benchmark replacement date" means:

(1)	in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark, or

(2)	in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.

The "benchmark replacement" will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)	the sum of (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment, or

(2)	the sum of (a) the alternate rate of interest that has been selected by the trust in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.

The "corresponding tenor" will be a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current benchmark.

The "benchmark replacement adjustment" will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement, or

(2)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected by the trust in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.

The "unadjusted benchmark replacement" is the benchmark replacement excluding the benchmark replacement adjustment.

The "relevant governmental body" is the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY, or any successor thereto.

In connection with the implementation of a benchmark replacement, the trust will have the right from time to time to make "benchmark replacement conforming changes," which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest, rounding of amounts or tenors, and other administrative matters) that the trust decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the trust decides that adoption of any portion of such market practice is not administratively feasible or if the trust determines that no market practice for use of the benchmark replacement exists, in such other manner as the trust determines is reasonably necessary).

Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any benchmark conforming changes will be included in the monthly investor report. Notwithstanding anything in the transaction documents to the contrary, upon the inclusion of such information in the monthly investor report, the relevant transaction documents will be deemed to have been amended to reflect the new unadjusted benchmark replacement, benchmark replacement adjustment and/or benchmark replacement conforming changes without further compliance with the amendment provisions of the relevant transaction documents.

Any determination, decision or election that may be made by the trust in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the trust's sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositor or the servicer will have any liability for any determination made by or on behalf of the trust in connection with a benchmark transition event or a benchmark replacement as described above, and each noteholder, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositor or the servicer relating to any such determinations.

Payments of Principal

The trust will pay principal of the notes on each payment date in the amounts described below. Principal will be paid sequentially to each class of notes in order of seniority, starting with the Class A-1 notes. The Class A-2a notes and the Class A-2b notes are a single class with equal rights to payments of principal and interest, which will be made on a pro rata basis. The trust will not pay principal of any class of notes until the principal amounts of more senior classes are paid in full. Ford Credit expects the principal amount of each class of notes to be repaid by that class's final scheduled payment date. If the principal amount of any class of notes is not paid in full by its final scheduled payment date, an event of default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The Class A-1 notes benefit from a "turbo" feature that will apply available funds remaining after payment of the senior fees and expenses of the trust, interest due on the notes and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the Class A-1 notes until paid in full. After the Class A-1 notes have been paid in full, the trust will apply any remaining available funds to pay principal of the other classes of notes until the targeted overcollateralization amount is reached before any funds will be distributed to the holder of the residual interest.

After the Class A-1 notes have been paid in full and the targeted overcollateralization amount is reached, the trust will pay principal of the notes on each payment date generally in an amount equal to the excess of (a) the principal amount of the notes as of the close of business on the prior payment date over (b) the pool balance as of the last day of the prior month minus the targeted overcollateralization amount for the current payment date. In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the pool balance for the prior month less the decrease in the targeted overcollateralization amount for the current payment date, unless the actual amount of overcollateralization is greater than the targeted overcollateralization amount. All available funds, including collections of interest on the receivables, will be used to make these payments.

Unless a priority principal payment is required, the trust will pay principal of the notes on each payment date only after all interest due on the notes is paid in full and any required deposit in the reserve account is made. Priority principal payments are required when the adjusted pool balance is less than the principal amount of the Class A and Class B notes. Priority principal payments are also required for the Class A and Class B notes if they are not paid in full before their final scheduled payment date. These priority principal payments will be paid to more senior classes of notes before payments of interest on subordinated classes of notes. The "priority principal payments" for a payment date are:

•	a "first priority principal payment" payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date) over the adjusted pool balance, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full, and

•	a "second priority principal payment" payable to the Class A and Class B noteholders, equal to (a) the excess of the principal amount of the Class A and Class B notes on the prior payment date (after giving effect to payments on that date) over the adjusted pool balance, minus (b) the amount of any first priority principal payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full.

The trust will pay the regular principal payment to the notes after all interest due on the notes and any required priority principal payments are paid in full. The regular principal payment includes the "turbo" feature described above that pays the Class A-1 notes in full and then pays principal to the other classes of notes if required to reach the targeted overcollateralization amount before any funds are distributed to the holder of the residual interest. The "regular principal payment" for a payment date is equal to:

•	the greater of (a) the principal amount of the Class A-1 notes on the prior payment date (after giving effect to payments on that date) and (b) the excess of the principal amount of the notes as of the close of business on the prior payment date over an amount equal to the pool balance as of the last day of the prior month minus the targeted overcollateralization amount for the current payment date, minus

•	the sum of any first priority principal payment and second priority principal payment made on that payment date,

except that on and after the final scheduled payment date for the Class C notes, the regular principal payment will equal the principal amount of the Class C notes until paid in full.

The amount of the regular principal payment will be limited by the remaining available funds after more senior payments are made.

Priority of Payments

On each payment date, the servicer will direct the indenture trustee to use available funds for the related collection period to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the amounts due. This priority will apply unless the notes are accelerated after an event of default:

(1)	to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $375,000 per year,

(2)	to the servicer, all unpaid servicing fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date),

(4)	to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the first priority principal payment, if any,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class A and Class B noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the second priority principal payment, if any,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the regular principal payment,

(10)	to the indenture trustee, the owner trustee and the asset representations reviewer and to or at the direction of the trust, all fees, expenses and indemnities due but not paid under item (1), and

(11)	to the holder of the residual interest in the trust, all remaining available funds.

If available funds (other than reserve account amounts) on a payment date are insufficient to cover all amounts payable under items (1) through (7) (including to pay the Class A and Class B notes in full on their final scheduled payment dates), the servicer will direct the indenture trustee to withdraw the shortfall from the reserve account to the extent available and use it to pay items (1) through (7) (including to pay the Class A and Class B notes in full on their final scheduled payment dates). Amounts in the reserve account will also be available to pay the Class C notes in full on their final scheduled payment date under item (9).

This diagram shows how available funds are paid on each payment date. The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default.

Post-Acceleration Priority of Payments

If the notes are accelerated after an event of default, on each payment date, the servicer will direct the indenture trustee to use amounts in the collection account for the related collection period and amounts in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the amounts due:

(1)	to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents,

(2)	to the servicer, all unpaid servicing fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date),

(4)	to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class B noteholders, principal of the Class B notes until paid in full,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the Class C noteholders, principal of the Class C notes until paid in full, and

(9)	to the holder of the residual interest in the trust, any remaining amounts.

For more details about events of default and your rights after an event of default, you should read "— Events of Default and Acceleration" below.

Events of Default and Acceleration

Each of the following will be an "event of default" under the indenture:

•	the trust fails to pay interest due on the notes of the controlling class within five days after any payment date,

•	the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	the trust fails to observe or perform a material covenant or agreement made in the indenture or a representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not corrected for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the controlling class, and

•	a bankruptcy or dissolution of the trust.

If a responsible person of the trust knows of an event that with notice or the lapse of time, or both, would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days. Except in limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an event of default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an event of default. If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days.

A majority of the controlling class may waive any event of default and its consequences except an event of default (a) in the payment of principal of or interest on any of the notes (other than an event of default relating to failure to pay principal due only because of the acceleration of the notes) or (b) relating to a covenant or term of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes. If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare the notes to be immediately due and payable. If an event of default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

A majority of the controlling class may rescind a declaration of acceleration if:

•	notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•	the trust deposited with the indenture trustee an amount sufficient to pay the interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•	all events of default (other than the nonpayment of amounts due only because of the acceleration of the notes) are corrected or waived by a majority of the controlling class.

Remedies After Acceleration. If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee may, and at the direction of a majority of the controlling class, will:

•	start a legal proceeding for the collection of the notes and enforce any judgment obtained,

•	start foreclosure proceedings on the receivables,

•	sell or liquidate any receivables at public or private sales,

•	exercise any remedies of a secured party under the UCC, and

•	take any other action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.

However, the indenture trustee is only permitted to sell the receivables if the following conditions are met, depending on which event of default has occurred:

•	If an event of default occurs because of the late payment of interest on or principal of any note, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received, except that the indenture trustee will sell the receivables if directed by a majority of the controlling class.

•	If an event of default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the receivables unless:

—	all of the noteholders of the controlling class consent to the sale,

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes, or

—	the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of 66-2/3% of the controlling class.

•	If an event of default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the receivables unless:

—	all of the noteholders consent to the sale, or

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes.

The indenture trustee will notify the noteholders at least 15 days before any sale of the receivables. Any noteholder, the depositor and the servicer may submit a bid to purchase the receivables and may purchase the receivables at a sale proceeding.

Payments After Accelerations and Sales of Receivables. After an acceleration of the notes and any sale of the receivables, any amounts collected by the indenture trustee will be paid according to the "post-acceleration" priority of payments described in "— Post-Acceleration Priority of Payments" above.

Standard of Care of the Indenture Trustee After an Event of Default. If an event of default occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. A majority of the controlling class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee after an event of default and acceleration of the notes.

Limitation on Legal Proceedings. No noteholder will have the right to start any legal proceeding for any remedy under the indenture described in "— Remedies After Acceleration" above unless:

•	the noteholder notified the indenture trustee of a continuing event of default,

•	at least 25% of the controlling class requested the indenture trustee to start the legal proceeding,

•	the requesting noteholders offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•	the indenture trustee failed to start the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•	a majority of the controlling class has not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the right to start a proceeding at any time to enforce its right to receive principal and interest due to it under its note.

The indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the trust.

Optional Redemption or "Clean Up Call" Option

The servicer will have a "clean up call option" to purchase the receivables from the trust on any payment date if the pool balance as of the end of the related collection period is 10% or less of the initial pool balance. The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date the option is exercised. The servicer will exercise the option by depositing the purchase price for the receivables in the collection account on the business day before the payment date the option is exercised (or, with the satisfaction of the rating agency condition, on that payment date), and the trust will transfer the receivables to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of principal of and interest on the notes. The servicer may exercise its clean up call option only if the purchase price for the receivables plus the collections in the collection account in the final collection period will be sufficient to pay in full the notes and all fees and expenses of the trust. The purchase price paid by the servicer for the receivables will be the outstanding principal balance of the receivables. On the servicer's exercise of its clean up call option, the notes will be redeemed and paid in full.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•	the indenture trustee has received all notes for cancellation or, with some limitations, funds sufficient to pay all notes in full,

•	the trust has paid all other amounts payable by it under the transaction documents, and

•	the trust has delivered an officer's certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•	further protect the indenture trustee's interest in the receivables and other trust assets under the lien of the indenture,

•	add to the covenants of the trust for the benefit of the noteholders,

•	transfer or pledge any trust assets to the indenture trustee,

•	correct any ambiguity or mistake or add a term that is not inconsistent with the other terms of the indenture, if it will not have a material adverse effect on the notes,

•	to resolve any inconsistency between the provisions of the indenture and description of those provisions contained in this prospectus in order to conform the provisions of the indenture to the description in this prospectus, and

•	modify, eliminate or add a term required by or necessary to qualify the indenture under the Trust Indenture Act.

The indenture trustee and the trust may amend the indenture to add, change or eliminate a term or modify the noteholders' rights under the indenture:

•	without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) the "rating agency condition" is satisfied, which generally means, for any proposed action, that each rating agency either (i) confirms that the proposed action will not result in a reduction or withdrawal of its then-current ratings of the notes or (ii) within ten business days of receiving notice of the proposed action, does not notify the depositor, the servicer, the owner trustee or the indenture trustee that the proposed action will result in a reduction or withdrawal of its then-current ratings of the notes, or

•	with the consent of a majority of the controlling class.

In each case, the indenture trustee must receive a legal opinion that, for U.S. federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for U.S. federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•	change the terms for amending the indenture or voting or consent under the indenture,

•	change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed after exercise of the clean up call option by the servicer or the percentage of the initial pool balance at which that option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•	change the right of noteholders to start legal proceedings to enforce the indenture,

•	change the percentage of the note balance or of the controlling class required for any action,

•	change the definitions of "controlling class" or "outstanding",

•	change the calculation of the amount of a payment of principal of or interest on any note, or

•	permit the creation of a lien ranking prior or equal to, or impair, the lien of the indenture trustee on the trust assets.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC or by notice to the indenture trustee.

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

A noteholder may also send a request to the trust or to the servicer, on behalf of the trust, stating that the noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. The trust will promptly deliver any such request to the servicer. On receipt of a communication request, the servicer will include in the Form 10-D filed in the next month the following information:

•	a statement that the trust received a communication request,

•	the date the request was received,

•	the name of the requesting noteholder,

•	a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents, and

•	a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the trust or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the transaction documents, a noteholder must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below. All notes will be held in book-entry form by The Depository Trust Company, or "DTC," in the name of Cede & Co., as nominee of DTC. Noteholders' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Noteholders may hold their notes through DTC or Clearstream Banking Luxembourg S.A., which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Noteholders who hold their notes through DTC will follow the settlement practices for U.S. corporate debt obligations. Noteholders who hold global notes through Clearstream accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global notes and no "lock-up" or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC's rules and procedures.

Prospective noteholders should review the rules and procedures of DTC and Clearstream for clearing, settlement, payments and tax withholding applicable to their purchase of the notes. In particular, noteholders should note that DTC's rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•	the administrator determines that DTC is no longer willing or able to properly discharge its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•	the administrator terminates the book-entry system through DTC, or

•	after the occurrence of an event of default or a servicer termination event, a majority of the controlling class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of interest on and principal of definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on a definitive note will be made only on presentation and surrender of the definitive note at the address stated in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge related to a transfer or exchange.

Computing Outstanding Principal Amount

The monthly investor report will include a note factor for each class of notes that can be used to compute the outstanding principal amount of that class of notes each month. The note factor for each class of notes is a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The note factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines. For each note, the portion of the outstanding principal amount of that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

Notes Held by Transaction Parties

Notes held by the trust, the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes has taken any action under the indenture or any other transaction document.

Credit Enhancement

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest on and principal of the notes and decreases the likelihood that losses on the receivables will impair the trust's ability to do so. The amount of credit enhancement will be limited and it is not certain it will be sufficient in all circumstances. The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders. On the closing date, the depositor will deposit, or cause to be deposited, in the reserve account from the net proceeds of the sale of the notes an amount equal to at least $3,947,369.86, which is at least 0.25% of the initial adjusted pool balance.

If, on a payment date, collections on the receivables for the collection period and any amounts paid to the trust by Ford Credit, the depositor or the servicer to repurchase or purchase any receivables are insufficient to pay the senior fees and expenses of the trust, interest and any priority principal payments on the notes, the servicer will direct the indenture trustee to use amounts in the reserve account to cover the shortfall. Similarly, if any class of notes would not be paid in full on its final scheduled payment date from collections on the receivables for the prior month, any amounts paid to the trust by Ford Credit, the depositor or the servicer to repurchase or purchase receivables, the servicer will direct the indenture trustee to use amounts in the reserve account to pay those notes in full. Ford Credit does not expect that amounts in the reserve account will be required for this purpose.

If amounts in the reserve account are used on a payment date, other than the final scheduled payment date for the Class C notes, the trust will deposit available funds into the reserve account on future payment dates after making more senior payments until the reserve account is replenished to its initial level.

On payment of the notes in full, the trust will distribute any amounts remaining in the reserve account to the holder of the residual interest. Net investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described in "Servicing — Servicing Fees," and will not be available to the trust.

For more information about how amounts in the reserve account may be invested, you should read "Servicing — Trust Bank Accounts."

Subordination

This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, starting with the Class A-1 notes, and will not pay principal of any class of notes until the principal amounts of more senior classes of notes are paid in full. In addition, if a priority principal payment is required on a payment date, the trust will pay the priority principal payment to the most senior class of notes outstanding before the payment of interest on any subordinated class of notes on that payment date.

If the notes are accelerated after an event of default, the priority of payments will change and the trust will pay interest and principal sequentially by class, starting with the Class A notes (paying interest on the Class A notes, pro rata, and principal of the Class A notes sequentially, starting with the Class A-1 notes), and will not pay interest on or principal of the Class B and Class C notes until all more senior classes of notes are paid in full. These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes. Overcollateralization means there will be excess receivables generating collections that will be available to offset losses on the receivables and supplement interest collections due to low-APR receivables. The initial amount of overcollateralization will be $84,700,443.99, or 5.09% of the initial pool balance. Overcollateralization may also be expressed as a percentage of the adjusted pool balance, to identify the overcollateralization exclusive of the yield supplement overcollateralization amount. The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the notes. Therefore, on an adjusted pool balance basis, the initial amount of overcollateralization for the notes will be approximately zero. Overcollateralization expressed as a percentage of initial pool balance will be different for each securitization transaction in this program as a result of changes in interest rates on the notes, the APRs of the receivables in the securitized pool and the stated rate used to determine the yield supplement overcollateralization amount for a particular transaction. Initial overcollateralization expressed as a percentage of initial adjusted pool balance, however, is expected to stay the same for all securitization transactions in this program.

The following table shows the notes as a percentage of the initial pool balance and as a percentage of the initial adjusted pool balance. The percentages may not sum due to rounding.

	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A notes	90.16%	95.00%
Class B notes	2.85	3.00
Class C notes	1.90	2.00
Total	94.91%	100.00%

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, interest due on the notes, any priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached.

The "targeted overcollateralization amount" for each payment date will be equal to the sum of:

(1)	the yield supplement overcollateralization amount, plus

(2)	2.00% of the initial adjusted pool balance.

Therefore, the targeted overcollateralization amount will adjust each month based on the scheduled decrease in the yield supplement overcollateralization amount for that month.

To increase the amount of overcollateralization on a payment date and reach the targeted overcollateralization amount, the trust must pay principal of the notes in an amount greater than the decline in the adjusted pool balance for the prior month. The use of excess spread to make regular principal payments and priority principal payments is expected to increase overcollateralization as a percentage of each class's principal amount. When the actual amount of overcollateralization is less than the targeted overcollateralization amount, principal will be paid to the noteholders from available funds until the targeted overcollateralization amount is reached.

Because the pool of receivables includes a substantial number of low-APR receivables, the pool could generate less collections of interest in a given collection period than the sum of the senior fees and expenses of the trust, interest due on the notes and any required deposits in the reserve account due on the related payment date if the low-APR receivables were not adequately offset by high-APR receivables in the pool. The depositor has elected to enhance the likelihood of timely payment on the notes by utilizing a form of enhancement called yield supplement overcollateralization. The yield supplement overcollateralization amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a stated rate are less than future payments would be on those receivables if their APRs were equal to the stated rate. The stated rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the expected ratings on the notes, and will at least equal the highest interest rate on the notes plus the servicing fee. The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date, which has the effect of recharacterizing a portion of the principal collections on the pool of receivables as interest collections in order to increase excess spread.

The "yield supplement overcollateralization amount" for the cutoff date and a payment date is equal to the sum of the excess, if any, for each receivable of (a) the present value of all future payments due on the receivable discounted at the APR of the receivable over (b) the present value of all future payments due on the receivable discounted at the stated rate of (1) 7.25%, for the cutoff date and any payment date on or before the date the floating rate notes are paid in full, or (2) 6.25%, for any payment date after the floating rate notes are paid in full. For purposes of this calculation, future payments on each receivable are assumed to be equal monthly payments made over the remaining scheduled term regardless of any prepayments before the cutoff date and without any delays, defaults or prepayments. The yield supplement overcollateralization amount is calculated as of the cutoff date for all future payment dates and will not be recalculated to give effect to delays, defaults or prepayments. This means that, if a low-APR receivable prepays, the related portion of the yield supplement overcollateralization amount will continue to provide credit enhancement for the notes and yield enhancement for other low-APR receivables as a component of the targeted overcollateralization amount.

The yield supplement overcollateralization amount for the cutoff date and each payment date, assuming that the floating rate notes have not yet been paid in full will be:

Cutoff Date	$84,692,498.58	March 2030	$7,065,237.59
October 2026	81,457,694.52	April 2030	6,457,048.55
November 2026	78,297,726.25	May 2030	5,888,398.51
December 2026	75,213,169.52	June 2030	5,358,146.64
January 2027	72,203,974.93	July 2030	4,865,084.45
February 2027	69,269,474.86	August 2030	4,408,261.97

March 2027	66,408,166.60	September 2030	3,986,746.52
April 2027	63,619,064.43	October 2030	3,599,545.44
May 2027	60,901,702.98	November 2030	3,245,507.25
June 2027	58,255,610.06	December 2030	2,923,869.74
July 2027	55,680,119.93	January 2031	2,634,014.24
August 2027	53,174,755.62	February 2031	2,374,323.59
September 2027	50,739,058.86	March 2031	2,140,206.85
October 2027	48,372,499.23	April 2031	1,927,396.49
November 2027	46,074,453.69	May 2031	1,733,435.98
December 2027	43,843,612.82	June 2031	1,555,965.35
January 2028	41,678,882.03	July 2031	1,393,271.84
February 2028	39,579,339.52	August 2031	1,244,330.73
March 2028	37,544,561.80	September 2031	1,108,462.11
April 2028	35,574,082.78	October 2031	984,827.86
May 2028	33,667,613.51	November 2031	872,008.43
June 2028	31,825,004.08	December 2031	769,267.00
July 2028	30,045,997.41	January 2032	675,738.46
August 2028	28,330,384.42	February 2032	590,707.22
September 2028	26,677,723.16	March 2032	513,680.87
October 2028	25,087,616.22	April 2032	444,083.08
November 2028	23,559,935.08	May 2032	381,375.48
December 2028	22,094,363.63	June 2032	325,152.59
January 2029	20,690,395.02	July 2032	274,960.48
February 2029	19,347,543.24	August 2032	230,462.92
March 2029	18,065,411.46	September 2032	191,352.69
April 2029	16,843,584.12	October 2032	157,239.48
May 2029	15,681,722.78	November 2032	127,258.59
June 2029	14,579,246.69	December 2032	101,219.39
July 2029	13,535,278.07	January 2033	78,773.72
August 2029	12,549,016.85	February 2033	59,556.82
September 2029	11,619,574.06	March 2033	43,348.88
October 2029	10,744,695.73	April 2033	29,949.95
November 2029	9,919,000.44	May 2033	19,218.40
December 2029	9,139,721.59	June 2033	11,050.68
January 2030	8,405,094.59	July 2033	5,246.65
February 2030	7,714,093.10	August 2033	1,611.64

The yield supplement overcollateralization amount for the cutoff date and each payment date, assuming that the floating rate notes have been paid in full will be:

Cutoff Date	$63,506,051.06	March 2030	$4,700,548.93
October 2026	61,000,444.99	April 2030	4,271,631.10
November 2026	58,555,466.20	May 2030	3,872,516.15
December 2026	56,171,507.26	June 2030	3,502,271.19
January 2027	53,848,471.51	July 2030	3,159,909.85
February 2027	51,585,728.95	August 2030	2,844,688.65
March 2027	49,381,928.51	September 2030	2,555,907.78
April 2027	47,236,165.49	October 2030	2,292,835.52
May 2027	45,147,984.82	November 2030	2,054,548.88
June 2027	43,116,942.11	December 2030	1,840,463.17
July 2027	41,142,446.23	January 2031	1,650,115.09
August 2027	39,224,056.26	February 2031	1,482,188.21
September 2027	37,361,365.34	March 2031	1,332,780.86
October 2027	35,553,896.29	April 2031	1,198,262.85
November 2027	33,801,084.31	May 2031	1,076,583.91
December 2027	32,101,765.68	June 2031	965,788.11
January 2028	30,454,956.40	July 2031	864,511.97
February 2028	28,859,844.03	August 2031	772,046.48
March 2028	27,316,037.07	September 2031	688,005.32
April 2028	25,823,119.43	October 2031	611,879.90
May 2028	24,380,820.45	November 2031	542,652.84
June 2028	22,988,988.94	December 2031	479,773.70
July 2028	21,647,387.08	January 2032	422,610.76
August 2028	20,355,812.72	February 2032	370,674.36
September 2028	19,113,879.97	March 2032	323,612.40
October 2028	17,921,244.85	April 2032	281,003.84

November 2028	16,777,786.00	May 2032	242,479.38
December 2028	15,683,215.68	June 2032	207,770.22
January 2029	14,637,085.76	July 2032	176,586.01
February 2029	13,638,960.73	August 2032	148,747.80
March 2029	12,688,494.74	September 2032	124,123.45
April 2029	11,785,317.94	October 2032	102,534.80
May 2029	10,929,109.73	November 2032	83,454.40
June 2029	10,119,350.80	December 2032	66,783.45
July 2029	9,355,293.47	January 2033	52,322.40
August 2029	8,636,298.81	February 2033	39,855.08
September 2029	7,961,667.41	March 2033	29,262.01
October 2029	7,329,523.27	April 2033	20,423.04
November 2029	6,735,257.44	May 2033	13,264.58
December 2029	6,176,501.96	June 2033	7,737.29
January 2030	5,651,767.81	July 2033	3,734.69
February 2030	5,160,192.76	August 2033	1,167.82

Excess Spread

For a payment date, excess spread is equal to the excess of (a) the sum of (i) the interest collections for the collection period and (ii) the principal collections equal to the decline in the yield supplement overcollateralization amount from the prior payment date (or cutoff date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits in the reserve account. Any excess spread will be applied on each payment date, as a component of available funds, to pay principal of the Class A-1 notes until paid in full and then to pay principal of the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount. In general, having excess spread available to pay principal of the notes provides a source of funds to offset losses on the receivables.

Maturity and Prepayment Considerations

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus. Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date. The final payment of any class of notes could occur significantly earlier (or could occur later) than that class's final scheduled payment date because the rate of principal payments on each class of notes depends primarily on the rate of payment (including prepayments) by the obligors on the receivables.

The weighted average life of each note is uncertain because it generally will be determined by the rate at which the principal balances of the receivables are paid. An increase in prepayments on the receivables will decrease the weighted average life of the notes. "Prepayments" on the receivables will occur in the following circumstances:

•	Prepayments on receivables — obligors may prepay their retail installment sale contracts in full or in part at any time without penalty,

•	Rebates for cancelled items — rebates on cancelled service contracts, insurance and similar products included in the amount financed of the receivable may be received,

•	Defaults — liquidation proceeds on defaulted receivables may be received,

•	Insurance proceeds — proceeds from claims on any insurance policies covering the financed vehicles or the obligors may be received,

•	Repurchases of receivables by Ford Credit and the depositor — Ford Credit and the depositor may be required to repurchase ineligible receivables from the trust for breaches of representations as described in "Receivables — Obligation to Repurchase Receivables,"

•	Purchases of receivables by the servicer — the servicer may be required to purchase receivables if the servicer fails to maintain the security interest of the trust in the financed vehicles or impairs the rights of the trust or the noteholders in the receivables or if the servicer makes certain modifications to the receivables as described in "Servicing — Servicer Modifications and Obligation to Purchase Receivables," and

•	Clean up call option — the servicer will have the option to purchase the receivables from the trust on any payment date if the pool balance as of the end of the related collection period is 10% or less of the initial pool balance.

In Ford Credit's experience, prepayments on its retail installment sale contracts occur primarily when obligors decide to purchase new vehicles, obligors finance with Ford Credit to obtain specific Ford marketing incentives that require Ford Credit financing and pay off their accounts within the first few months of the contract term, defaulted contracts are liquidated or insurance proceeds are received after the financed vehicle is determined to be a total loss. Unlike some other asset classes, such as residential mortgage loans, retail installment sale contracts for the purchase of cars, light trucks and utility vehicles historically have not experienced significant voluntary prepayments as interest rates decline. The short-term nature and smaller principal amount of Ford Credit's retail installment sale contracts makes the benefit of refinancing smaller. In addition, because a substantial number of receivables in the securitization transactions in this program are subvened-APR contracts, the situations in which an obligor could take advantage of lower rates by refinancing are limited.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders. For more information about reinvestment risk, you should read "Risk Factors — The timing of principal payments on your notes is uncertain."

Weighted Average Life

Prepayments on the receivables can be measured against a prepayment standard or model. This securitization transaction uses the Absolute Prepayment Model commonly referred to as "ABS," which uses an assumed rate of prepayment each month relative to the original number of receivables in a pool. ABS assumes that all receivables are the same size and maturity and amortize at the same rate and that in each month each receivable will be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets. Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by assuming the receivables will prepay at a 1.3% ABS rate.

The ABS tables below were prepared by (a) classifying the pool of receivables that will be sold to the trust into sub-pools based on APR, original term and remaining term, (b) determining a level monthly payment for each of the sub-pools that fully amortizes the pool by the end of its remaining term to maturity, assuming that each monthly payment is made on the last day of each month and each month has 30 days and (c) making the following assumptions:

•	each sub-pool prepays at the stated constant monthly ABS rate, and pays as scheduled with no delays, defaults or repurchases on the receivables,

•	interest accrues on the notes at the following rates:

Class	Interest Rate
Class A-1	4.312%
Class A-2a	4.75%
Class A-2b	4.28586%
Class A-3	5.05%
Class A-4	5.14%
Class B	5.29%
Class C	0.00%

•	the principal amount of the Class A-2 notes is allocated to the Class A-2a notes in the amount of $132,900,000 and to the Class A-2b notes in the amount of $398,700,000,

•	payments on the notes are made on the 15th of each month, and

•	the servicer exercises its clean up call option on the first payment date that the option is available.

The sub-pools used in this analysis are shown in the table below:

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (In Months)	Weighted Average Remaining Term (In Months)
1	$46,967,553.93	2.129%	36	34
2	3,097,391.08	8.761%	35	33
3	10,756,947.97	2.622%	36	29
4	1,989,629.34	8.610%	36	29
5	30,541,875.60	2.247%	36	19
6	2,917,220.48	8.713%	35	20
7	29,864,987.60	3.587%	48	46
8	8,074,497.35	8.886%	48	46
9	18,651,752.92	2.211%	48	41
10	2,885,302.49	8.664%	48	42
11	64,882,273.58	1.455%	48	34
12	7,421,867.66	8.711%	48	31
13	90,801,832.47	4.682%	60	58
14	56,491,919.47	8.967%	60	58
15	108,021,900.10	1.600%	60	53
16	28,420,822.58	8.866%	60	54
17	161,194,016.75	3.075%	60	38
18	55,845,104.37	9.044%	60	42
19	176,909,406.23	4.985%	79	77
20	119,049,550.96	9.421%	76	74
21	103,948,948.52	3.761%	74	67
22	60,330,289.56	9.528%	76	70
23	349,307,565.39	3.834%	75	53
24	125,267,787.59	9.548%	76	58
Total	$1,663,640,443.99

The results shown in the ABS tables should approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of receivables that will be sold to the trust, rather than on sub-pools. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS tables. The ABS tables only give a general sense of how each class of notes may amortize at different assumed ABS rates with other assumptions held constant. It is unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the receivables will prepay at the same ABS rate. The diversity of the receivables could produce slower or faster prepayment rates for any payment date, including for payment dates early in the transaction, which would result in principal payments occurring earlier or later than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a description of factors which may affect the rate of principal payments on the notes, you should read "Risk Factors — The timing of principal payments on your notes is uncertain."

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-1						Class A-2a and A-2b
Payment Date	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2026	90.96	88.49	85.66	83.73	80.80	78.23	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2026	82.63	77.79	72.24	68.46	62.69	57.65	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2026	74.24	67.12	58.95	53.38	44.90	37.49	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2027	65.84	56.53	45.84	38.56	27.48	17.79	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2027	57.40	45.99	32.90	23.98	10.40	0.00	100.00	100.00	100.00	100.00	100.00	99.03
March 15, 2027	48.87	35.44	20.06	9.57	0.00	0.00	100.00	100.00	100.00	100.00	95.77	86.52
April 15, 2027	40.35	25.01	7.43	0.00	0.00	0.00	100.00	100.00	100.00	96.98	84.90	74.34
May 15, 2027	31.78	14.61	0.00	0.00	0.00	0.00	100.00	100.00	96.65	87.76	74.25	62.45
June 15, 2027	23.18	4.29	0.00	0.00	0.00	0.00	100.00	100.00	88.48	78.71	63.85	50.87
July 15, 2027	14.53	0.00	0.00	0.00	0.00	0.00	100.00	96.02	80.42	69.81	53.67	39.59
August 15, 2027	5.86	0.00	0.00	0.00	0.00	0.00	100.00	89.26	72.52	61.13	43.83	28.74
September 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	98.54	82.95	65.12	53.00	34.59	18.53
October 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	93.16	76.67	57.83	45.02	25.58	8.63
November 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	87.74	70.42	50.64	37.20	16.80	0.00
December 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	82.28	64.20	43.55	29.53	8.26	0.00
January 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	76.79	58.01	36.57	22.02	0.00	0.00
February 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	71.26	51.85	29.70	14.67	0.00	0.00
March 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	65.70	45.72	22.93	7.48	0.00	0.00
April 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	60.10	39.62	16.27	0.45	0.00	0.00
May 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	54.78	33.82	9.96	0.00	0.00	0.00
June 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	49.45	28.08	3.76	0.00	0.00	0.00
July 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	44.09	22.37	0.00	0.00	0.00	0.00
August 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	38.69	16.69	0.00	0.00	0.00	0.00
September 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	33.25	11.04	0.00	0.00	0.00	0.00
October 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	27.79	5.41	0.00	0.00	0.00	0.00
November 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	22.28	0.00	0.00	0.00	0.00	0.00
December 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	16.75	0.00	0.00	0.00	0.00	0.00
January 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	11.17	0.00	0.00	0.00	0.00	0.00
February 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	5.57	0.00	0.00	0.00	0.00	0.00
March 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.01	0.00	0.00	0.00	0.00	0.00
April 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2030	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(2)	0.49	0.39	0.32	0.28	0.24	0.21	1.75	1.46	1.19	1.05	0.88	0.77
Weighted Average Life to Maturity (years)(2)	0.49	0.39	0.32	0.28	0.24	0.21	1.75	1.46	1.19	1.05	0.88	0.77

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-3						Class A-4
Payment Date	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2027	100.00	100.00	100.00	100.00	100.00	99.03	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2027	100.00	100.00	100.00	100.00	100.00	91.94	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2028	100.00	100.00	100.00	100.00	99.96	82.86	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2028	100.00	100.00	100.00	100.00	93.91	74.09	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2028	100.00	100.00	100.00	100.00	86.00	65.63	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2028	100.00	100.00	100.00	100.00	78.32	57.49	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2028	100.00	100.00	100.00	93.79	71.06	49.79	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2028	100.00	100.00	100.00	88.96	64.04	42.40	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2028	100.00	100.00	97.67	82.54	57.26	35.32	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2028	100.00	100.00	93.18	76.27	50.71	28.54	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2028	100.00	100.00	87.22	70.16	44.40	22.06	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2028	100.00	100.00	81.37	64.22	38.33	15.89	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2028	100.00	99.82	75.62	58.43	32.49	10.03	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2028	100.00	95.47	69.99	52.80	26.90	4.49	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2029	100.00	89.87	64.46	47.33	21.54	0.00	100.00	100.00	100.00	100.00	100.00	95.28
February 15, 2029	100.00	84.30	59.04	42.03	16.44	0.00	100.00	100.00	100.00	100.00	100.00	72.88
March 15, 2029	100.00	78.84	53.79	36.94	11.61	0.00	100.00	100.00	100.00	100.00	100.00	51.72
April 15, 2029	94.42	73.42	48.65	32.01	7.03	0.00	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2029	89.74	68.07	43.66	27.27	2.70	0.00	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2029	84.07	62.76	38.77	22.70	0.00	0.00	100.00	100.00	100.00	100.00	91.30	0.00
July 15, 2029	78.40	57.49	34.01	18.30	0.00	0.00	100.00	100.00	100.00	100.00	67.09	0.00
August 15, 2029	73.32	52.78	29.75	14.37	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
September 15, 2029	68.22	48.10	25.59	10.59	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2029	63.08	43.45	21.53	6.95	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
November 15, 2029	57.92	38.83	17.58	3.47	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
December 15, 2029	53.56	34.89	14.14	0.39	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
January 15, 2030	49.18	30.98	10.79	0.00	0.00	0.00	100.00	100.00	100.00	83.73	0.00	0.00
February 15, 2030	44.76	27.10	7.53	0.00	0.00	0.00	100.00	100.00	100.00	65.79	0.00	0.00
March 15, 2030	40.41	23.31	4.39	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
April 15, 2030	36.34	19.78	1.49	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
May 15, 2030	32.25	16.27	0.00	0.00	0.00	0.00	100.00	100.00	91.61	0.00	0.00	0.00
June 15, 2030	28.13	12.79	0.00	0.00	0.00	0.00	100.00	100.00	74.27	0.00	0.00	0.00
July 15, 2030	23.99	9.33	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
August 15, 2030	19.99	6.03	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
September 15, 2030	15.97	2.75	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
October 15, 2030	11.93	0.00	0.00	0.00	0.00	0.00	100.00	96.82	0.00	0.00	0.00	0.00
November 15, 2030	7.86	0.00	0.00	0.00	0.00	0.00	100.00	76.39	0.00	0.00	0.00	0.00
December 15, 2030	3.77	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
January 15, 2031	0.00	0.00	0.00	0.00	0.00	0.00	97.79	0.00	0.00	0.00	0.00	0.00
February 15, 2031	0.00	0.00	0.00	0.00	0.00	0.00	71.60	0.00	0.00	0.00	0.00	0.00
March 15, 2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(2)	3.36	3.03	2.61	2.34	1.97	1.70	4.44	4.19	3.77	3.42	2.85	2.48
Weighted Average Life to Maturity (years)(2)	3.36	3.03	2.61	2.34	1.97	1.70	4.55	4.29	3.88	3.51	2.91	2.52

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class B						Class C
Payment Date	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%	0.00%	0.50%	1.00%	1.30%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2029	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2029	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2029	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2029	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2029	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2029	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
July 15, 2029	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
August 15, 2029	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
September 15, 2029	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2029	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
November 15, 2029	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
December 15, 2029	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
January 15, 2030	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
February 15, 2030	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
March 15, 2030	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
April 15, 2030	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
May 15, 2030	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
June 15, 2030	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
July 15, 2030	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
August 15, 2030	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
September 15, 2030	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
October 15, 2030	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
November 15, 2030	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
December 15, 2030	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
January 15, 2031	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
February 15, 2031	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
March 15, 2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(2)	4.46	4.21	3.80	3.46	2.88	2.55	4.46	4.21	3.80	3.46	2.88	2.55
Weighted Average Life to Maturity (years)(2)	5.09	4.75	4.34	3.98	3.32	2.91	5.55	5.29	4.79	4.40	3.72	3.25

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.
(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when reading the ABS tables.

Credit Risk Retention

The risk retention regulations in Regulation RR under the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables. The depositor is a wholly-owned affiliate of Ford Credit and will retain the required economic interest in the credit risk of the receivables to satisfy the sponsor's requirements under Regulation RR.

The depositor's retention of the residual interest and, to the extent necessary, the Class C notes, together the "retained interest," satisfies the requirements for an "eligible horizontal residual interest" under Regulation RR. The fair value of the retained interest will represent at least 5% of the sum of the fair value of the notes and the residual interest on the closing date.

The depositor, Ford Credit, or another majority-owned affiliate of Ford Credit is required to retain the retained interest until the latest of two years after the closing date, the date the pool balance is one-third or less of the initial pool balance, or the date the principal amount of the notes is one-third or less of the original principal amount. None of Ford Credit, the depositor or any of their affiliates may sell, transfer or hedge the retained interest during this period other than as permitted by Regulation RR. The depositor intends to retain the retained interest for the life of this securitization transaction.

The depositor will retain all of the Class C notes on the closing date, regardless of whether they are included in the retained interest for purposes of Regulation RR. Any Class C notes that are not included in the retained interest will not be subject to the provisions of Regulation RR that prohibit certain transfers, hedging and pledging of securities that are held to comply with Regulation RR.

In general, the residual interest represents the rights to the overcollateralization and amounts in the reserve account and excess spread not needed to make required payments on the notes, offset losses on the receivables, or pay expenses and fees of the trust. Because the residual interest is subordinated to each class of notes and is only entitled to amounts not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priority of payments described in "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments," the residual interest offsets all losses on the receivables by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes. The Class C notes are the most subordinate class of notes and will absorb all losses after the residual interest. For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, you should read "Credit Enhancement."

The fair value of the notes and the residual interest is summarized below. The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A notes	$1,500.0	92.0%
Class B notes	47.4	2.9
Class C notes	26.2	1.6
Residual Interest	56.2	3.4
Total	$1,629.7	100.0%

The sponsor determined the fair value of the notes and the residual interest using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and Level 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes, except the Class C notes, is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the Class C notes and the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes, except the Class C notes, is assumed to be equal to the initial principal amount, or par. The fair value of the Class C notes is assumed to be equal to $26,160,899.84. The interest rates in the table below are based on the final pricing of the notes. For the Class A-2b notes, the interest rate below is based on 30-day average SOFR at the time of pricing plus the applicable spread:

Class	Interest Rate
Class A-1	4.269%
Class A-2a	4.72%
Class A-2b	SOFR + 0.33%
Class A-3	5.08%
Class A-4	5.17%
Class B	5.28%
Class C	0.00%

To calculate the fair value of the retained interest, Ford Credit used an internal valuation model. This model projects future interest and principal payments of the pool of receivables, the interest and principal payments on each class of notes, transaction fees and expenses and the servicing fee. The model also assumes that the servicer will exercise its clean up call option on the first payment date that the option is available and that the purchase price paid for the receivables will be equal to the outstanding principal balance of the receivables, which is the minimum amount the servicer may pay for the receivables. The resulting cash flows to the retained interest are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, Ford Credit made the following assumptions:

•	interest accrues on the notes at the rates described above. In determining the interest payments on the floating rate notes, assumptions for 30-day average SOFR are consistent with the applicable forward rate curve as of the date of this prospectus,

•	principal and interest cash flows for the receivables are calculated using the sub-pools and related assumptions as described in "Maturity and Prepayment Considerations – Weighted Average Life,"

•	receivables prepay at a 1.3% ABS rate as described in "Maturity and Prepayment Considerations—Weighted Average Life,"

•	cumulative net losses on the receivables, as a percentage of the initial pool balance, occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	16	0.34%	31	0.64%
2	0.01%	17	0.36%	32	0.66%
3	0.02%	18	0.39%	33	0.67%
4	0.04%	19	0.41%	34	0.69%
5	0.06%	20	0.44%	35	0.70%
6	0.08%	21	0.46%	36	0.71%
7	0.11%	22	0.48%	37	0.72%
8	0.13%	23	0.50%	38	0.73%
9	0.16%	24	0.52%	39	0.74%
10	0.18%	25	0.54%	40	0.75%
11	0.21%	26	0.56%	41	0.76%
12	0.24%	27	0.58%	42	0.77%
13	0.26%	28	0.60%
14	0.29%	29	0.61%
15	0.31%	30	0.63%

•	Class C notes cash flows are discounted at 5.50% and residual interest cash flows are discounted at 12.50%, and

•	the reserve account will be funded on the closing date in an amount equal to 0.25% of the initial adjusted pool balance.

Ford Credit developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the receivables and the performance of its prior securitized pools included in Annex A,

•	Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the receivables, the 10-year historical average performance of its prior securitized pools including those in Annex A, trends in used vehicle values, economic conditions and the cumulative net loss assumptions of the hired NRSROs. Default and recovery rate estimates are included in the cumulative net loss assumption,

•	Discount rate applicable to the Class C notes cash flows – estimated to reflect the credit exposure to the Class C notes cash flows. Due to the lack of an explicit credit rating for the Class C notes, the discount rate was derived by evaluating its break-even loss assumptions and applying a discount rate using current benchmarks and applying a credit spread based on other structured notes with similar coverage, and

•	Discount rate applicable to the residual cash flows – estimated to reflect the credit exposure to the residual cash flows. Due to the lack of an actively traded market in residual interests, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

Ford Credit believes that the inputs and assumptions described above include the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective noteholder's ability to evaluate the fair value calculation. The fair value of the notes and the residual interest were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when considering the fair value calculation.

Ford Credit will recalculate the fair value of the notes and the residual interest after the closing date to reflect the issuance of the notes and any changes in the methodology or inputs and assumptions described above. The fair value of the retained interest as a dollar amount and as a percentage of the sum of the fair value of the notes and the residual interest will be included in the first investor report, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value.

Servicing

The servicer will service the receivables and this securitization transaction under a sale and servicing agreement among the trust, the depositor and the servicer. The following description summarizes the main terms of the sale and servicing agreement but is not a complete description of the agreement. For more details about the sale and servicing agreement, you should read the form of sale and servicing agreement that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Servicing Obligations

Under the sale and servicing agreement, the servicer's main obligations will be to:

•	collect and apply all payments made on the receivables and any other amounts received related to the receivables,

•	investigate delinquencies,

•	send invoices and respond to inquiries of obligors,

•	process requests for extensions, modifications and adjustments,

•	administer payoffs, defaults and delinquencies,

•	repossess and then sell financed vehicles,

•	maintain accurate and complete accounts and computer systems for the servicing of the receivables,

•	prepare and provide monthly investor reports and instructions to the indenture trustee, and

•	provide the custodian with updated records for the receivable files.

The servicer is not required or permitted to make advances for shortfalls in scheduled payments on receivables, collections or other cash flows on the receivables.

The servicer may delegate or perform its servicing obligations to or through others. No delegation or subcontracting will relieve the servicer of its servicing obligations. The servicer will be responsible for paying the fees of any delegates or subcontractors.

Servicing Fees

The servicer will earn a servicing fee each payment date equal to 1/12 of 1% of the pool balance at the beginning of the related collection period (or the cutoff date for the first payment date). In addition, the servicer will retain any late fees, extension fees and other administrative fees received from obligors and receive net investment earnings on funds in the trust bank accounts. The servicer may be reimbursed for fees and expenses paid to third parties for repossession and disposition of financed vehicles and external costs of collection activities on charged off accounts. The servicer may net these fees and expenses from collections deposited in the collection account.

Servicer Modifications and Obligation to Purchase Receivables

The servicer will follow its policies and procedures in servicing the receivables. As part of its normal collection efforts, the servicer may waive or modify the terms of a receivable, including granting a payment extension and rewriting, rescheduling or amending any contract or waiving late fees, extension fees or other administrative fees. The servicer will purchase a receivable from the trust if the servicer makes certain modifications, including if it gives a payment extension resulting in the final payment date of the receivable being later than the final scheduled payment date of the most junior class of notes issued by the trust. The servicer will also purchase a receivable if it changes the then-current principal balance or the APR of the receivable or rewrites or reschedules the contract to change the number of originally scheduled due dates of the receivable or the payment amount. However, the servicer will not be required to purchase any modified receivable if the modification was required by law or court order, including by a bankruptcy court, although it may choose to do so. Ford Credit's servicing systems identify these types of modifications and will automatically purchase the modified receivable on the payment date after the month in which the modification is made. On payment of the purchase price, the purchase will be effective at the end of the month before the month in which the modification is made. The purchase price will be the principal balance of the receivable plus 30 days of interest at its APR before the modification, which will be deposited by the servicer in the collection account. The purchase of a receivable by the servicer due to a modification is effectively the same as a prepayment of the receivable in full, and will result in payment of principal of the notes earlier than would have been the case if the receivable was not repurchased. For modifications or waivers that do not result in the purchase of a receivable, Ford Credit does not expect, on the basis of its past portfolio servicing experience, that these changes or waivers will materially affect the cash flows on the receivables; however, there can be no assurance that future modifications or waivers will not materially affect the cash flows on the receivables.

For more information about the servicer's policies and procedures for servicing the receivables, including extensions and rewrites, you should read "Sponsor and Servicer — Servicing and Collections."

The servicer must maintain perfection of the trust's security interest in each receivable and Ford Credit's security interest in the related financed vehicle until immediately before the time the receivable is paid in full or repurchased. For a charged off receivable, the servicer may release the security interest in a sale of charged-off receivables as permitted by the servicer's policies and procedures. If the servicer fails to maintain perfection of the trust's security interest in the financed vehicle or impairs the rights of the trust or the noteholders in the receivable (other than according to its policies and procedures), the servicer must purchase the receivable from the trust on the payment date after the month that a responsible person of the servicer obtained actual knowledge or was notified of the impairment or, at the servicer's option, on the following payment date, unless it corrects the failure or impairment before that date. The purchase price will generally be the principal balance of the receivable plus 30 days of interest at its APR, which will be deposited by the servicer in the collection account. On payment of the purchase price, the purchase will be effective as of the last day of the second month before the payment date.

For more information about the servicer's policies and procedures for releasing the security interest in a receivable, you should read "Sponsor and Servicer — Servicing and Collections — Repossession and Charge Off."

Trust Bank Accounts

The servicer will establish a collection account for the trust and will deposit all collections on the receivables, the repurchase price for any receivables repurchased by the sponsor or the depositor and the purchase price for any receivables purchased by the servicer in the collection account. The servicer will also establish the reserve account and, together with the collection account, the "trust bank accounts." All trust bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the trust bank accounts will be invested in highly rated short-term investments that mature or are made available on or before the next payment date. Net investment earnings on funds in the trust bank accounts will be paid to the servicer each month. The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an event of default. The trust may invest the funds in the trust bank accounts in obligations issued by the underwriters or their affiliates.

The servicer will have no access to the funds in the trust bank accounts. Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the noteholders or to pay net investment earnings on the trust bank accounts to the servicer. The indenture trustee will make payments from the trust bank accounts to the noteholders and others based on information provided by the servicer.

Deposit of Collections

Ford Credit will deposit all collections in the collection account within two business days of applying them to the obligors' accounts, except that net recoveries on charged off accounts will be deposited on a monthly basis. However, if at any time Ford Credit's short-term unsecured debt is rated equal to or higher than "P-1" by Moody’s and "A-1" by S&P, and if no servicer termination event has occurred, Ford Credit may deposit all collections for the collection period in the collection account on the business day before each payment date or, with satisfaction of the rating agency condition, on each payment date. Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections in the collection account each month net of the servicing fee payable to the servicer for the month, but must account for all transactions individually. If amounts are deposited in error, they will be returned to the servicer or netted from later deposits.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will maintain a receivable file for each receivable. A receivable file will include originals or copies of the retail installment sale contract, credit application, certificate of title and other documents relating to the receivable, the obligor and the financed vehicle. Each receivable file will be maintained separately, but will not be segregated from other similar receivable files or stamped or marked to reflect the sale to the trust so long as Ford Credit is servicing the receivables. The receivable files are held by Ford Credit, directly or through third-party vendors, as described in "Sponsor and Servicer — Origination, Underwriting and Purchasing — Vehicle Title" and "Sponsor and Servicer — Origination, Underwriting and Purchasing — Types of Contracts and Vehicle Classification."

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, except for its own willful misconduct, bad faith or negligence in the performance of its obligations. The servicer will not be obligated to start, pursue or participate in any legal proceeding that is not incidental to its servicing obligations and that may cause it to incur expense or liability. The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer's willful misconduct, bad faith or negligence in the performance of its servicing obligations.

Amendments to Sale and Servicing Agreement

The trust, the depositor and the servicer may amend the sale and servicing agreement, without the consent of the noteholders, to clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be defective or inconsistent with the other terms of the agreement or as may be necessary to conform the terms of the sale and servicing agreement to its description contained in this prospectus.

The trust, the depositor and the servicer may amend the sale and servicing agreement to add, change or eliminate terms of the agreement if:

•	the depositor, the servicer or the trust certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received, and

•	the depositor, the servicer or the trust delivers a legal opinion that, for U.S. federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for U.S. federal income tax purposes.

The prior consent of all affected noteholders will be required for any amendment that would:

•	change the amount, timing, allocation or priority of distributions required to be made to the noteholders,

•	change the terms on which the servicer may exercise the clean up call option,

•	reduce the percentage of noteholders that are required to consent to an amendment, or

•	change the amount required to be in the reserve account.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer unless it is legally unable to perform its servicing obligations. No resignation will become effective until a successor servicer has been engaged by the indenture trustee or the date the servicer becomes legally unable to act.

Each of the following events will be a "servicer termination event" under the sale and servicing agreement:

•	the servicer fails to deposit any collections, payments or other amounts and that failure continues for five business days after it receives notice of the failure from the owner trustee or the indenture trustee or a responsible person of the servicer knows of the failure, unless:

—	the failure was caused by an event outside the servicer's control and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to correct it, or

—	the failure relates to an amount no greater than 0.05% of the outstanding principal balance of notes issued by the trust and does not continue for more than (a) if the servicer's long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after the servicer receives notice of the failure or a responsible person of the servicer learns of the failure or (b) if the servicer's long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited,

•	the servicer fails to perform its obligations under the transaction documents and that failure has a material adverse effect on the notes and continues for 90 days after it receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class, or

•	certain circumstances relating to a bankruptcy of the servicer.

The indenture trustee, acting at the direction of a majority of the controlling class, may waive any servicer termination event. As long as a servicer termination event has not been corrected, the indenture trustee may, or, at the direction of a majority of the controlling class, must, terminate the servicer for the trust.

If the servicer resigns or is terminated, the indenture trustee will promptly engage a successor servicer to assume the servicing obligations. If a successor servicer is not appointed when the servicer stops performing its obligations, the indenture trustee automatically will become the successor servicer. If the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle receivables.

If a bankruptcy trustee or similar official is appointed for the servicer and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from terminating the servicer.

The servicer will agree to cooperate to effect an orderly servicing transfer and make available its records on payments on the receivables and the receivable files. The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications. The predecessor servicer will reimburse the successor servicer for reasonable expenses for the transition of servicing obligations.

Monthly Reports

On or about the 10th day of each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies. Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the receivables during the collection period and the status of any credit enhancement. An officer of the servicer will certify the accuracy of the information in each investor report. The servicer may post each investor report on its website located at https://www.ford.com/finance/investor-center/asset-backed-securitization. The investor report will contain the following information for each payment date:

•	collections on the receivables for the collection period allocated by interest and principal,

•	the fees and expenses payable to the indenture trustee, the owner trustee, the asset representations reviewer and the trust,

•	the servicing fee payable to the servicer,

•	the amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•	the regular principal payment and any priority principal payments,

•	the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•	the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•	information on the performance of the receivables for the collection period, including the pool balance, collections and the aggregate amount paid by Ford Credit or the depositor to repurchase ineligible receivables, servicer impaired receivables or receivables modified by the servicer, any repurchase demand activity, the number of receivables remaining in the pool and the pool factor,

•	delinquency, repossession and credit loss information on the receivables for the collection period, and whether the delinquency trigger occurred,

•	the targeted overcollateralization amount and the yield supplement overcollateralization amount, and

•	the amount of available funds released to the holder of the residual interest.

The first investor report will also include the fair value of the retained interest as a percentage of the sum of the fair value of the notes and the residual interest and as a dollar amount as of the closing date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in "Credit Risk Retention."

The servicer will use the investor report to direct the indenture trustee on payments to be made to the noteholders on each payment date. The indenture trustee will not be obligated to verify calculations made by the servicer. On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to noteholders through the indenture trustee's internet website, which is located at https://gctinvestorreporting.bnymellon.com.

The servicer, on behalf of the trust, will file a Form 10-D for the trust with the SEC within 15 days after each payment date, which will include the investor report for that payment date and the following information, if applicable:

•	a description of the events that triggered a review of the review receivables by the asset representations reviewer during the prior month,

•	if the asset representations reviewer delivered its review report during the prior month, a summary of the report,

•	if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred and the circumstances surrounding the change,

•	a statement that the trust received a request from a noteholder during the prior month to communicate with other noteholders, together with the date the request was received, the name of the requesting noteholder, a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents and a description of the method by which the other noteholders may contact the requesting noteholder, and

•	any material change in the depositor's retained interest in this securitization transaction.

The servicer, on behalf of the trust, will also prepare asset-level data about the receivables for the prior month and file it with the SEC on Form ABS-EE before filing the Form 10-D. The Form ABS-EE, and related information attached as exhibits to the form, will be incorporated by reference into the Form 10-D. The asset-level data will contain detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract and payment activity, servicing and status. Certain asset-level data, such as data related to collections, repurchased receivables, losses on the receivables and repossessions, may not match the aggregate data provided on the investor report due to differences in how this data is required to be reported for asset-level data and how this data is reported for the investor report. Investors should carefully review the asset-level data and related information attached as exhibits to Form ABS-EE to find more information about the differences, if any, between the asset-level data and investor reports.

Annual Compliance Reports

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust. No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the trust, the indenture trustee and the rating agencies the following:

•	Compliance Certificate: a certificate stating that the servicer fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•	Assessment of Compliance: copies of any report by the servicer and any other "party participating in the servicing function" (as contemplated by "Regulation AB" under the Securities Act of 1933 and the Securities Exchange Act of 1934) on its assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that servicer, and

•	Attestation Report: copies of any report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer and any other "party participating in the servicing function" (as contemplated by Regulation AB) of compliance with the minimum servicing criteria during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust's annual report on Form 10-K within 90 days after the end of the calendar year. A copy of these items may be obtained by any noteholder by request to the indenture trustee.

Transaction Parties

The following descriptions of the transaction parties summarize parts of the transaction documents to which they are parties, including the trust agreement, the indenture, the administration agreement and the asset representations review agreement, but are not complete descriptions of these agreements. For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Depositor

The depositor for this securitization transaction is Ford Credit Auto Receivables Two LLC, a Delaware limited liability company created in January 2001. The depositor met the registrant requirements of paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed and as of March 31, 2026.

Ford Credit is the sole member of the depositor. The depositor was created for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to trusts for securitization transactions.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under Regulation AB about this prospectus, the disclosures made about the characteristics of the receivables and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the notes.

The depositor will make representations about the receivables sold to the trust. If any of these representations prove to have been untrue when made and the breach has a material adverse effect on a receivable, the depositor must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable. In addition, the depositor must enforce Ford Credit's repurchase obligation described in "Receivables — Obligation to Repurchase Receivables." In addition, the depositor will represent that it owns the receivables free of liens or claims.

The depositor will be responsible for filing required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust's security interest in the receivables and other trust assets.

The depositor will:

•	pay the administrator's annual fees,

•	indemnify the owner trustee for liabilities and damages resulting from the owner trustee's performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement,

•	reimburse the expenses of the owner trustee or the indenture trustee if they resign or are removed, if those expenses are not paid by the trust, and

•	indemnify the underwriters for certain liabilities as described in "Underwriting."

The depositor will initially retain the Class C notes. Any retained notes may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Owner Trust 2026-C, a Delaware statutory trust. The trust's fiscal year is the calendar year.

The purpose of the trust will be to:

•	acquire and hold the receivables and other trust assets,

•	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on the notes, and

•	engage in any other related activities to accomplish these purposes.

The trust may not engage in other activities and may not invest in other securities or make loans to anyone.

The depositor and the owner trustee may amend the trust agreement, without the consent of the noteholders, to (a) clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be inconsistent with the other terms of the agreement or in order to conform the terms of the agreement to its description contained in this prospectus or (b) provide for, or facilitate the acceptance of the agreement by, a successor owner trustee.

The depositor and the owner trustee may amend the trust agreement to add, change or eliminate terms of the agreement if:

•	the holder of the residual interest certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received, and

•	the holder of the residual interest delivers a legal opinion that, for U.S. federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for U.S. federal income tax purposes.

The prior consent of all affected noteholders will be required for any amendment that would:

•	change the amount, timing, allocation or priority of distributions required to be made to the noteholders, or

•	reduce the percentage of noteholders that are required to consent to an amendment.

The trust may not dissolve, merge with or sell substantially all its assets to anyone or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

On the closing date, the depositor will sell the receivables to the trust and make, or cause to be made, an initial deposit in the reserve account, equal to at least the amount indicated in the table below, in exchange for the notes and the residual interest in the trust. The following table shows the approximate capitalization of the trust on the closing date after issuance of the notes:

Principal Amount
Class A-1 notes	$352,800,000.00
Class A-2a notes	386,600,000.00
Class A-2b notes	145,000,000.00
Class A-3 notes	531,600,000.00
Class A-4 notes	84,000,000.00
Class B notes	47,370,000.00
Class C notes	31,570,000.00
Residual Interest — Initial Overcollateralization	84,700,443.99
Subtotal — Initial Pool Balance	$1,663,640,443.99
Reserve Account	3,947,369.86
Total	$1,667,587,813.85

Administrator

Ford Credit will be the administrator of the trust under an administration agreement.

The administrator's main obligations will be to provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents, including to:

•	obtain and maintain the trust's qualification to do business where necessary,

•	notify the rating agencies and the indenture trustee of events of default,

•	prepare and file reports with the SEC,

•	cause the servicer to perform its obligations under the sale and servicing agreement,

•	make determinations regarding any benchmark transition event and benchmark replacement, and

•	cause the indenture trustee to notify the noteholders of the redemption of their notes.

The administrator will indemnify the owner trustee, the indenture trustee and the asset representations reviewer for liabilities and damages resulting from the performance of their obligations under the transaction documents unless resulting from their willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their representations in the transaction documents.

The depositor will pay the administrator an annual administration fee.

The administrator may not resign unless it is legally unable to perform its administrative obligations. If the servicer is terminated, the administrator will immediately resign on the appointment or engagement of a successor servicer (other than the indenture trustee), who will automatically become the successor administrator. The owner trustee, with the consent of a majority of the controlling class, may remove the administrator if (a) the administrator fails to perform in any material respect its obligations, which continues for 90 days after the administrator receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class or (b) an insolvency event of the administrator occurs. No resignation or removal of the administrator will become effective until a successor administrator is in place.

Owner Trustee

U.S. Bank Trust National Association, or "U.S. Bank Trust," will act as the "owner trustee" under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or "U.S. Bank," the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $725 billion as of June 30, 2026, is the parent company of U.S. Bank. As of June 30, 2026, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2026, U.S. Bank Trust was acting as owner trustee with respect to over 1,200 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000. As of June 30, 2026, U.S. Bank Trust was acting as owner trustee on 122 issuances of auto-backed securities.

The owner trustee's main obligations will be to:

•	create the trust by filing a certificate of trust with the Delaware Secretary of State, and

•	execute documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to start, conduct or defend any legal proceedings on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for liabilities and damages resulting from the owner trustee's performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement. The servicer will indemnify the owner trustee for liabilities and damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its obligations, and pay any indemnities due to the owner trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the owner trustee on each payment date, along with similar amounts owed to the indenture trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account are made. After an event of default, however, these fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator at least 30 days in advance. The administrator may remove the owner trustee at any time and for any reason by notifying the owner trustee at least 30 days in advance. The administrator must remove the owner trustee if the owner trustee becomes legally unable to act as owner trustee, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or ratings. No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place. If not paid by the trust, the depositor will pay the owner trustee and the successor owner trustee for the expenses for replacement of the owner trustee.

The trust agreement will terminate when:

•	the last receivable has been paid in full, settled, sold or charged off and all collections have been applied, or

•	the trust paid all notes in full and all other amounts payable by it under the transaction documents.

On termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the "indenture trustee" under the indenture. Its principal corporate trust office is located at 240 Greenwich Street, New York, New York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables. The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

The indenture trustee's main obligations will be to:

•	hold the security interest in the receivables and other trust assets on behalf of the noteholders,

•	administer the trust bank accounts,

•	enforce remedies at the direction of the controlling class after an event of default and acceleration of the notes,

•	act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•	act as note paying agent to make payments from the trust bank accounts to the noteholders and others,

•	notify the asset representations reviewer when a review has been directed by the noteholders, and

•	notify the noteholders of an event of default.

Except in limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days. If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days. If the notes have been accelerated, the indenture trustee may, and at the direction of a majority of the controlling class must, start proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, start foreclosure proceedings and, in some circumstances, sell the receivables.

The indenture trustee's obligations and standard of care change depending on whether an event of default has occurred. Before an event of default, the indenture trustee is only required to perform the obligations stated in the indenture and will not have any implied obligations and will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. After an event of default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. After an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor and Ford Credit.

For a description of the rights and obligations of the indenture trustee after an event of default and on acceleration of the notes, you should read "Description of the Notes — Events of Default and Acceleration."

The indenture trustee must mail an annual report to the noteholders if events stated in the Trust Indenture Act have occurred during the prior year, including a change to the indenture trustee's eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or incur financial liability in the performance of its obligations if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust. The indenture trustee also will not be required to take action in response to litigation, investigations, requests, demands or directions of the noteholders, other than litigation, investigations, requests, demands or directions relating to an asset representations review, unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the litigation, investigation, request, demand or direction.

The trust and the administrator will indemnify the indenture trustee for liabilities and damages resulting from the indenture trustee's performance of its obligations under the indenture unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or the breach of representations made by the indenture trustee in the indenture. The servicer will indemnify the indenture trustee for damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors of judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its obligations and pay any indemnities due to the indenture trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the indenture trustee on each payment date, along with similar amounts owed to the owner trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made. After an event of default, however, these fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be considered to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture. In these circumstances, separate successor indenture trustees will be appointed for each class of notes. Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the controlling class will have the right to exercise remedies and only the controlling class will have the right to direct or consent to any action to be taken, including a sale of the receivables.

The indenture trustee may resign at any time by notifying the trust at least 30 days in advance. A majority of the controlling class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust at least 30 days in advance. The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act as indenture trustee, becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or ratings. No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place. If not paid by the trust, the depositor will pay the indenture trustee and the successor indenture trustee for any expenses for replacement of the indenture trustee.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, or "Clayton," will act as the "asset representations reviewer" under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an "eligible asset representations reviewer," meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the receivables. For so long as the notes remain outstanding, the asset representations reviewer must be an eligible asset representations reviewer.

The asset representations reviewer's main obligations will be to:

•	review each review receivable after receipt of a review notice from the indenture trustee, and

•	provide a report on the results of the review to the trust, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read "Receivables — Asset Representations Review."

The asset representations reviewer is not responsible for (a) reviewing the receivables for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

The asset representations reviewer will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the receivables.

The trust and the administrator will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer's performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

The trust will pay the annual fees and review fees of the asset representations reviewer, reimburse the asset representations reviewer for their reasonable travel expenses for a review and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the administrator. The trust will pay these amounts to the asset representations reviewer on each payment date, along with similar amounts owed to the indenture trustee and the owner trustee and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made. After an event of default, however, these fees, expenses and indemnities will be paid first.

The asset representations reviewer may not resign, unless it becomes legally unable to perform its obligations as asset representations reviewer. The trust may remove the asset representations reviewer if the asset representations reviewer (a) ceases to be an eligible asset representations reviewer, (b) breaches any of its representations, covenants or obligations or (c) becomes subject to a bankruptcy. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place. The asset representations reviewer will pay the expenses of transitioning the asset representations reviewer's obligations to the successor asset representations reviewer.

Affiliations and Related Transactions

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the receivables originated by motor vehicle dealers that are being securitized and the servicer of the receivables. As the sponsor, Ford Credit caused the depositor to be formed for purposes of participating in securitization transactions. Ford Credit is the sole member of the depositor. Ford Credit caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust. The depositor is the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the asset representations reviewer and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, investment and financial advisory services, due diligence services and securitization services, all on arm's length terms and conditions. In addition, one of the underwriters, U.S. Bancorp Investments, Inc., is an affiliate of the owner trustee, U.S. Bank Trust National Association.

Transaction Fees and Expenses

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee, the asset representations reviewer and the servicer. The fees of the indenture trustee, the owner trustee and the asset representations reviewer may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee, the owner trustee and the asset representations reviewer. To the extent these fees have not been paid by the depositor or the administrator, they will be paid on each payment date from available funds in the order of priority described in "Description of the Notes — Priority of Payments." These fees will not change during the term of this securitization transaction.

Fee	Amount
Indenture trustee acceptance fee	$5,000 on closing of the transaction
Indenture trustee annual fee	$7,500 each year
Owner trustee acceptance fee	$2,500 on closing of the transaction
Owner trustee annual fee	$3,500 each year
Asset representations reviewer annual fee	$5,000 each year
Asset representations reviewer review fee	Up to $230 for each review receivable on completion of a review
Servicing fee	1/12 of 1.00% of the pool balance each month

The indenture trustee acceptance fee and the owner trustee acceptance fee are one-time fees payable to the indenture trustee and the owner trustee on closing of the transaction in consideration of their acceptance of their obligations under the transaction documents. The indenture trustee annual fee will be paid to the indenture trustee for performance of its obligations under the indenture. The owner trustee annual fee will be paid to the owner trustee for performance of its obligations under the trust agreement. The asset representations reviewer annual fee will be paid to the asset representations reviewer in consideration of its obligation to perform the asset representations reviewer's obligations under the asset representations review agreement. The asset representations reviewer review fee will be paid to the asset representations reviewer on completion of a review for its performance of the review.

The trust will pay and reimburse the indenture trustee and the owner trustee for their fees and reasonable expenses incurred under the indenture and the trust agreement and the asset representations reviewer for its reasonable travel expenses for a review under the asset representations review agreement, each to the extent not paid by the depositor or the administrator. The trust also will pay any indemnities owed to the indenture trustee, the owner trustee or the asset representations reviewer if not paid by the depositor or the administrator. For information about indemnities applicable to the indenture trustee, the owner trustee and the asset representations reviewer, you should read "Transaction Parties — Indenture Trustee," "Transaction Parties — Owner Trustee" and "Transaction Parties — Asset Representations Reviewer."

The servicing fee will be paid to the servicer for the servicing of the receivables under the sale and servicing agreement. The servicer will be responsible for its own expenses under the servicing agreement except that the servicer may net from collections the costs and expenses of the repossession and disposition of financed vehicles and external costs of collection on charged off receivables.

Use of Proceeds

The net proceeds from the sale of the notes issued on the closing date will be used by the depositor to purchase the receivables from Ford Credit. Ford Credit will use the proceeds from the sale of the receivables for general corporate purposes. No expenses were incurred in connection with the selection or acquisition of receivables for this securitization transaction.

Legal Proceedings

There are no legal proceedings pending or known to be contemplated by any governmental authorities against the sponsor, the depositor, the owner trustee, the indenture trustee, the trust or the servicer, or of which any of their property is subject, that are material to noteholders.

Important Legal Considerations

Bankruptcy Considerations

Sale of Receivables by Ford Credit to the Depositor. The sale of the receivables by Ford Credit to the depositor will be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit will adversely affect the trust's rights in the receivables. Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a "true sale." The depositor will have no recourse to Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.

On the closing date, Ford Credit and the depositor will receive a reasoned legal opinion that in a bankruptcy of Ford Credit:

•	the receivables and the collections on the receivables would not be property of Ford Credit's bankruptcy estate under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.

This opinion will be subject to assumptions and qualifications and a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.

Structure of Depositor; Risk of Substantive Consolidation. The depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it "bankruptcy-remote." These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors. This agreement also restricts the depositor from starting a voluntary case or proceeding under U.S. bankruptcy laws or similar state laws without the unanimous consent of its board of managers, including independent managers who are instructed to take into account the interests of creditors of the depositor and the trusts created by the depositor, as well as the interests of the depositor, in any vote to allow the depositor to file for bankruptcy. The limited liability company agreement also contains covenants meant to maintain the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor. The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor's assets with the assets of Ford Credit or its affiliates. These restrictions and covenants may not be amended without the consent of the entire board of managers, including the independent managers, and satisfaction of the rating agency condition.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the depositor.

On the closing date, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor so as to cause substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders. This opinion will be subject to assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with its limited liability company agreement. A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion. If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit's creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as "substantive consolidation."

Sale of Receivables by the Depositor to the Trust; Perfection of Security Interests. The transfer of the receivables by the depositor to the trust will also be structured as a sale. Similar to the sale by Ford Credit to the depositor, where Ford Credit is the sole member of the depositor, the depositor will retain an interest in the receivables it sells in the form of a residual interest in the trust. This transfer may not be a "true sale" that removes the receivables from the bankruptcy estate of the depositor. The depositor will grant a back-up security interest in the receivables to the trust and will file Uniform Commercial Code financing statements to perfect the trust's ownership interest and security interest in the receivables. The trust agreement contains terms similar to those in the depositor's limited liability company agreement designed to make it "bankruptcy-remote" by limiting the trust's activities and requiring creditors to agree not to start a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositor is a "true sale," the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust's perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is begun). The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file Uniform Commercial Code financing statements to perfect and maintain the perfection of the security interest.

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer. The depositor does not intend to start, and Ford Credit will agree that it will not cause the depositor to start, a voluntary bankruptcy proceeding while the depositor is solvent.

The bankruptcy of the servicer will be a servicer termination event. If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer, or the servicer as debtor-in-possession, may have the power to prevent either the indenture trustee or the noteholders from terminating the servicer, or to reject, assume or modify the contracts to which the servicer is party if the requisite approvals of the bankruptcy court or creditors are obtained.

Payments made by Ford Credit or the depositor to repurchase receivables may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding against Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Act established the Orderly Liquidation Authority, or "OLA," under which the Federal Deposit Insurance Corporation, or "FDIC," is authorized to act as receiver of a financial company and its subsidiaries. OLA differs from U.S. federal bankruptcy laws in several ways. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in a receivership, it is unclear what impact OLA will have on a particular company, including Ford Credit, the depositor, the trust, or their respective creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust. It is not clear which companies will be subject to OLA rather than the U.S. federal bankruptcy laws. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (a) the company is in default or in danger of default, (b) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (c) no viable private sector alternative is available to prevent the default of the company and (d) an OLA proceeding would mitigate these effects. It is not clear whether OLA would be applied to Ford Credit, although it is expected that OLA will be used only very rarely. The depositor or the trust could, under some circumstances, also be subject to OLA.

FDIC's Avoidance Power Under OLA. The parts of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers. In this case, the receivables securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against Ford Credit.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC's avoidance power under OLA with the related parts of the U.S. federal bankruptcy laws. Based on these rules, the transfer of the receivables by Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC's Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company's affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•	that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company before the end of the transition period of any future regulation, if the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a "true sale" between separate legal entities under state law. As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur before the end of any transition period adopted to implement future regulation addressing the FDIC's repudiation authority under OLA. However, it is not certain that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust. In that case, the FDIC would be required to pay compensatory damages that are no less than the then outstanding principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, that accrued interest.

Security Interests in Receivables and Vehicles

The sale and assignment of the receivables to the trust, the perfection of the security interests pledged in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state. The retail installment sale contracts, including both tangible contracts and electronic contracts, purchased by Ford Credit are "chattel paper" for purposes of the Uniform Commercial Code. The sale, assignment and pledge of "chattel paper" may be perfected either by taking physical possession of tangible contracts and taking and maintaining "control" (within the meaning of the Uniform Commercial Code) of electronic contracts or by the filing of financing statements under the Uniform Commercial Code.

All retail installment sale contracts acquired by Ford Credit are assigned to Ford Credit by the dealer under the terms of an assignment agreement. Each retail installment sale contract includes a grant by the obligor of a security interest in the financed vehicle. Ford Credit either takes physical possession, for tangible contracts, or takes and maintains "control," for electronic contracts, to obtain a perfected security interest in the contract against the dealer. The tangible contracts are held by Ford Credit or by a third-party vendor. The electronic contracts are stored in a specially-designed computer system maintained by a third-party vendor that identifies Ford Credit as the owner and establishes Ford Credit's "control" of the electronic contracts.

The sale and assignment of the receivables from Ford Credit to the depositor and from the depositor to the trust and the pledge of the receivables from the trust to the indenture trustee, will be perfected, at each stage, by the filing of a financing statement under the Uniform Commercial Code. Ford Credit will not transfer physical possession or "control" of the contracts to the trust or the indenture trustee, but will maintain possession and "control" and act as custodian for the trust and the indenture trustee. Ford Credit will mark its accounting records and computer systems to reflect the assignment and pledge, but will not segregate the contracts that are in its possession or "control" and they will not be stamped or marked to reflect the sale and assignment to the trust or the pledge to the indenture trustee so long as Ford Credit is servicing the receivables.

Ford Credit follows procedures to perfect its security interest in the financed vehicle usually by notation of its lien on the certificate of title for the financed vehicle. Generally, these procedures require the dealer to apply for a title that includes Ford Credit's lien immediately after Ford Credit's purchase of a contract. The vehicle titling laws of most states also allow Ford Credit to retain possession of the certificate of title until the contract is paid in full. The procedures to perfect Ford Credit's lien on the financed vehicle depend on the actions of third parties, including dealers, vehicle owners and state and local motor vehicle registration authorities. If Ford Credit obtains a validly perfected security interest in the financed vehicle on a timely basis, the trust, as assignee of the receivable, will also have the benefits of this security interest in most states. To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold except where notice is required by law. If Ford Credit does not obtain a perfected security interest in the financed vehicle due to fraud, forgery, negligence or administrative error of a third party, its security interest and, therefore, that of the trust, could be subordinated to later purchasers of the financed vehicle and later lenders with a perfected security interest. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle after an obligor default would be adversely affected. Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In most states, a perfected security interest in a financed vehicle continues for four months after the vehicle is moved to a new state from the state where it is registered and thereafter until the vehicle owner re-registers the vehicle in the new state. Ford Credit, as secured party, must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if its security interest is noted on the certificate of title. In either case, Ford Credit would have the opportunity to continue its security interest in the financed vehicle in the new state. Similarly, when an obligor sells a financed vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a lienholder and will have an opportunity to require repayment of the receivable before release of the lien. Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interests in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

The trust's security interest in the receivable or the financed vehicle may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic's liens, priority over even the properly perfected lien of other secured parties. In addition, if a financed vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a "hold harmless" agreement. Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to purchase a receivable in these circumstances.

Receivables Contracts and Vehicles

Repossession; Notice of Sale and Cure Rights. If an obligor defaults on its retail installment sale contract, the servicer will have certain remedies available under that retail installment sale contract as allowed by state laws. These remedies include the right to perform self-help repossession unless it would be a breach of the peace or unless prohibited by state law. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by retaining an independent contractor to take possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If an obligor is in default under its retail installment sale contract, some states require that the obligor be notified of the default and given time to correct the default before repossession. In Ford Credit's experience, this right to correct is exercised by only a limited number of defaulted obligors.

On repossession of a vehicle, Ford Credit provides the obligor with notice of the date, time and place of a public sale and/or the date after which a private sale of the vehicle may be held. The obligor has the right to redeem the vehicle before sale by paying the unpaid balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney's fees when allowed by law. In some states, the obligor has the right to reinstate the contract by payment of past due amounts and other amounts instead of all amounts due under the contract.

Deficiency Judgments. Ford Credit generally is required to apply the proceeds of sale of a repossessed vehicle to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. If the net proceeds from sale do not cover the full amount of the obligation, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit deficiency judgments. Because a deficiency judgment is an unsecured personal judgment against the obligor for the shortfall, in many cases it is not worthwhile to seek one. If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect.

Consumer Financial Protection Laws. Numerous federal and state consumer financial protection laws and regulations impose substantial requirements on dealers, finance companies, lenders and servicers involved in consumer finance, including Ford Credit, and impose statutory liabilities on those who fail to comply with them. The most significant consumer financial protection laws regulating the receivables include:

•	the federal Truth-in-Lending Act and state motor vehicle retail installment sales acts that mandate financing disclosures that must be made to consumers,

•	the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models,

•	the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft, and

•	the Gramm-Leach-Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.

State motor vehicle retail installment sales acts and other state laws regulate fees, finance charges, collection processes and licensing requirements. In some cases, these laws could affect the trust's ability to enforce the receivables or subject the trust to claims and defenses of the obligor including claims the obligor may assert against the motor vehicle dealer who sold the financed vehicle. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each receivable complies in all material respects with requirements of law and that each receivable is not subject to claims or defenses of the obligor. This representation is based on Ford Credit's review of form contract terms, its review of completed contracts for errors apparent in the contract, and dealer representations of contract disclosure accuracy in agreements between Ford Credit and the dealer. If an obligor has a claim against the trust for a violation of law related to a receivable, that violation would be a breach by Ford Credit and the depositor and if the breach has a material adverse effect on a receivable, Ford Credit and the depositor would have to repurchase the receivable unless the breach is corrected in all material respects before the date the receivable is required to be repurchased.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, Ford Credit may not charge off a receivable or use self-help methods to repossess the vehicle of an obligor who enters military service after entering into a qualifying retail installment sale contract. In addition, an obligor who enters military service may be entitled to forgiveness of finance charges in excess of 6% per year, and a corresponding reduction in the amount of each monthly payment. Receivables with obligors who are in the military or who enter the military may be included in the receivables owned by the trust and neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to these laws.

Bankruptcy Limitations. U.S. bankruptcy laws affect the ability of the trust to realize on collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a bankruptcy court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to a bankruptcy proceeding after the cutoff date solely as a result of the bankruptcy.

Tax Considerations

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This description is based on current provisions of the Internal Revenue Code of 1986, as amended, or "Internal Revenue Code," existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other authorities all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or "IRS," rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. It is not certain that the IRS will not challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as non-U.S. noteholders, insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction, sovereign wealth funds that may rely on Section 892 of the Internal Revenue Code, and holders that will hold the notes as other than capital assets. This information is directed only to prospective noteholders who:

•	purchase notes in the initial distribution of the notes,

•	are U.S. noteholders, and

•	hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of this prospectus, the term "U.S. noteholder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) have the authority to control all substantial decisions of the trust or that has made a valid election under Treasury regulations to be treated as a United States person.

The term "U.S. noteholder" also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this section of the prospectus, the term "non-U.S. noteholder" means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of Trust

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the trust agreement and transaction documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust. If so treated, each holder of an equity interest in the trust (including holders of any offered notes that may have been recharacterized as equity for federal tax purposes) would be required to take into account its allocable share of items of the trust's income, gain, loss, deduction and credit for each of the taxable years ending with or within the taxable year of such holder, regardless of whether the holder has received any distributions on such holder's equity interest. If so treated, the trust might also be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including being unable to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy an applicable safe harbor. Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses. Such a recharacterization might also result in other material adverse federal income tax consequences to beneficial owners of equity in the trust. See also "— Tax Characterization and Treatment of the Notes."

Tax Characterization and Treatment of Notes

Characterization as Debt. In the opinion of Katten Muchin Rosenman LLP, assuming compliance with the terms of the transaction documents, the offered notes will be treated as debt for U.S. federal income tax purposes to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes. Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read "— Tax Characterization of Trust" above.

Treatment of Stated Interest. The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder's method of tax accounting. For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or "OID," rules. Although stated interest on the Class B notes can be deferred under certain circumstances, the trust intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the notes as qualified stated interest.

The Class C notes will be issued with OID and other classes of notes may be issued with OID. For tax purposes, Class C notes will be treated as issued upon the first date such notes are sold to a person unrelated to the trust. A holder of a note issued with OID must include the OID in income as it accrues, regardless of whether it receives cash payments and regardless of the holder's method of accounting.

OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess is less than a de minimis amount. A note's stated redemption price at maturity is the aggregate of all payments required to be made under the note except qualified stated interest. Subject to certain other requirements, qualified stated interest is interest payments on a note that are unconditionally payable at least annually. The issue price will be the first price at which a substantial amount of notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. Holders of the notes must include OID in income calculated on a constant-yield method. The trust intends to treat the notes as debt instruments described in Section 1272(a)(6) of the Internal Revenue Code (debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments). Special tax rules principally relating to the accrual of OID apply to debt instruments described in Section 1272(a)(6) of the Internal Revenue Code. Accordingly, accruals of OID on the notes will be calculated using a prepayment assumption. Adjustments will be made to the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption. The prepayment assumption that will be used for purposes of computing OID with respect to the notes for U.S. federal income tax purposes is 1.3% ABS. Prospective investors should consult with their own tax advisors regarding the effects of Section 1272(a)(6) of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder's adjusted tax basis in the note. The holder's adjusted tax basis will equal the holder's cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders. Subject to the application of the FATCA withholding tax described in "—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities" below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note. This exemption from withholding (the "portfolio interest exemption") is not available, however, to a non-U.S. noteholder that is (i) a controlled foreign corporation related to the trust (within the meaning of Section 864(d)(4) of the Internal Revenue Code) or (ii) a direct or indirect holder of 10% or more of the residual interest (including a capital or profits interest if the trust is treated as a partnership). To qualify for the exemption from taxation, the withholding agent must have received a signed statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that the beneficial owner is not a U.S. noteholder, and

•	provides the beneficial owner's name and address.

A "withholding agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent). Generally, this signed statement is made on an IRS Form W-8BEN or W-8BEN-E (or any substitute form), which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Under some circumstances, an IRS Form W-8BEN or W-8BEN-E can remain effective indefinitely. The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide the signed statement to the withholding agent. However, in this case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities. A 30% withholding tax generally will apply to payments of interest (including OID) that are made to foreign financial institutions and certain non-financial foreign entities. Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or "FATCA," generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have substantial U.S. owners or furnishes identifying information about each substantial U.S. owner. Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA. The FATCA withholding tax applies regardless of whether a payment would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment. Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA Considerations

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or "ERISA," and the Internal Revenue Code impose obligations and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as "plans," and some entities (including insurance company general accounts and investment vehicles) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises authority or control over the management or disposition of a plan's assets or who gives investment advice for a fee or other compensation regarding a plan is considered to be a fiduciary of that plan, or a "plan fiduciary." Below is a description of the anticipated consequences of the purchase, ownership and disposition of the notes offered by this prospectus by a plan or a fiduciary of that plan. Under ERISA's general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•	whether the investment is permitted under the plan's governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the plan's funding objectives,

•	the tax effects of the investment,

•	whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio, and

•	whether the investment is prudent considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

Subject to the considerations described in this section, plans generally may purchase the notes. A fiduciary of a plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should consider the restrictions on the purchase, holding and/or disposition of the notes. Unless otherwise stated, references to the purchase, holding or disposition of the notes in these sections also refer to the purchase, holding or disposition of a beneficial interest in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the trust will be deemed to be "plan assets" of a plan investing in notes issued by the trust. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the "plan assets regulation," a plan's assets may be deemed to include an interest in the assets of the trust if the plan acquires an "equity interest" in the trust and none of the exceptions in the plan assets regulation are applicable. In general, an "equity interest" is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation, to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. This assessment is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, the traditional default remedies, and the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as indebtedness for ERISA purposes, the purchase, holding or disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their affiliates, including Ford Credit, is or becomes a "party in interest" under ERISA or a "disqualified person" under Section 4975 of the Internal Revenue Code for the plan. In this case, exemptions from the prohibited transaction rules could apply to the purchase, holding or disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan or investor using plan assets, collectively, the "plan investor." Included among these exemptions are:

•	prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

•	prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

•	prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

•	prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions in one or more applicable exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Due to the possibility that the sponsor, the trust, the underwriters or any of their affiliates, or the "transaction parties," may receive certain benefits in connection with the sale or holding of the notes, the purchase of the notes using plan assets over which any of the transaction parties has investment authority, renders investment advice for a fee with respect to the plan assets or is the employer or other sponsor of the plan, may be deemed to be a violation of Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, the notes may not be purchased using plan assets if any of the transaction parties has investment authority, renders investment advice for a fee with respect to the plan assets or is the employer or other sponsor of the plan, unless the purchase or holding would not otherwise result in a non-exempt prohibited transaction.

Any plan investor that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code. However, these employee benefit plans may be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, or a "similar law." In addition, any of these employee benefit plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code are subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. Each of these employee benefit plans that are subject to similar laws, and each person acting on behalf of or investing the assets of such an employee benefit plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a violation of these similar laws or regulations.

Underwriting

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus. Subject to some conditions, each underwriter agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes
BNP Paribas Securities Corp.	$63,504,000	$69,588,000	$26,100,000
Lloyds Securities Inc.	63,504,000	69,588,000	26,100,000
RBC Capital Markets, LLC	63,504,000	69,588,000	26,100,000
BofA Securities, Inc.	63,504,000	69,588,000	26,100,000
Credit Agricole Securities (USA) Inc.	63,504,000	69,588,000	26,100,000
ING Financial Markets LLC	12,348,000	13,531,000	5,075,000
U.S. Bancorp Investments, Inc.	12,348,000	13,531,000	5,075,000
CastleOak Securities, L.P.	5,292,000	5,799,000	2,175,000
Mischler Financial Group, Inc.	5,292,000	5,799,000	2,175,000
Total	$352,800,000	$386,600,000	$145,000,000

Underwriters	Class A-3 Notes	Class A-4 Notes	Class B Notes
BNP Paribas Securities Corp.	$95,688,000	$15,120,000	$9,474,000
Lloyds Securities Inc.	95,688,000	15,120,000	9,474,000
RBC Capital Markets, LLC	95,688,000	15,120,000	9,474,000
BofA Securities, Inc.	95,688,000	15,120,000	9,474,000
Credit Agricole Securities (USA) Inc.	95,688,000	15,120,000	9,474,000
ING Financial Markets LLC	18,606,000	2,940,000	–
U.S. Bancorp Investments, Inc.	18,606,000	2,940,000	–
CastleOak Securities, L.P.	7,974,000	1,260,000	–
Mischler Financial Group, Inc.	7,974,000	1,260,000	–
Total	$531,600,000	$84,000,000	$47,370,000

The depositor will initially retain the Class C notes. These notes may be sold, subject to the requirements in the indenture, directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of these notes. If these notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent's commissions. These notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

The underwriters will resell the offered notes to the public. The selling concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table. Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	0.030%	0.020%
Class A-2a notes	0.102%	0.068%
Class A-2b notes	0.102%	0.068%
Class A-3 notes	0.132%	0.088%
Class A-4 notes	0.162%	0.108%
Class B notes	0.180%	0.120%

Each class of notes is a new issue of securities with no established trading market. The underwriters have advised the depositor that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. It is not certain that a secondary market for the notes will develop, that it will continue or that it will provide sufficient liquidity. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to allow noteholders to resell any of the notes.

In connection with the sale of the offered notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934 engage in:

•	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a stated maximum,

•	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed to cover syndicate short positions, and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if begun, may be discontinued at any time.

The depositor and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates. In addition, one of the underwriters, U.S. Bancorp Investments, Inc., is an affiliate of the owner trustee, U.S. Bank Trust National Association.

On request by a noteholder who received an electronic prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, without charge, a paper copy of this prospectus.

United Kingdom

Each underwriter severally, but not jointly, has represented and agreed that:

•	it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any UK retail investor in the UK,

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust or the depositor, and

•	it has complied and will comply with all applicable provisions of the FSMA for anything done by it in relation to any offered notes in, from or otherwise involving the UK.

For purposes of this provision:

•	the expression "UK retail investor" means a person who is not either one (or both) of (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA and as amended; or (ii) a UK Qualified Investor, and

•	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to buy or subscribe for the offered notes.

European Economic Area

Each underwriter severally, but not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes which are the subject of this prospectus to any EU retail investor in the European Economic Area. For the purposes of this provision:

•	the expression "EU retail investor" means a person who is one (or more) of the following:

―	a retail client as defined in point (11) of Article 4(1) of MiFID II, or

―	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or

―	not an EU Qualified Investor, and

•	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

European Economic Area and UK Securitization Requirements

None of the sponsor, the depositor, the servicer, the trust or any underwriter is required, or intends to retain a material net economic interest in the securitization constituted by the issuance of the notes in a manner that would satisfy, or enable any investor to comply with, the requirements of (i) Regulation (EU) 2017/2402 (as amended, the "EU Securitization Regulation") or (ii) the framework for the regulation of securitizations in the UK comprising (A) the Securitisation Regulations 2024, (B) the Securitisation Sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority, (C) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England and (D) the relevant provisions of the Financial Services and Markets Act 2000 (in each case as amended, supplemented or replaced and, collectively the "UK Securitization Framework"). In addition, none of these parties undertakes to take any other action, or refrain from taking any action, prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any applicable requirement of, the EU Securitization Regulation or the UK Securitization Framework. Additionally, the arrangements described under "Credit Risk Retention" have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Framework. Consequently, the notes may not be a suitable investment for any person that is now or may in the future be subject to any requirement of the EU Securitization Regulation or the UK Securitization Framework.

Prospective noteholders are responsible for analyzing their own regulatory requirements and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and compliance with these legal requirements.

Legal Opinions

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and U.S. federal income tax and other matters for the trust, the depositor and the servicer. Chapman and Cutler LLP will review or provide opinions on some legal matters relating to the notes and other matters for the underwriters. Chapman and Cutler LLP has from time to time represented Ford Credit and its affiliates on other matters.

Where You Can Find More Information

The depositor, as originator of the trust, filed with the SEC a registration statement, Registration No.  333-281130 under the Securities Act of 1933, for the notes offered by this prospectus. Forms of the transaction documents described in this prospectus are included as exhibits to the registration statement.

The SEC maintains a website containing reports, proxy materials, information statements and other information regarding issuers that file electronically with the SEC. The address is http://www.sec.gov.

You may obtain more information about Ford and Ford Credit at www.ford.com and www.ford.com/finance. The information about Ford and Ford Credit's websites in this prospectus and their content is not incorporated by reference into this prospectus.

The servicer will file for the trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, monthly asset-level data for the receivables attached as exhibits to Form ABS-EE, any required current reports on Form 8-K, and amendments to these reports with the SEC. A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

Incorporation of Documents by Reference

The trust "incorporates by reference" some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The trust incorporates by reference the initial asset-level data and related information attached as exhibits to the Form ABS-EE filed with the SEC by the depositor by the date of filing of this prospectus. The trust also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the trust before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements under the Securities Act of 1933).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus by reference.

Requests for copies should be directed to:

Ford Credit Auto Receivables Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention: Ford Credit SPE Management Office

Telephone number: (313) 594-3495

E-mail: FSPEMgt@ford.com

Index of Defined Terms

ABS	91
adjusted pool balance	13
APR	14
asset representations reviewer	112
available funds	73
Bankruptcy Code	31
benchmark replacement	75
benchmark replacement adjustment	76
benchmark replacement conforming changes	76
benchmark replacement date	75
benchmark transition event	75
calculation agent	10
CFPB	30
Class A notes	9
Class A-2 notes	10
Clayton	112
clean up call option	82
closing date	9
collection period	73
collections	73
contract amount financed	41
controlling class	12
corresponding tenor	76
cutoff date	9
delinquency trigger	69
depositor	9
DISC	3
Dodd-Frank Act	30
DTC	85
EEA	4
electronic contract	26
eligible asset representation reviewer	112
ERISA	124
EU Prospectus Regulation	4
EU Qualified Investor	4
EU Securitization Regulation	129
EUWA	3
event of default	80
FATCA	123
financed vehicles	11
first priority principal payment	77
floating rate notes	10
Ford	9
Ford Credit	9
FPO	4
FRBNY	32
indenture trustee	110
initial asset-level data	67
initial pool balance	11
Internal Revenue Code	120
IRS	120
liquidation proceeds	73
LTV	43

midrange delinquency rate	70
MiFID II	4
notes	10
NRSROs	21
obligors	11
OEMs	29
offered notes	9
OID	121
owner trustee	109
payment dates	10
plan fiduciary	124
plan investor	125
plans	124
POATRS	3
pool balance	59
PRIIPs Regulation	4
principal balance	59
priority principal payments	77
PTI	43
rating agencies	15
rating agency condition	83
receivables	10
regular principal payment	78
Regulation AB	105
relevant governmental body	76
Relevant Persons	4
responsible person	69
retained interest	97
review receivables	71
SEC	3
second priority principal payment	77
servicer	11
servicer termination event	103
similar law	126
simple interest receivable	59
SOFR	75
SOFR business day	75
SOFR determination date	75
stated rate	14
subvened-APR contracts	41
tangible contract	26
targeted overcollateralization amount	88
transaction parties	125
trust	9
trust bank accounts	101
turbo	77
U.S. Bank	109
U.S. Bank Trust	109
UK	3
UK Qualified Investor	3
UK Securitization Framework	129
unadjusted benchmark replacement	76
yield supplement overcollateralization amount	88

Annex A

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

This Annex contains static pool information about prior pools of retail installment sale contracts securitized by Ford Credit. The information in this Annex consists of summary information about the original characteristics of the prior securitized pools and a graphical presentation of cumulative losses, prepayments and delinquency data for each prior securitized pool. The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the pool of receivables in the securitization transaction described in the prospectus. This is because Ford Credit's portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time in response to changing economic and market conditions, although such changes generally occur gradually. As a result, prior securitized pools are generally comparable to the pool of receivables in the securitization transaction described in the prospectus, however, the oldest prior securitized pools generally have the largest differences in characteristics to the pool of receivables in the securitization transaction described in the prospectus.

Despite the differences in characteristics among the prior securitized pools, the performance of the related securitization transactions has been generally consistent over time, and any difference in performance in the pool of receivables in the securitization transaction described in the prospectus compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in characteristics.

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in the securitization transaction described in the prospectus. Losses, prepayments and delinquencies for the pool of receivables in the securitization transaction described in the prospectus may differ from the information shown in this Annex for prior securitized pools.

The following footnotes are applicable to the static pool information for each of the prior securitized pools included in this Annex:

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date for the prior securitized pool.

(2)	Percentage of initial pool balance.

(3)	The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that all payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)	Excludes receivables with primary obligors who do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.

(5)	Represents receivables with primary obligors that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.

(6)	The LTV for a receivable is the original amount financed divided by the wholesale value of the vehicle.

(7)	The PTI for a receivable is the monthly payment divided by the monthly combined income of the obligor and any co-obligor. Excludes commercial use receivables with business entities as the primary obligor,

A-1

receivables where the applicant stated no income or negligible income in the credit application and receivables where Ford Credit has determined that the PTI is unreliable.

(8)	Subvened-APR Receivables are receivables originated under a Ford-sponsored low-APR marketing program.

(9)	Commercial Use Receivables are receivables with customers who use the financed vehicle for commercial purposes. These customers may be either business entities or individuals.

(10)	Car includes sedans, hatchbacks and coupes. Light truck includes vans, minivans and light pick-up trucks. Utility includes wagons, SUVs and cross-overs. Other includes primarily non-Ford and Lincoln vehicles which Ford Credit does not categorize.

(11)	Based on the billing addresses of the obligors on the cutoff date for the prior securitized pool.

(12)	End-of-Month Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the month, after applying all payments received from obligors, liquidation proceeds, purchase amounts to be deposited by the servicer, the sponsor or the depositor, and all realized losses.

(13)	Cumulative Net Losses are the aggregate principal balance of all receivables that the servicer determined to be uncollectible less any liquidation proceeds (primarily auction proceeds) and other recoveries. Net Losses include all external costs for repossession and disposition of the financed vehicle and continued collection efforts after charge off.

(14)	Prepayments are the aggregate principal balance of all receivables prepaid in full during the month.

(15)	The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due. The dollar amounts represent the aggregate outstanding principal balances of the delinquent receivables as of the end of the month. The percentages represent the aggregate outstanding principal balances of the delinquent receivables as of the end of the month as a percentage of the End-of-Month Pool Balance. Delinquencies include receivables with bankrupt obligors and exclude receivables in repossession status or that have been charged off by the servicer.

(16)	Pool Factor represents the End-of-Month Pool Balance, as a percentage of the Initial Pool Balance. The scheduled monthly pool factor assumes receipt of scheduled receivable principal payments as of the cutoff date, a 0% ABS rate and that the servicer does not exercise its clean-up call option. The Initial pool factor assumption assumes receipt of scheduled and unscheduled receivable principal payments as of the cutoff date, at an assumed ABS rate and that the servicer will exercise its clean-up call option on the first payment date that the option is available. A change in the actual pool factor reflects both scheduled and unscheduled principal payments and other reductions in the aggregate principal balance of the receivables. For more information about the ABS rate, you should read "Maturity and Prepayment Considerations – Weighted Average Life."

(17)	Includes vehicles with a plug-in hybrid electric power source.

(18)	Includes 0.01% of the initial pool balance where powertrain data is unavailable.

A-2

Ford Credit Auto Owner Trust 2021-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

A-3

Ford Credit Auto Owner Trust 2021-A

Original Pool Characteristics

Closing Date	February 22, 2021	Weighted Average(1) FICO® Score(4) at Origination		734
Cutoff Date	February 1, 2021	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	43,920	for Original Term Greater than 60 Months		719
Initial Pool Balance	$1,415,499,059	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		726
Average	$32,229	Percentage FICO® Score(4) less than 650(2)		16.13%
Highest	$99,473	Percentage No FICO® Score Consumer(2)(5)		0.85%
Lowest	$252	Weighted Average(1) LTV(6) at Origination		101.03%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.17%
Average	$40,092	Percentage Subvened-APR Receivables(2)(8)		72.80%
Highest	$129,695	Percentage Commercial Use Receivables(2)(9)		19.55%
Lowest	$1,388	Percentage New Vehicle(2)		92.17%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		8.00%
Weighted average(1)	2.56%	Percentage Light Truck(2)(10)		47.69%
Highest	20.39%	Percentage Utility(2)(10)		44.31%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.01%	Percentage of Top 10 Makes/Models(2)		82.13%
Original Term		Ford F-150	25.07%
Weighted average(1)	67.1 months	Ford Explorer	14.85
Original term greater than 60 months(2)	67.04%	Ford Expedition	8.04
Original term greater than 72 months(2)	9.96%	Ford Escape	7.01
Longest	84 months	Ford F-250	6.48
Shortest	6 months	Ford Edge	5.59
Remaining Term		Ford F-350	4.94
Weighted average(1)	59.5 months	Ford Fusion	3.83
Remaining term greater than 60 months(2)	56.65%	Ford Ranger	3.60
Remaining term greater than 72 months(2)	4.64%	Ford Mustang	2.72
Longest	84 months	Percentage in Top 5 States(2)(11)		41.86%
Shortest	2 months	Texas	15.52%
Scheduled Weighted Average Life(3)	2.58 years	California	10.93
Weighted Average(1) Months After Origination		Florida	8.26
(Seasoning)	7.6 months	Georgia	3.65
		Ohio	3.50

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Feb-21	$1,376,749,429	$202	$11,872,895	$3,086,468	$–	$–	$–	0.00%
2	Mar-21	1,327,932,959	320	16,847,861	3,244,039	375,129	–	–	0.03
3	Apr-21	1,285,501,583	49,182	15,058,018	2,775,415	451,620	76,878	–	0.04
4	May-21	1,246,470,952	79,982	14,726,895	3,156,473	444,573	21,591	–	0.04
5	Jun-21	1,200,568,223	132,783	18,448,155	4,052,942	355,733	43,676	28,394	0.04
6	Jul-21	1,160,424,841	191,693	14,977,276	4,425,690	452,165	50,368	–	0.04
7	Aug-21	1,121,399,182	241,106	14,350,760	4,962,433	704,866	105,855	–	0.07
8	Sep-21	1,082,497,091	381,137	14,960,380	5,236,273	516,685	89,570	–	0.06
9	Oct-21	1,045,720,447	476,396	14,130,763	5,314,927	629,265	71,004	4,451	0.07
10	Nov-21	1,006,029,613	501,841	15,895,603	5,508,354	708,407	166,913	4,264	0.09
11	Dec-21	966,679,122	579,906	16,411,833	6,686,849	603,612	185,588	100,059	0.09
12	Jan-22	931,310,957	713,612	13,664,977	6,820,974	858,362	82,617	137,358	0.12
13	Feb-22	897,487,858	740,158	12,721,058	6,593,977	457,014	113,839	35,534	0.07
14	Mar-22	859,536,228	819,150	15,859,519	6,855,053	710,232	23,394	2,619	0.09
15	Apr-22	826,297,703	946,213	12,928,598	6,089,419	849,043	104,362	2,170	0.12
16	May-22	794,389,829	1,075,827	11,214,690	6,728,703	1,196,236	156,305	1,724	0.17
17	Jun-22	762,953,758	1,249,418	11,528,892	6,729,121	934,429	181,034	1,275	0.15
18	Jul-22	733,082,871	1,522,761	10,799,729	6,382,106	1,073,999	237,615	21,918	0.18
19	Aug-22	702,010,255	1,605,342	11,286,010	7,296,439	1,041,350	81,679	116,346	0.18
20	Sep-22	675,022,707	1,780,311	8,446,548	6,317,081	932,624	138,929	38,867	0.16
21	Oct-22	649,210,169	1,973,981	7,910,991	6,903,353	811,290	67,313	72,090	0.15
22	Nov-22	624,235,059	2,035,857	7,504,356	6,584,695	1,126,126	260,812	54,259	0.23
23	Dec-22	599,633,020	2,373,067	7,128,977	7,770,064	990,003	85,978	76,045	0.19
24	Jan-23	575,201,974	2,445,707	7,285,185	7,111,362	1,000,994	164,881	180,725	0.23
25	Feb-23	552,275,746	2,573,165	6,662,944	6,769,592	866,383	311,923	167,575	0.24
26	Mar-23	527,379,213	2,748,565	7,452,405	5,875,464	885,186	189,504	289,259	0.26
27	Apr-23	505,864,726	2,865,404	6,410,836	6,028,658	737,249	148,041	261,870	0.23
28	May-23	481,364,240	2,967,695	7,700,455	6,323,612	845,852	80,525	289,238	0.25
29	Jun-23	458,132,819	3,043,759	7,409,462	5,623,475	1,055,451	100,828	190,433	0.29
30	Jul-23	437,269,254	3,201,859	5,831,138	6,896,434	795,828	187,880	239,723	0.28
31	Aug-23	415,685,280	3,451,992	6,317,653	7,163,883	1,150,700	81,605	172,800	0.34
32	Sep-23	395,550,844	3,548,937	6,133,437	6,046,434	946,180	100,022	132,721	0.30
33	Oct-23	374,804,584	3,632,910	6,433,349	6,612,498	898,822	229,771	133,200	0.34
34	Nov-23	356,478,455	3,767,583	4,598,072	5,831,578	1,157,750	234,325	189,271	0.44
35	Dec-23	339,021,895	3,788,067	4,624,677	5,230,460	988,966	279,661	172,645	0.43
36	Jan-24	320,790,475	3,911,698	5,068,813	5,772,735	1,135,188	294,957	227,391	0.52
37	Feb-24	303,893,284	4,159,237	4,499,378	5,119,149	739,546	266,506	248,446	0.41
38	Mar-24	287,938,309	4,251,348	3,977,737	4,236,374	813,933	154,398	295,974	0.44
39	Apr-24	271,017,362	4,335,165	4,488,372	4,381,190	663,845	228,069	261,686	0.43
40	May-24	254,476,156	4,465,205	4,621,117	4,797,743	766,685	117,336	313,212	0.47
41	Jun-24	240,177,861	4,505,301	3,618,165	4,026,140	602,804	215,674	307,408	0.47
42	Jul-24	223,952,067	4,498,064	4,488,488	4,852,455	619,143	117,399	371,011	0.49
43	Aug-24	209,809,208	4,578,206	3,378,578	3,941,638	833,966	149,384	399,246	0.66
44	Sep-24	196,193,980	4,620,335	3,370,398	4,406,036	691,915	199,253	437,784	0.68
45	Oct-24	182,050,452	4,666,966	3,864,978	3,934,394	673,297	72,200	431,135	0.65
46	Nov-24	169,942,347	4,689,177	2,917,546	3,767,070	551,850	108,910	400,635	0.62
47	Dec-24	157,279,415	4,821,708	3,005,398	3,937,649	471,866	118,708	366,765	0.61
48	Jan-25	145,247,338	4,838,494	2,871,589	3,847,756	579,376	117,983	370,288	0.74
49	Feb-25	134,311,505	4,971,256	2,309,422	2,451,339	404,171	124,854	332,209	0.64

See page A-1 for footnotes	Final Payment Date: March 17, 2025

A-4

Ford Credit Auto Owner Trust 2022-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

A-5

Ford Credit Auto Owner Trust 2022-A

Original Pool Characteristics

Closing Date	January 24, 2022	Weighted Average(1) FICO® Score(4) at Origination		745
Cutoff Date	January 1, 2022	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	34,997	for Original Term Greater than 60 Months		724
Initial Pool Balance	$1,146,189,073	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		724
Average	$32,751	Percentage FICO® Score(4) less than 650(2)		11.98%
Highest	$99,997	Percentage No FICO® Score Consumer(2)(5)		0.78%
Lowest	$321	Weighted Average(1) LTV(6) at Origination		99.60%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.08%
Average	$41,076	Percentage Subvened-APR Receivables(2)(8)		71.82%
Highest	$127,748	Percentage Commercial Use Receivables(2)(9)		18.37%
Lowest	$2,713	Percentage New Vehicle(2)		92.38%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		5.00%
Weighted average(1)	2.59%	Percentage Light Truck(2)(10)		52.73%
Highest	20.39%	Percentage Utility(2)(10)		42.27%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.00%	Percentage of Top 10 Makes/Models(2)		82.69%
Original Term		Ford F-150	31.93%
Weighted average(1)	65.6 months	Ford Explorer	12.38
Original term greater than 60 months(2)	58.10%	Ford Expedition	7.25
Original term greater than 72 months(2)	9.77%	Ford Escape	5.96
Longest	84 months	Ford F-250	5.73
Shortest	12 months	Ford Edge	4.52
Remaining Term		Ford F-350	4.49
Weighted average(1)	56.9 months	Ford Bronco Sport	4.16
Remaining term greater than 60 months(2)	40.01%	Ford Ranger	3.80
Remaining term greater than 72 months(2)	3.51%	Ford Mustang	2.47
Longest	84 months	Percentage in Top 5 States(2)(11)		41.13%
Shortest	2 months	Texas	16.39%
Scheduled Weighted Average Life(3)	2.47 years	California	9.90
Weighted Average(1) Months After Origination		Florida	7.91
(Seasoning)	8.7 months	Michigan	3.50
		Georgia	3.43

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-22	$1,109,636,512	$59	$13,612,685	$3,602,670	$–	$–	$–	0.00%
2	Feb-22	1,073,309,581	1,073	13,603,838	3,945,244	280,412	–	–	0.03
3	Mar-22	1,033,972,686	34,307	15,757,913	4,916,575	284,357	18,656	–	0.03
4	Apr-22	999,607,493	41,911	12,851,747	3,098,255	801,152	17,447	–	0.08
5	May-22	963,257,236	205,117	13,921,599	5,352,925	409,388	318,228	–	0.08
6	Jun-22	928,444,608	354,997	13,736,138	4,472,499	692,609	69,737	128,522	0.10
7	Jul-22	895,541,812	548,338	12,695,316	4,161,850	523,860	170,631	84,937	0.09
8	Aug-22	861,640,747	720,442	12,788,322	4,964,178	816,861	164,579	91,204	0.12
9	Sep-22	831,258,236	956,586	10,571,040	4,858,203	461,430	133,706	66,356	0.08
10	Oct-22	803,292,385	1,060,333	8,827,713	5,306,580	697,035	61,721	59,996	0.10
11	Nov-22	774,828,773	1,184,524	9,603,073	5,630,770	1,037,137	222,244	33,259	0.17
12	Dec-22	747,937,783	1,269,549	8,073,426	5,505,126	1,020,156	182,574	122,068	0.18
13	Jan-23	721,053,485	1,521,290	7,936,099	5,663,386	1,038,297	211,403	121,628	0.19
14	Feb-23	694,375,887	1,631,655	8,524,594	4,878,695	772,645	122,362	130,828	0.15
15	Mar-23	666,236,260	1,826,452	9,453,389	4,795,380	511,388	160,955	169,961	0.13
16	Apr-23	643,098,118	1,951,804	7,165,146	5,256,262	531,173	140,961	100,632	0.12
17	May-23	616,755,955	2,114,811	8,326,495	5,278,324	826,334	234,624	137,012	0.19
18	Jun-23	592,116,196	2,233,598	7,593,467	5,298,982	570,474	51,476	247,771	0.15
19	Jul-23	568,327,753	2,294,876	7,460,108	5,591,564	958,370	131,261	246,184	0.24
20	Aug-23	543,460,773	2,505,287	8,360,286	5,442,712	1,116,953	104,811	192,548	0.26
21	Sep-23	521,841,486	2,532,534	6,501,518	5,084,900	1,157,003	275,169	191,557	0.31
22	Oct-23	498,945,137	2,745,180	6,922,032	5,439,939	724,063	211,619	264,686	0.24
23	Nov-23	478,209,545	2,807,267	5,520,198	5,680,829	625,872	167,557	252,408	0.22
24	Dec-23	458,636,565	2,959,593	5,264,541	4,943,546	1,145,479	149,377	251,942	0.34
25	Jan-24	438,015,960	3,058,247	5,606,041	5,260,399	1,167,228	146,032	186,608	0.34
26	Feb-24	418,191,942	3,147,763	5,610,666	4,352,342	909,445	148,268	240,515	0.31
27	Mar-24	398,879,550	3,337,192	5,478,944	4,021,334	546,915	73,211	240,096	0.22
28	Apr-24	378,794,410	3,359,130	5,784,564	4,109,819	588,475	80,346	237,851	0.24
29	May-24	359,782,441	3,379,594	5,513,811	4,040,839	645,357	53,542	316,716	0.28
30	Jun-24	342,986,788	3,438,797	4,708,513	3,330,654	421,591	155,731	286,431	0.25
31	Jul-24	324,554,384	3,433,783	4,769,715	4,137,462	856,545	59,212	327,905	0.38
32	Aug-24	307,234,605	3,555,505	4,951,217	3,810,164	596,061	74,641	326,243	0.32
33	Sep-24	290,418,614	3,691,325	4,777,007	3,609,767	741,871	201,032	305,196	0.43
34	Oct-24	274,055,202	3,844,172	4,753,391	4,108,545	535,232	197,929	344,819	0.39
35	Nov-24	259,951,448	3,927,353	3,372,921	3,457,287	679,005	251,831	411,802	0.52
36	Dec-24	244,322,587	3,979,260	4,502,556	4,118,325	605,250	183,750	356,156	0.47
37	Jan-25	229,708,745	4,128,089	4,237,585	3,661,680	697,455	108,609	433,093	0.54
38	Feb-25	216,172,190	4,286,038	3,644,834	3,394,185	426,798	185,300	427,227	0.48
39	Mar-25	202,931,794	4,244,617	3,258,418	3,570,987	514,341	69,231	441,481	0.51
40	Apr-25	189,689,156	4,200,484	3,659,878	3,080,171	607,888	34,070	466,529	0.58
41	May-25	176,969,541	4,323,854	3,418,009	3,121,981	319,881	49,232	410,157	0.44
42	Jun-25	164,640,104	4,304,250	3,187,837	3,120,448	611,188	95,292	378,780	0.66
43	Jul-25	152,511,158	4,398,086	3,393,314	2,735,132	374,562	188,301	382,811	0.62
44	Aug-25	141,950,292	4,384,237	2,579,802	2,617,017	267,342	37,956	449,840	0.53
45	Sep-25	130,833,268	4,437,207	2,733,896	2,579,216	325,200	62,481	413,597	0.61
46	Oct-25	120,511,519	4,473,526	2,452,930	2,311,880	333,438	83,127	381,601	0.66
47	Nov-25	111,282,910	4,584,584	2,408,357	2,310,944	398,596	61,910	309,365	0.69

See page A-1 for footnotes	Final Payment Date: December 15, 2025

A-6

Ford Credit Auto Owner Trust 2022-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

A-7

Ford Credit Auto Owner Trust 2022-B

Original Pool Characteristics

Closing Date	June 27, 2022	Weighted Average(1) FICO® Score(4) at Origination		746
Cutoff Date	June 1, 2022	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	36,914	for Original Term Greater than 60 Months		724
Initial Pool Balance	$1,173,418,193	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		726
Average	$31,788	Percentage FICO® Score(4) less than 650(2)		10.53%
Highest	$99,933	Percentage No FICO® Score Consumer(2)(5)		0.74%
Lowest	$257	Weighted Average(1) LTV(6) at Origination		100.25%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.00%
Average	$41,891	Percentage Subvened-APR Receivables(2)(8)		69.08%
Highest	$129,641	Percentage Commercial Use Receivables(2)(9)		22.13%
Lowest	$1,773	Percentage New Vehicle(2)		91.90%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		4.49%
Weighted average(1)	2.86%	Percentage Light Truck(2)(10)		53.73%
Highest	20.50%	Percentage Utility(2)(10)		41.78%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.00%	Percentage of Top 10 Makes/Models(2)		81.42%
Original Term		Ford F-150	31.06%
Weighted average(1)	64.8 months	Ford Explorer	11.46
Original term greater than 60 months(2)	53.56%	Ford Expedition	7.02
Original term greater than 72 months(2)	9.84%	Ford F-250	6.39
Longest	84 months	Ford Escape	5.66
Shortest	12 months	Ford F-350	4.88
Remaining Term		Ford Edge	4.43
Weighted average(1)	54.4 months	Ford Bronco Sport	4.12
Remaining term greater than 60 months(2)	33.34%	Ford Ranger	3.93
Remaining term greater than 72 months(2)	3.24%	Ford Mustang	2.47
Longest	84 months	Percentage in Top 5 States(2)(11)		42.69%
Shortest	2 months	Texas	17.07%
Scheduled Weighted Average Life(3)	2.36 years	California	10.64
Weighted Average(1) Months After Origination		Florida	8.29
(Seasoning)	10.4 months	Georgia	3.38
		North Carolina	3.31

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-22	$1,133,210,618	$1,416	$14,975,088	$3,793,018	$12,301	$–	$–	0.00%
2	Jul-22	1,093,520,676	875	15,395,406	4,329,471	154,882	–	–	0.01
3	Aug-22	1,052,994,870	55,358	15,225,574	3,946,217	534,298	–	–	0.05
4	Sep-22	1,016,823,536	71,498	12,745,293	4,291,364	345,581	–	–	0.03
5	Oct-22	982,764,337	78,102	11,399,138	4,735,700	688,089	63,072	–	0.08
6	Nov-22	948,979,424	342,896	11,218,154	5,492,002	834,127	89,529	–	0.10
7	Dec-22	917,703,357	442,928	9,152,141	5,531,711	816,939	151,161	–	0.11
8	Jan-23	884,018,026	557,888	11,332,669	6,229,814	881,861	80,786	–	0.11
9	Feb-23	853,122,282	674,306	9,904,256	5,531,676	944,611	108,007	–	0.12
10	Mar-23	818,734,389	892,385	12,205,351	4,809,052	661,780	98,862	23,400	0.10
11	Apr-23	790,361,244	1,099,703	9,219,959	5,048,720	786,109	3,996	23,400	0.10
12	May-23	758,103,917	1,136,896	10,924,464	5,471,138	1,275,110	87,781	27,396	0.18
13	Jun-23	728,799,438	1,294,086	9,088,937	5,572,861	947,660	207,011	22,992	0.16
14	Jul-23	700,159,817	1,650,418	8,939,459	6,769,952	1,229,866	218,811	22,992	0.21
15	Aug-23	671,262,997	1,948,456	9,514,247	5,951,250	1,231,172	202,517	100,655	0.23
16	Sep-23	645,506,148	2,135,193	7,574,712	6,641,615	894,057	359,286	90,607	0.21
17	Oct-23	618,092,437	2,371,013	8,488,681	6,420,185	1,286,466	318,227	158,565	0.29
18	Nov-23	592,507,321	2,636,785	7,731,286	7,165,512	865,171	366,935	350,300	0.27
19	Dec-23	568,763,114	2,875,258	6,493,199	6,125,813	1,058,068	199,261	370,861	0.29
20	Jan-24	543,103,208	2,962,289	7,605,120	6,688,450	1,323,192	269,158	438,698	0.37
21	Feb-24	519,161,405	3,208,514	6,951,521	5,879,285	1,371,029	333,281	354,433	0.40
22	Mar-24	495,988,198	3,362,742	6,845,199	4,642,838	722,477	337,222	497,338	0.31
23	Apr-24	472,139,167	3,601,837	7,091,443	5,524,169	976,319	43,924	768,484	0.38
24	May-24	448,628,755	3,727,475	7,294,710	5,147,333	802,389	260,536	710,822	0.40
25	Jun-24	428,525,649	3,797,145	5,610,950	5,197,985	539,048	177,092	734,514	0.34
26	Jul-24	405,171,230	3,942,893	7,117,597	5,443,612	936,927	117,692	712,943	0.44
27	Aug-24	384,288,673	4,073,069	6,327,008	4,820,788	600,260	227,812	525,568	0.35
28	Sep-24	364,740,848	4,147,456	5,534,293	4,967,199	1,002,186	139,515	641,436	0.49
29	Oct-24	344,805,215	4,349,401	5,804,774	4,698,100	810,030	311,196	615,385	0.50
30	Nov-24	326,831,964	4,605,466	4,991,192	4,451,528	629,628	218,145	595,946	0.44
31	Dec-24	308,053,195	4,950,300	5,185,533	5,089,853	805,939	55,794	697,894	0.51
32	Jan-25	290,714,933	5,033,120	4,663,409	4,723,042	1,000,976	143,291	586,504	0.60
33	Feb-25	274,052,223	5,160,906	4,657,933	4,214,505	758,540	108,120	646,908	0.55
34	Mar-25	257,654,349	5,287,821	4,265,685	4,134,820	684,204	88,437	632,407	0.55
35	Apr-25	241,246,611	5,428,832	5,061,490	4,026,820	549,975	158,786	502,931	0.50
36	May-25	225,524,424	5,640,225	4,472,332	3,996,043	370,128	107,261	457,669	0.41
37	Jun-25	211,588,767	5,711,008	3,537,400	3,743,519	631,100	181,053	434,797	0.59
38	Jul-25	197,289,098	5,896,691	3,830,397	3,668,826	692,219	181,690	472,765	0.68
39	Aug-25	183,997,184	5,949,435	3,826,472	3,087,965	641,388	166,215	516,005	0.72
40	Sep-25	170,834,086	6,003,124	3,356,217	3,187,428	577,235	114,126	564,606	0.74
41	Oct-25	157,785,287	6,092,128	3,680,113	2,784,118	422,977	23,842	470,917	0.58
42	Nov-25	146,995,006	6,212,785	2,597,138	2,924,363	405,498	110,637	361,139	0.60
43	Dec-25	134,968,987	6,198,722	3,071,407	2,879,177	551,214	1,009	354,392	0.67
44	Jan-26	124,420,699	6,167,602	2,594,146	2,394,922	441,997	54,339	347,727	0.68
45	Feb-26	114,722,955	6,194,699	2,357,840	2,421,012	370,717	26,616	335,947	0.64

See page A-1 for footnotes	Final Payment Date: March 15, 2026

A-8

Ford Credit Auto Owner Trust 2022-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
Monthly Pool Factor (16)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

A-9

Ford Credit Auto Owner Trust 2022-C

Original Pool Characteristics

Closing Date	September 23, 2022	Weighted Average(1) FICO® Score(4) at Origination		744
Cutoff Date	September 1, 2022	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	52,430	for Original Term Greater than 60 Months		719
Initial Pool Balance	$1,745,303,061	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		722
Average	$33,288	Percentage FICO® Score(4) less than 650(2)		11.74%
Highest	$123,904	Percentage No FICO® Score Consumer(2)(5)		0.90%
Lowest	$256	Weighted Average(1) LTV(6) at Origination		100.37%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.12%
Average	$42,486	Percentage Subvened-APR Receivables(2)(8)		65.84%
Highest	$156,771	Percentage Commercial Use Receivables(2)(9)		18.64%
Lowest	$2,000	Percentage New Vehicle(2)		89.83%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		4.53%
Weighted average(1)	3.29%	Percentage Light Truck(2)(10)		51.32%
Highest	20.64%	Percentage Utility(2)(10)		44.15%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.00%	Percentage of Top 10 Makes/Models(2)		79.95%
Original Term		Ford F-150	30.84%
Weighted average(1)	64.1 months	Ford Explorer	12.28
Original term greater than 60 months(2)	51.33%	Ford Expedition	6.78
Original term greater than 72 months(2)	9.85%	Ford F-250	5.52
Longest	84 months	Ford Escape	5.41
Shortest	12 months	Ford F-350	4.50
Remaining Term		Ford Edge	4.27
Weighted average(1)	54.7 months	Ford Bronco Sport	3.95
Remaining term greater than 60 months(2)	35.47%	Ford Ranger	3.58
Remaining term greater than 72 months(2)	4.31%	Ford Mustang	2.82
Longest	84 months	Percentage in Top 5 States(2)(11)		45.04%
Shortest	2 months	Texas	18.48%
Scheduled Weighted Average Life(3)	2.39 years	California	11.18
Weighted Average(1) Months After Origination		Florida	8.26
(Seasoning)	9.4 months	Georgia	3.79
		Michigan	3.33

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Sep-22	$1,686,143,871	$345	$21,941,340	$5,542,107	$–	$–	$–	0.00%
2	Oct-22	1,629,167,371	688	20,615,632	8,339,683	571,600	–	–	0.04
3	Nov-22	1,576,907,481	36,923	17,221,069	7,055,503	1,328,246	270,151	–	0.10
4	Dec-22	1,524,424,106	213,195	17,609,962	9,589,150	1,270,630	187,267	118,857	0.10
5	Jan-23	1,471,789,030	479,296	17,901,250	8,304,725	1,677,720	206,801	124,344	0.14
6	Feb-23	1,424,090,632	737,388	14,788,777	7,717,157	1,187,598	205,085	–	0.10
7	Mar-23	1,370,343,567	1,113,078	18,585,661	9,510,548	1,191,947	237,568	51,758	0.11
8	Apr-23	1,323,632,864	1,418,448	16,352,173	7,688,664	1,292,174	320,674	171,360	0.13
9	May-23	1,271,152,298	1,538,960	17,307,479	9,693,230	1,533,349	550,729	169,634	0.18
10	Jun-23	1,221,882,096	2,194,402	17,097,665	9,066,263	1,766,079	158,210	227,540	0.18
11	Jul-23	1,176,909,301	2,540,035	14,206,933	11,307,002	1,507,919	614,746	109,835	0.19
12	Aug-23	1,131,612,941	2,941,527	14,690,405	9,572,909	1,582,490	421,758	264,177	0.20
13	Sep-23	1,091,447,992	3,313,723	11,453,894	10,643,433	1,789,309	219,748	388,056	0.22
14	Oct-23	1,050,702,888	3,579,550	11,207,055	10,709,347	1,754,107	514,345	474,855	0.26
15	Nov-23	1,010,519,201	4,061,553	11,622,969	11,530,488	2,077,320	371,471	544,548	0.30
16	Dec-23	972,754,742	4,557,176	10,610,011	9,782,671	2,448,457	637,790	446,958	0.36
17	Jan-24	932,590,626	5,131,790	11,209,711	10,860,890	2,043,472	800,636	698,249	0.38
18	Feb-24	893,424,748	5,706,484	11,245,684	9,656,018	1,496,527	669,823	741,078	0.33
19	Mar-24	855,124,357	6,272,623	11,118,016	9,000,833	1,867,763	262,163	837,398	0.35
20	Apr-24	815,660,744	6,529,106	12,350,641	9,671,163	1,308,773	724,491	787,114	0.35
21	May-24	778,205,646	6,947,546	10,973,391	10,080,936	1,758,652	251,804	941,520	0.38
22	Jun-24	744,344,665	7,170,928	10,336,186	8,956,165	1,469,092	444,555	887,787	0.38
23	Jul-24	707,326,502	7,652,388	10,459,120	10,592,576	1,613,721	464,551	831,671	0.41
24	Aug-24	672,723,537	8,138,792	10,596,239	9,558,102	1,624,344	387,173	924,558	0.44
25	Sep-24	640,003,746	8,543,059	9,464,820	9,121,999	1,446,879	326,004	768,376	0.40
26	Oct-24	605,924,227	8,909,776	10,450,803	9,753,201	1,229,696	204,159	827,463	0.37
27	Nov-24	577,081,472	8,999,989	7,884,424	8,775,010	1,570,860	238,832	830,359	0.46
28	Dec-24	545,705,759	9,340,872	8,978,562	9,013,560	2,095,599	219,937	721,208	0.56
29	Jan-25	516,570,258	9,729,085	8,099,147	8,477,608	1,293,049	407,645	778,829	0.48
30	Feb-25	488,875,286	9,958,559	7,446,935	7,069,688	1,127,099	397,543	797,369	0.47
31	Mar-25	460,493,946	10,116,960	8,312,126	7,354,989	945,055	292,954	923,506	0.47
32	Apr-25	432,781,822	10,317,439	8,982,147	6,715,802	1,156,857	138,984	951,641	0.52
33	May-25	407,061,687	10,574,721	7,400,530	7,081,235	1,147,075	329,806	932,797	0.59
34	Jun-25	382,814,430	10,589,222	6,842,459	7,798,955	1,448,615	432,378	893,787	0.72
35	Jul-25	358,307,939	10,955,598	7,546,734	7,115,976	1,431,258	299,449	931,090	0.74
36	Aug-25	336,742,544	11,153,170	6,235,324	6,077,439	710,752	298,225	979,104	0.59
37	Sep-25	313,998,005	11,413,943	6,440,550	6,268,800	1,000,276	187,264	897,369	0.66
38	Oct-25	292,820,929	11,482,675	5,868,456	6,915,354	786,967	304,416	836,550	0.66
39	Nov-25	275,069,379	11,609,985	4,744,175	6,117,574	988,319	212,902	886,626	0.76
40	Dec-25	254,295,480	12,051,265	5,500,915	6,520,516	830,927	298,326	791,902	0.76
41	Jan-26	236,956,935	12,214,658	4,094,368	5,422,892	943,080	256,994	723,943	0.81
42	Feb-26	220,468,513	12,376,039	4,261,944	4,880,443	638,213	183,785	786,815	0.73
43	Mar-26	201,795,794	12,567,238	4,793,293	5,623,573	697,511	134,174	782,726	0.80
44	Apr-26	185,220,400	12,593,429	4,798,900	4,371,251	682,808	77,156	775,009	0.83
45	May-26	170,901,392	12,664,635	3,285,811	3,748,038	886,646	249,716	621,487	1.03

See page A-1 for footnotes	Final Payment Date: June 15, 2026

A-10

Ford Credit Auto Owner Trust 2022-D

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2022-D

Original Pool Characteristics

Closing Date	November 22, 2022	Weighted Average(1) FICO® Score(4) at Origination		745
Cutoff Date	November 1, 2022	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	45,366	for Original Term Greater than 60 Months		720
Initial Pool Balance	$1,471,280,949	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 72 Months		721
Average	$32,431	Percentage FICO® Score(4) less than 650(2)		11.23%
Highest	$124,912	Percentage No FICO® Score Consumer(2)(5)		0.97%
Lowest	$250	Weighted Average(1) LTV(6) at Origination		100.64%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.24%
Average	$42,787	Percentage Subvened-APR Receivables(2)(8)		62.91%
Highest	$149,294	Percentage Commercial Use Receivables(2)(9)		21.84%
Lowest	$2,677	Percentage New Vehicle(2)		88.07%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		4.58%
Weighted average(1)	3.77%	Percentage Light Truck(2)(10)		52.00%
Highest	23.64%	Percentage Utility(2)(10)		43.42%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.01%	Percentage of Top 10 Makes/Models(2)		78.52%
Original Term		Ford F-150	30.52%
Weighted average(1)	64.3 months	Ford Explorer	11.91
Original term greater than 60 months(2)	51.53%	Ford Expedition	6.27
Original term greater than 72 months(2)	9.81%	Ford F-250	6.03
Longest	84 months	Ford Escape	5.20
Shortest	12 months	Ford F-350	4.71
Remaining Term		Ford Edge	3.93
Weighted average(1)	54.6 months	Ford Bronco Sport	3.91
Remaining term greater than 60 months(2)	34.11%	Ford Ranger	3.30
Remaining term greater than 72 months(2)	5.39%	Ford Mustang	2.74
Longest	84 months	Percentage in Top 5 States(2)(11)		44.12%
Shortest	2 months	Texas	17.00%
Scheduled Weighted Average Life(3)	2.41 years	California	11.10
Weighted Average(1) Months After Origination		Florida	8.75
(Seasoning)	9.7 months	Georgia	3.87
		Michigan	3.40

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-22	$1,422,296,737	$289	$17,648,196	$4,529,105	$19,759	$20,162	$–	0.00%
2	Dec-22	1,374,484,202	9,087	16,149,232	7,304,767	602,218	–	20,162	0.05
3	Jan-23	1,329,446,774	65,504	13,980,626	7,293,961	919,876	26,912	–	0.07
4	Feb-23	1,285,824,112	196,868	14,098,338	6,103,830	1,055,337	192,920	–	0.10
5	Mar-23	1,237,052,455	420,257	17,502,997	6,513,848	837,525	134,250	37,372	0.08
6	Apr-23	1,195,471,102	649,096	14,708,976	6,586,036	851,847	272,267	41,364	0.10
7	May-23	1,147,496,864	1,031,322	17,044,405	7,459,086	1,002,236	396,062	41,364	0.13
8	Jun-23	1,106,091,975	1,331,779	13,514,070	6,395,531	1,244,863	152,114	111,877	0.14
9	Jul-23	1,066,958,176	1,540,907	12,573,351	8,383,877	1,116,459	397,614	123,475	0.15
10	Aug-23	1,027,848,353	1,950,422	12,154,344	8,161,659	1,438,163	114,369	129,043	0.16
11	Sep-23	991,111,833	2,371,345	11,227,002	8,866,433	1,799,969	171,577	128,257	0.21
12	Oct-23	954,422,013	2,752,687	10,090,593	9,261,448	1,796,322	381,788	120,956	0.24
13	Nov-23	918,510,222	3,542,169	10,484,038	9,124,418	2,390,099	483,317	178,038	0.33
14	Dec-23	885,625,953	3,816,211	9,308,650	9,047,082	1,788,270	664,753	335,547	0.31
15	Jan-24	850,520,697	4,344,642	10,091,971	10,211,734	1,606,415	415,021	336,290	0.28
16	Feb-24	816,165,267	4,756,142	10,265,035	9,405,183	1,359,899	240,433	399,344	0.25
17	Mar-24	782,474,918	5,023,515	10,291,836	8,169,150	1,509,950	192,701	546,295	0.29
18	Apr-24	747,598,768	5,146,380	11,169,935	8,973,090	1,419,757	457,497	586,026	0.33
19	May-24	714,353,027	5,521,438	10,280,596	8,730,688	1,564,567	165,115	582,552	0.32
20	Jun-24	686,753,074	5,643,899	7,473,860	8,762,742	1,405,281	277,918	518,267	0.32
21	Jul-24	655,023,677	5,961,765	8,835,305	9,078,464	1,575,798	402,234	597,467	0.39
22	Aug-24	623,205,410	6,259,391	10,977,334	7,746,099	1,422,256	371,346	691,895	0.40
23	Sep-24	594,362,838	6,403,319	8,787,077	8,848,819	1,721,736	304,497	772,584	0.47
24	Oct-24	564,365,327	6,981,871	9,402,251	7,664,759	1,857,356	351,293	675,728	0.51
25	Nov-24	538,637,113	7,350,399	7,153,025	8,159,685	2,123,374	570,682	726,171	0.63
26	Dec-24	511,002,047	8,037,540	7,526,129	8,760,002	1,380,693	430,077	844,633	0.52
27	Jan-25	484,634,941	8,733,417	7,152,275	7,169,609	1,341,772	290,306	838,172	0.51
28	Feb-25	460,414,479	8,986,324	6,878,311	6,398,105	868,719	416,618	855,120	0.46
29	Mar-25	435,262,352	9,376,993	7,391,539	6,871,808	900,536	295,537	774,019	0.45
30	Apr-25	410,696,579	9,299,890	7,928,225	6,561,207	1,708,536	171,773	850,493	0.66
31	May-25	387,806,082	9,419,316	6,776,057	6,585,997	1,173,089	541,461	759,231	0.64
32	Jun-25	365,291,997	9,620,501	6,552,461	6,490,533	1,178,104	345,465	896,300	0.66
33	Jul-25	343,273,318	9,895,660	6,377,620	6,021,571	1,048,201	254,764	985,632	0.67
34	Aug-25	322,971,136	10,030,984	6,127,622	5,831,029	1,177,107	229,990	914,469	0.72
35	Sep-25	302,777,438	10,127,086	5,969,310	5,799,155	1,014,458	172,078	970,830	0.71
36	Oct-25	283,683,659	10,167,359	5,544,048	5,388,060	740,920	231,237	992,245	0.69
37	Nov-25	268,201,277	10,269,588	3,808,527	5,525,424	786,104	125,019	1,055,041	0.73
38	Dec-25	249,553,746	10,418,563	5,450,720	5,566,324	1,179,333	130,729	985,459	0.92
39	Jan-26	233,946,545	10,591,640	3,927,799	5,175,424	912,106	358,117	902,307	0.93
40	Feb-26	219,116,815	10,696,555	3,950,059	4,896,252	763,063	146,244	943,281	0.85
41	Mar-26	202,248,290	10,814,609	4,605,179	5,074,052	948,894	201,068	934,133	1.03
42	Apr-26	187,169,466	10,970,487	4,253,875	4,254,759	727,582	70,609	936,266	0.93
43	May-26	174,302,633	11,119,975	2,943,703	3,849,985	688,094	254,536	832,664	1.02
44	Jun-26	160,593,520	11,203,525	3,495,013	4,728,913	730,897	132,639	828,784	1.05
45	Jul-26	147,589,457	11,320,323	3,271,812	3,496,354	612,849	126,017	769,836	1.02

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2023-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2023-A

Original Pool Characteristics

Closing Date	March 31, 2023	Weighted Average(1) FICO® Score(4) at Origination		745
Cutoff Date	March 1, 2023	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	48,752	for Original Term Greater than 60 Months		721
Initial Pool Balance	$1,732,167,318	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		729
Average	$35,530	Percentage FICO® Score(4) less than 650(2)		10.97%
Highest	$124,931	Percentage No FICO® Score Consumer(2)(5)		0.93%
Lowest	$255	Weighted Average(1) LTV(6) at Origination		101.41%
Original Amount Financed		Weighted Average(1) PTI(7) at Origination		9.46%
Average	$43,955	Percentage Subvened-APR Receivables(2)(8)		63.63%
Highest	$154,317	Percentage Commercial Use Receivables(2)(9)		22.01%
Lowest	$2,392	Percentage New Vehicle(2)		87.82%
Annual Percentage Rate (APR)		Percentage Car(2)(10)		3.96%
Weighted average(1)	4.74%	Percentage Light Truck(2)(10)		55.56%
Highest	23.19%	Percentage Utility(2)(10)		40.47%
Lowest	0.00%	Percentage Other(2)(10)		0.00%
APR greater than or equal to 20 percent(2)	0.02%	Percentage of Top 10 Makes/Models(2)		78.13%
Original Term		Ford F-150	30.89%
Weighted average(1)	65.1 months	Ford Explorer	11.12
Original term greater than 60 months(2)	54.56%	Ford F-250	6.56
Original term greater than 75 months(2)	12.35%	Ford Expedition	5.98
Longest	84 months	Ford F-350	4.75
Shortest	6 months	Ford Escape	4.58
Remaining Term		Ford Maverick	4.29
Weighted average(1)	57.8 months	Ford Bronco Sport	4.02
Remaining term greater than 60 months(2)	43.66%	Ford Edge	3.03
Remaining term greater than 75 months(2)	9.56%	Ford Bronco	2.91
Longest	84 months	Percentage in Top 5 States(2)(11)		44.48%
Shortest	2 months	Texas	17.27%
Scheduled Weighted Average Life(3)	2.56 years	California	10.35
Weighted Average(1) Months After Origination		Florida	8.93
(Seasoning)	7.3 months	Georgia	4.27
		North Carolina	3.66

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-23	$1,672,323,735	$368	$23,023,808	$5,878,936	$122,586	$–	$–	0.01%
2	Apr-23	1,622,047,805	759	18,287,643	5,834,200	984,926	63,248	–	0.06
3	May-23	1,563,770,795	206,132	22,672,390	7,096,706	1,119,823	158,763	–	0.08
4	Jun-23	1,513,415,876	358,367	17,533,893	7,280,304	746,504	242,464	53,908	0.07
5	Jul-23	1,463,233,250	807,037	17,467,683	7,482,618	1,555,169	194,628	107,746	0.13
6	Aug-23	1,412,565,540	1,352,893	18,576,958	8,278,303	1,564,941	61,885	53,584	0.12
7	Sep-23	1,367,980,848	1,578,769	14,570,581	8,632,093	1,284,849	329,848	53,584	0.12
8	Oct-23	1,321,855,986	1,757,460	15,172,770	10,573,759	1,100,988	288,056	251,470	0.12
9	Nov-23	1,279,570,756	2,301,286	12,526,653	10,539,248	1,962,178	334,980	314,148	0.20
10	Dec-23	1,238,281,444	2,624,192	12,491,139	11,119,497	2,224,754	586,026	477,208	0.27
11	Jan-24	1,193,737,841	3,337,266	14,491,476	9,919,199	2,503,923	605,752	527,019	0.30
12	Feb-24	1,153,360,177	3,770,291	11,874,989	11,036,615	1,574,305	316,209	465,122	0.20
13	Mar-24	1,110,803,360	4,175,778	13,323,269	9,220,624	1,853,937	304,211	399,763	0.23
14	Apr-24	1,067,602,947	4,376,344	14,693,162	9,984,762	1,925,762	326,565	570,890	0.26
15	May-24	1,025,729,087	5,166,681	13,333,568	9,434,848	1,846,854	531,593	772,090	0.31
16	Jun-24	989,838,689	5,672,463	10,889,294	9,491,155	1,346,346	500,597	641,789	0.25
17	Jul-24	949,316,394	6,149,745	12,695,853	11,284,805	1,769,475	405,960	703,496	0.30
18	Aug-24	910,302,965	6,488,804	13,178,100	10,179,074	2,209,235	301,976	745,286	0.36
19	Sep-24	873,824,374	6,914,504	11,722,577	9,712,480	2,187,301	454,621	834,568	0.40
20	Oct-24	836,685,255	7,456,992	11,725,178	10,785,056	1,601,603	392,531	801,836	0.33
21	Nov-24	804,106,998	7,961,312	9,078,759	10,486,503	1,769,041	387,891	589,639	0.34
22	Dec-24	769,076,491	8,532,388	10,734,277	10,861,902	1,862,576	348,600	600,975	0.37
23	Jan-25	734,833,753	8,995,866	11,113,029	9,635,349	1,678,780	364,414	533,493	0.35
24	Feb-25	702,655,017	9,445,391	9,954,755	8,506,442	1,199,740	270,161	673,851	0.31
25	Mar-25	669,442,652	10,004,820	10,264,566	10,275,040	1,032,233	378,222	567,267	0.30
26	Apr-25	637,277,960	10,212,224	10,673,540	8,372,346	1,091,167	310,138	653,802	0.32
27	May-25	605,497,632	10,753,025	10,392,340	8,869,303	1,216,789	565,623	453,061	0.37
28	Jun-25	574,955,472	10,958,480	10,293,747	8,566,775	1,606,453	335,909	577,410	0.44
29	Jul-25	543,824,272	11,222,832	11,131,557	8,577,576	1,666,544	471,946	472,254	0.48
30	Aug-25	515,494,310	11,695,109	9,010,020	7,287,087	1,152,028	354,117	498,029	0.39
31	Sep-25	487,529,509	11,947,659	8,562,871	8,871,433	872,775	227,493	594,264	0.35
32	Oct-25	460,667,341	12,345,648	8,121,605	8,084,751	1,333,075	206,246	723,509	0.49
33	Nov-25	437,939,012	12,473,152	6,387,733	7,350,116	1,548,495	230,134	586,847	0.54
34	Dec-25	410,494,993	12,969,069	9,336,873	8,937,313	1,238,519	273,340	581,136	0.51
35	Jan-26	387,497,197	13,172,742	7,078,753	6,977,581	1,772,977	237,146	641,857	0.68
36	Feb-26	366,593,141	13,341,459	6,598,956	6,243,753	1,207,526	409,119	669,160	0.62
37	Mar-26	344,642,270	13,582,062	6,384,463	6,581,558	696,687	293,969	659,854	0.48
38	Apr-26	323,338,571	13,950,070	7,359,555	6,141,478	985,574	168,866	676,013	0.57
39	May-26	304,289,776	14,127,992	5,483,430	6,204,009	1,245,781	278,935	599,192	0.70
40	Jun-26	285,112,929	14,118,989	5,833,958	5,990,213	1,172,178	244,599	737,801	0.76
41	Jul-26	266,755,369	14,290,864	5,467,870	6,257,998	934,985	338,305	736,511	0.75

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2023-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2023-B

Original Pool Characteristics

Closing Date	June 26, 2023	Weighted Average(1) FICO® Score(4) at Origination		748
Cutoff Date	June 1, 2023	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	49,034	for Original Term Greater than 60 Months		722
Initial Pool Balance	$1,719,380,848	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		728
Average	$35,065	Percentage FICO® Score(4) less than 650(2)		10.25%
Highest	$124,847	Percentage No FICO® Score Consumer(2)(5)		0.80%
Lowest	$250	Percentage Subvened-APR Receivables(2)(8)		67.19%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		22.32%
Average	$44,799	Percentage New Vehicle(2)		89.80%
Highest	$156,674	Percentage Car(2)(10)		4.22%
Lowest	$2,876	Percentage Light Truck(2)(10)		55.10%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		40.69%
Weighted average(1)	4.79%	Percentage Other(2)(10)		0.00%
Highest	22.99%	Percentage of Top 10 Makes/Models(2)		79.97%
Lowest	0.00%	Ford F-150	33.89%
APR greater than or equal to 20 percent(2)	0.02%	Ford Explorer	10.90
Original Term		Ford Expedition	6.70
Weighted average(1)	64.4 months	Ford F-250	5.96
Original term greater than 60 months(2)	52.84%	Ford Escape	4.69
Original term greater than 75 months(2)	12.78%	Ford Bronco Sport	4.38
Longest	84 months	Ford F-350	4.35
Shortest	12 months	Ford Edge	3.30
Remaining Term		Ford Mustang	3.15
Weighted average(1)	56.5 months	Ford Bronco	2.65
Remaining term greater than 60 months(2)	42.67%	Percentage in Top 5 States(2)(11)		43.07%
Remaining term greater than 75 months(2)	9.56%	Texas	16.58%
Longest	84 months	California	9.88
Shortest	2 months	Florida	8.92
Scheduled Weighted Average Life(3)	2.49 years	Georgia	4.12
Weighted Average(1) Months After Origination		North Carolina	3.57
(Seasoning)	7.9 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	100.91%	Internal Combustion(18)	91.04%
Weighted Average(1) PTI(7) at Origination	9.71%	Hybrid Electric(17)	6.35
		Battery Electric	2.62

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-23	$1,661,410,017	$315	$21,541,182	$4,701,810	$–	$25,834	$–	0.00%
2	Jul-23	1,607,813,344	545	18,409,667	6,674,882	816,603	–	–	0.05
3	Aug-23	1,553,651,175	178,827	19,339,787	5,613,683	1,648,038	103,725	–	0.11
4	Sep-23	1,505,313,360	513,939	15,409,920	6,381,909	851,534	583,444	–	0.10
5	Oct-23	1,453,731,349	1,220,043	16,464,681	10,182,414	1,070,033	289,320	34,666	0.10
6	Nov-23	1,408,078,719	1,601,084	12,639,936	8,905,194	2,002,969	97,925	83,291	0.16
7	Dec-23	1,362,609,258	1,948,619	13,607,036	9,593,517	2,343,428	175,171	108,474	0.19
8	Jan-24	1,314,048,665	2,236,358	16,233,229	10,641,027	2,213,071	649,520	150,206	0.23
9	Feb-24	1,267,629,997	2,868,607	15,064,925	9,886,806	1,878,894	528,081	212,711	0.21
10	Mar-24	1,222,472,835	3,415,344	13,834,039	8,393,279	1,746,485	686,190	434,925	0.23
11	Apr-24	1,176,349,172	3,824,674	14,757,201	11,407,560	1,768,506	504,245	638,330	0.25
12	May-24	1,130,797,812	4,385,866	15,021,526	10,923,987	2,502,174	389,640	383,783	0.29
13	Jun-24	1,090,638,778	4,875,985	12,941,281	10,958,488	1,974,766	428,324	402,525	0.26
14	Jul-24	1,045,905,517	5,765,012	13,273,375	12,412,871	1,927,265	341,617	442,216	0.26
15	Aug-24	1,003,676,245	6,346,427	13,781,484	10,611,764	1,915,469	453,272	321,011	0.27
16	Sep-24	965,658,387	6,684,704	10,659,220	10,114,293	2,092,806	391,007	550,927	0.31
17	Oct-24	926,033,830	7,351,829	12,413,635	9,910,208	1,694,571	317,654	582,873	0.28
18	Nov-24	889,878,071	7,836,899	10,674,531	10,003,622	1,575,914	420,052	641,588	0.30
19	Dec-24	851,657,429	8,250,571	12,035,419	11,308,300	1,481,300	257,152	737,578	0.29
20	Jan-25	815,130,450	8,642,173	11,306,676	9,718,093	1,993,008	331,339	751,629	0.38
21	Feb-25	781,141,093	9,091,679	9,834,164	8,805,631	1,497,737	274,990	693,761	0.32
22	Mar-25	745,945,291	9,420,473	11,135,380	10,273,088	1,335,874	225,016	608,082	0.29
23	Apr-25	710,006,876	9,937,711	11,953,730	7,453,824	1,390,783	377,208	556,984	0.33
24	May-25	674,507,428	10,206,377	12,410,091	9,746,718	1,290,911	589,112	680,522	0.38
25	Jun-25	640,606,662	10,827,218	11,056,635	9,890,153	2,163,293	390,105	875,887	0.54
26	Jul-25	607,690,883	11,270,617	10,647,547	8,998,791	1,940,486	209,681	1,013,593	0.52
27	Aug-25	577,727,840	11,851,868	9,148,145	8,154,310	1,497,177	283,449	893,277	0.46
28	Sep-25	546,788,827	12,277,207	9,481,831	9,711,414	1,341,004	272,816	860,410	0.45
29	Oct-25	515,846,742	12,709,344	10,352,928	8,617,614	1,772,151	304,463	952,888	0.59
30	Nov-25	490,385,352	12,865,559	7,951,091	7,923,836	1,595,223	258,733	842,928	0.55
31	Dec-25	460,725,908	13,385,274	9,353,236	8,564,337	1,822,302	276,471	903,794	0.65
32	Jan-26	436,571,977	13,753,024	6,680,060	8,003,683	1,718,759	343,063	890,008	0.68
33	Feb-26	412,278,554	14,081,799	7,745,506	7,484,473	1,218,563	230,546	946,422	0.58
34	Mar-26	386,257,408	14,174,673	7,956,519	7,375,331	1,215,192	253,631	1,005,499	0.64
35	Apr-26	362,721,797	14,517,725	7,807,438	7,290,212	1,241,340	324,335	999,618	0.71
36	May-26	342,169,638	14,659,936	6,612,314	6,399,705	791,772	222,323	1,046,487	0.60
37	Jun-26	321,112,968	14,672,965	7,069,951	5,978,396	1,249,930	263,562	1,146,768	0.83
38	Jul-26	301,448,084	14,840,660	6,446,614	6,238,020	710,541	269,929	1,142,120	0.70

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2023-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2023-C

Original Pool Characteristics

Closing Date	November 21, 2023	Weighted Average(1) FICO® Score(4) at Origination		754
Cutoff Date	November 1, 2023	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	40,320	for Original Term Greater than 60 Months		725
Initial Pool Balance	$1,443,380,079	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		726
Average	$35,798	Percentage FICO® Score(4) less than 650(2)		9.60%
Highest	$124,936	Percentage No FICO® Score Consumer(2)(5)		0.86%
Lowest	$270	Percentage Subvened-APR Receivables(2)(8)		74.26%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		18.80%
Average	$45,130	Percentage New Vehicle(2)		91.30%
Highest	$170,124	Percentage Car(2)(10)		3.40%
Lowest	$2,900	Percentage Light Truck(2)(10)		50.48%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		46.12%
Weighted average(1)	4.92%	Percentage Other(2)(10)		0.00%
Highest	23.94%	Percentage of Top 10 Makes/Models(2)		81.27%
Lowest	0.00%	Ford F-150	33.14%
APR greater than or equal to 20 percent(2)	0.07%	Ford Explorer	10.24
Original Term		Ford Expedition	7.45
Weighted average(1)	63.6 months	Ford Escape	6.00
Original term greater than 60 months(2)	50.72%	Ford Bronco Sport	5.84
Original term greater than 75 months(2)	11.20%	Ford F-250	4.67
Longest	84 months	Ford Edge	4.18
Shortest	12 months	Ford F-350	4.16
Remaining Term		Lincoln Navigator	2.86
Weighted average(1)	55.8 months	Ford Mustang Mach-E	2.73
Remaining term greater than 60 months(2)	41.98%	Percentage in Top 5 States(2)(11)		41.59%
Remaining term greater than 75 months(2)	7.65%	Texas	16.09%
Longest	84 months	California	9.54
Shortest	2 months	Florida	8.39
Scheduled Weighted Average Life(3)	2.47 years	Georgia	4.05
Weighted Average(1) Months After Origination		North Carolina	3.52
(Seasoning)	7.8 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	98.81%	Internal Combustion	89.85%
Weighted Average(1) PTI(7) at Origination	9.76%	Hybrid Electric(17)	6.19
		Battery Electric	3.96

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-23	$1,396,669,056	$417	$16,416,326	$4,460,615	$47,877	$–	$–	0.00%
2	Dec-23	1,356,059,826	823	11,712,209	5,644,407	760,721	–	–	0.06
3	Jan-24	1,310,444,279	47,911	15,366,884	7,629,361	1,211,555	–	–	0.09
4	Feb-24	1,268,228,279	83,927	13,586,077	6,558,086	835,354	110,249	–	0.07
5	Mar-24	1,226,976,708	241,210	13,259,859	5,353,417	998,462	45,237	–	0.09
6	Apr-24	1,184,136,977	487,899	13,350,722	5,944,881	1,461,179	171,530	54,499	0.14
7	May-24	1,142,660,428	770,820	13,277,474	7,358,864	1,017,283	649,789	–	0.15
8	Jun-24	1,105,644,881	1,092,689	12,103,294	7,526,798	1,411,617	298,312	282,858	0.18
9	Jul-24	1,064,219,042	1,867,668	12,207,070	8,226,534	1,800,078	224,221	278,502	0.22
10	Aug-24	1,026,343,350	2,472,873	11,107,905	7,274,667	1,422,775	159,785	282,204	0.18
11	Sep-24	989,707,043	2,927,696	10,771,586	7,974,964	1,764,351	500,652	181,141	0.25
12	Oct-24	952,888,255	3,311,118	11,201,627	7,923,355	1,597,813	425,687	314,228	0.25
13	Nov-24	918,234,414	3,780,775	10,710,276	7,277,272	1,632,285	393,878	364,353	0.26
14	Dec-24	881,398,729	4,371,759	11,308,460	9,580,532	1,204,031	318,591	363,427	0.21
15	Jan-25	846,061,899	4,731,199	11,380,634	6,998,687	1,949,256	355,749	431,831	0.32
16	Feb-25	813,309,900	5,292,136	9,699,071	5,894,278	1,060,824	417,244	459,115	0.24
17	Mar-25	778,711,096	5,544,341	11,246,404	8,139,414	733,068	259,775	684,350	0.22
18	Apr-25	745,620,930	5,845,565	10,352,550	6,953,312	969,825	129,957	734,728	0.25
19	May-25	712,700,656	5,988,810	11,257,615	6,871,444	1,020,428	128,708	787,378	0.27
20	Jun-25	681,392,218	6,170,079	9,613,450	8,096,047	1,498,419	247,452	805,916	0.37
21	Jul-25	648,684,872	6,475,767	11,541,632	6,930,499	1,249,241	507,119	645,047	0.37
22	Aug-25	618,879,243	6,779,615	10,259,562	7,335,509	771,815	228,217	744,163	0.28
23	Sep-25	588,194,016	7,215,704	9,446,196	8,490,814	1,104,889	311,680	542,460	0.33
24	Oct-25	557,907,767	7,734,389	9,926,757	7,223,920	1,078,033	151,020	479,779	0.31
25	Nov-25	532,483,276	7,892,528	8,035,724	6,420,154	1,732,222	265,831	350,438	0.44
26	Dec-25	502,552,152	8,262,752	9,956,836	8,024,918	1,279,848	395,724	436,744	0.42
27	Jan-26	476,787,695	8,623,200	8,122,540	7,047,023	1,314,868	196,593	570,605	0.44
28	Feb-26	452,880,820	8,988,591	7,472,817	5,283,536	1,738,788	298,799	408,892	0.54
29	Mar-26	424,956,002	9,356,031	9,128,851	6,216,600	864,758	467,033	315,742	0.39
30	Apr-26	400,145,920	9,762,412	8,607,254	5,236,712	1,254,521	183,517	570,130	0.50
31	May-26	377,884,962	9,943,573	7,548,639	5,276,441	1,091,952	443,250	540,162	0.55
32	Jun-26	355,600,079	10,279,981	7,140,392	5,730,237	1,077,561	292,428	491,235	0.52
33	Jul-26	334,489,324	10,547,969	6,835,248	5,312,351	918,024	197,575	575,642	0.51

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Delinquencies (%)
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-A

Original Pool Characteristics

Closing Date	March 19, 2024	Weighted Average(1) FICO® Score(4) at Origination		756
Cutoff Date	March 1, 2024	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	46,551	for Original Term Greater than 60 Months		732
Initial Pool Balance	$1,696,683,364	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		729
Average	$36,448	Percentage FICO® Score(4) less than 650(2)		8.70%
Highest	$124,951	Percentage No FICO® Score Consumer(2)(5)		0.80%
Lowest	$271	Percentage Subvened-APR Receivables(2)(8)		76.54%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		20.02%
Average	$45,816	Percentage New Vehicle(2)		92.68%
Highest	$160,422	Percentage Car(2)(10)		3.22%
Lowest	$3,237	Percentage Light Truck(2)(10)		50.95%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		45.84%
Weighted average(1)	4.79%	Percentage Other(2)(10)		0.00%
Highest	24.99%	Percentage of Top 10 Makes/Models(2)		82.12%
Lowest	0.00%	Ford F-150	34.01%
APR greater than or equal to 20 percent(2)	0.05%	Ford Explorer	10.85
Original Term		Ford Expedition	6.68
Weighted average(1)	63.8 months	Ford Bronco Sport	6.62
Original term greater than 60 months(2)	51.37%	Ford Escape	5.99
Original term greater than 75 months(2)	9.29%	Ford F-250	4.45
Longest	84 months	Ford F-350	4.19
Shortest	12 months	Ford Edge	4.13
Remaining Term		Ford Mustang	2.68
Weighted average(1)	55.8 months	Lincoln Navigator	2.52
Remaining term greater than 60 months(2)	41.47%	Percentage in Top 5 States(2)(11)		41.50%
Remaining term greater than 75 months(2)	6.09%	Texas	16.09%
Longest	84 months	California	9.08
Shortest	2 months	Florida	8.53
Scheduled Weighted Average Life(3)	2.47 years	Georgia	4.09
Weighted Average(1) Months After Origination		North Carolina	3.71
(Seasoning)	8.0 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	98.94%	Internal Combustion	89.11%
Weighted Average(1) PTI(7) at Origination	9.65%	Hybrid Electric(17)	6.67
		Battery Electric	4.22

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-24	$1,644,198,401	$333	$17,429,600	$3,312,675	$–	$–	$–	0.00%
2	Apr-24	1,591,861,031	19,791	15,750,871	5,485,450	595,296	–	–	0.04
3	May-24	1,540,454,092	36,736	16,287,280	7,013,410	1,044,548	5,314	–	0.07
4	Jun-24	1,495,696,634	142,428	13,127,487	6,309,179	1,215,199	375,885	–	0.11
5	Jul-24	1,443,464,140	563,973	16,254,910	6,655,976	1,265,904	177,470	205,251	0.11
6	Aug-24	1,395,729,977	1,027,867	14,520,935	6,407,933	1,381,954	121,895	134,207	0.12
7	Sep-24	1,350,756,894	1,301,187	12,973,810	7,526,864	1,080,821	298,333	149,769	0.11
8	Oct-24	1,303,562,230	1,780,865	15,186,039	7,454,397	1,595,995	269,257	319,503	0.17
9	Nov-24	1,260,512,066	2,123,631	12,951,907	7,201,899	1,346,221	598,031	274,536	0.18
10	Dec-24	1,214,209,927	2,727,575	13,971,518	8,813,525	1,870,276	295,756	434,959	0.21
11	Jan-25	1,169,040,593	3,150,844	14,560,866	7,046,160	2,616,836	373,965	357,883	0.29
12	Feb-25	1,128,696,799	3,522,109	11,407,012	7,001,273	999,946	727,617	474,841	0.20
13	Mar-25	1,085,801,170	3,884,482	12,812,684	8,149,231	1,185,036	186,013	550,678	0.18
14	Apr-25	1,043,561,071	4,232,205	12,898,151	7,415,611	1,294,827	342,708	475,420	0.20
15	May-25	1,001,179,783	4,605,598	14,474,687	7,180,147	1,549,111	498,544	538,066	0.26
16	Jun-25	960,332,911	4,865,139	13,525,182	7,449,911	1,762,130	485,789	516,644	0.29
17	Jul-25	918,374,298	5,305,552	14,336,801	8,395,125	1,562,864	351,409	596,515	0.27
18	Aug-25	879,259,571	5,557,396	13,686,190	7,421,759	1,602,798	216,438	535,952	0.27
19	Sep-25	839,105,309	5,894,214	13,454,286	7,794,563	1,525,329	264,208	384,754	0.26
20	Oct-25	799,529,974	6,269,929	13,720,928	6,842,015	1,079,561	379,225	305,409	0.22
21	Nov-25	766,295,721	6,719,899	10,479,683	7,621,018	1,356,629	217,066	399,719	0.26
22	Dec-25	727,792,910	7,154,180	12,528,953	8,793,892	1,830,516	496,027	378,047	0.37
23	Jan-26	695,517,246	7,645,430	9,032,190	7,872,966	1,688,725	303,878	523,459	0.36
24	Feb-26	665,097,466	8,037,232	8,882,990	7,145,854	1,106,833	242,166	465,669	0.27
25	Mar-26	629,270,763	8,472,647	11,127,844	8,862,344	815,820	278,250	337,228	0.23
26	Apr-26	596,034,580	8,681,751	11,664,425	7,023,421	1,559,238	248,502	412,107	0.37
27	May-26	566,265,471	8,920,487	9,850,647	6,728,517	1,680,465	374,801	360,101	0.43
28	Jun-26	534,225,823	9,327,444	11,107,341	6,804,670	1,538,394	438,567	450,706	0.45
29	Jul-26	505,205,155	9,540,738	9,543,504	6,990,717	1,471,839	245,206	527,301	0.44

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-B

Original Pool Characteristics

Closing Date	June 24, 2024	Weighted Average(1) FICO® Score(4) at Origination		755
Cutoff Date	June 1, 2024	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	53,438	for Original Term Greater than 60 Months		735
Initial Pool Balance	$1,999,478,619	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		727
Average	$37,417	Percentage FICO® Score(4) less than 650(2)		9.00%
Highest	$124,864	Percentage No FICO® Score Consumer(2)(5)		0.81%
Lowest	$256	Percentage Subvened-APR Receivables(2)(8)		77.20%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		20.38%
Average	$46,906	Percentage New Vehicle(2)		93.56%
Highest	$173,990	Percentage Car(2)(10)		3.22%
Lowest	$3,485	Percentage Light Truck(2)(10)		50.80%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		45.98%
Weighted average(1)	4.65%	Percentage Other(2)(10)		0.00%
Highest	23.84%	Percentage of Top 10 Makes/Models(2)		82.45%
Lowest	0.00%	Ford F-150	33.61%
APR greater than or equal to 20 percent(2)	0.03%	Ford Explorer	11.52
Original Term		Ford Expedition	6.02
Weighted average(1)	64.8 months	Ford Bronco Sport	5.89
Original term greater than 60 months(2)	55.61%	Ford Escape	5.89
Original term greater than 75 months(2)	8.79%	Ford F-250	4.75
Longest	84 months	Ford F-350	4.21
Shortest	12 months	Ford Edge	4.16
Remaining Term		Ford Mustang Mach-E	3.57
Weighted average(1)	57.0 months	Ford Mustang	2.83
Remaining term greater than 60 months(2)	46.25%	Percentage in Top 5 States(2)(11)		40.96%
Remaining term greater than 75 months(2)	5.49%	Texas	16.05%
Longest	84 months	California	8.54
Shortest	2 months	Florida	8.41
Scheduled Weighted Average Life(3)	2.51 years	Georgia	4.32
Weighted Average(1) Months After Origination		North Carolina	3.64
(Seasoning)	7.8 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	99.72%	Internal Combustion	87.46%
Weighted Average(1) PTI(7) at Origination	9.56%	Hybrid Electric(17)	6.81
		Battery Electric	5.73

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-24	$1,944,597,982	$435	$16,447,581	$5,192,893	$–	$–	$–	0.00%
2	Jul-24	1,882,562,923	127,705	18,578,851	8,592,896	986,971	–	–	0.05
3	Aug-24	1,825,448,907	372,850	17,383,226	7,761,701	1,143,853	60,912	–	0.07
4	Sep-24	1,769,504,149	558,857	17,006,391	8,426,019	1,020,781	332,636	60,912	0.08
5	Oct-24	1,712,490,553	983,629	17,889,376	10,457,500	1,574,170	231,258	121,513	0.11
6	Nov-24	1,660,388,079	1,425,012	15,418,345	9,071,652	1,791,727	177,768	235,617	0.13
7	Dec-24	1,604,810,836	1,857,195	16,431,156	10,476,281	1,936,110	768,557	115,872	0.18
8	Jan-25	1,550,651,810	2,778,488	16,634,458	10,606,375	2,023,204	435,329	250,520	0.17
9	Feb-25	1,500,736,260	3,406,138	14,122,616	9,175,356	1,925,698	618,283	208,436	0.18
10	Mar-25	1,444,185,970	4,241,426	19,029,630	10,844,748	1,682,231	312,393	281,248	0.16
11	Apr-25	1,391,531,120	4,969,234	17,109,597	9,829,338	1,946,693	296,853	295,972	0.18
12	May-25	1,339,606,544	5,379,130	16,963,311	10,966,798	1,872,695	503,107	258,356	0.20
13	Jun-25	1,288,676,320	6,085,720	17,014,491	10,879,316	2,593,247	363,264	364,897	0.26
14	Jul-25	1,237,180,756	6,326,147	18,473,600	10,338,395	1,970,338	617,147	425,509	0.24
15	Aug-25	1,190,246,613	7,084,248	15,486,661	9,352,423	1,387,616	317,765	462,793	0.18
16	Sep-25	1,140,253,166	7,650,262	16,681,333	10,830,333	1,791,569	245,200	535,833	0.23
17	Oct-25	1,091,282,064	8,404,569	16,760,710	9,264,399	1,602,240	107,680	553,793	0.21
18	Nov-25	1,049,218,535	8,781,247	13,912,091	11,255,180	1,594,009	415,480	507,345	0.24
19	Dec-25	1,000,960,483	9,032,381	16,151,894	10,515,727	2,327,601	267,482	565,527	0.32
20	Jan-26	958,498,356	9,461,731	14,291,187	10,929,412	2,037,718	578,131	661,205	0.34
21	Feb-26	918,772,724	10,124,455	12,827,529	9,176,974	1,788,382	478,217	818,528	0.34
22	Mar-26	873,790,182	10,625,893	14,782,448	10,288,769	1,513,828	318,613	615,114	0.28
23	Apr-26	831,783,909	11,040,288	14,725,697	8,490,631	1,594,047	197,236	656,962	0.29
24	May-26	794,714,576	11,258,508	12,108,696	8,306,200	1,288,856	451,165	615,997	0.30
25	Jun-26	754,359,314	11,860,130	13,980,850	9,040,970	1,663,058	105,262	553,216	0.31
26	Jul-26	715,865,140	12,444,040	13,340,620	9,459,578	1,647,704	317,853	368,048	0.33

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinguencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-C

Original Pool Characteristics

Closing Date	September 20, 2024	Weighted Average(1) FICO® Score(4) at Origination		755
Cutoff Date	September 1, 2024	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	42,975	for Original Term Greater than 60 Months		735
Initial Pool Balance	$1,688,795,241	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		725
Average	$39,297	Percentage FICO® Score(4) less than 650(2)		8.93%
Highest	$124,812	Percentage No FICO® Score Consumer(2)(5)		0.75%
Lowest	$258	Percentage Subvened-APR Receivables(2)(8)		76.69%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		21.85%
Average	$47,882	Percentage New Vehicle(2)		94.01%
Highest	$160,230	Percentage Car(2)(10)		2.93%
Lowest	$1,004	Percentage Light Truck(2)(10)		50.44%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		46.63%
Weighted average(1)	4.74%	Percentage Other(2)(10)		0.00%
Highest	23.39%	Percentage of Top 10 Makes/Models(2)		81.43%
Lowest	0.00%	Ford F-150	32.75%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	10.56
Original Term		Ford Expedition	7.07
Weighted average(1)	64.8 months	Ford Escape	6.18
Original term greater than 60 months(2)	55.75%	Ford Bronco Sport	5.57
Original term greater than 75 months(2)	8.86%	Ford F-250	4.78
Longest	84 months	Ford Edge	4.30
Shortest	12 months	Ford F-350	4.08
Remaining Term		Ford Mustang Mach-E	3.41
Weighted average(1)	57.2 months	Lincoln Navigator	2.73
Remaining term greater than 60 months(2)	46.97%	Percentage in Top 5 States(2)(11)		40.86%
Remaining term greater than 75 months(2)	5.46%	Texas	16.12%
Longest	84 months	Florida	8.47
Shortest	2 months	California	8.31
Scheduled Weighted Average Life(3)	2.52 years	Georgia	4.38
Weighted Average(1) Months After Origination		North Carolina	3.58
(Seasoning)	7.6 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	100.03%	Internal Combustion	87.24%
Weighted Average(1) PTI(7) at Origination	9.67%	Hybrid Electric(17)	7.01
		Battery Electric	5.75

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Sep-24	$1,641,627,184	$342	$13,914,355	$4,437,634	$71,225	$32,365	$-	0.01%
2	Oct-24	1,592,219,153	31,432	15,633,795	6,574,541	559,338	-	-	0.04
3	Nov-24	1,546,834,447	369,037	13,517,437	7,895,938	1,101,223	33,006	-	0.07
4	Dec-24	1,499,581,718	635,704	13,409,254	9,079,288	930,349	472,523	33,006	0.10
5	Jan-25	1,452,876,627	1,074,188	14,251,434	8,137,782	1,615,276	180,125	138,511	0.13
6	Feb-25	1,408,577,265	1,414,495	12,899,233	8,713,547	1,153,271	360,164	78,731	0.11
7	Mar-25	1,361,194,958	1,875,888	15,011,833	8,872,724	1,311,345	267,053	74,945	0.12
8	Apr-25	1,315,119,228	2,208,838	15,096,776	7,945,574	1,540,011	270,817	260,779	0.16
9	May-25	1,268,282,426	2,749,281	16,002,063	8,374,973	714,807	572,897	313,130	0.13
10	Jun-25	1,222,957,808	3,260,130	15,330,235	8,391,876	1,467,211	240,265	281,485	0.16
11	Jul-25	1,179,933,867	3,567,652	13,814,497	7,240,008	1,708,194	333,557	167,249	0.19
12	Aug-25	1,139,990,895	3,912,560	12,140,171	8,668,817	1,332,946	27,243	277,196	0.14
13	Sep-25	1,097,476,938	4,228,699	13,045,848	8,414,665	1,772,413	136,054	275,837	0.20
14	Oct-25	1,055,006,499	4,723,080	14,138,048	8,851,529	1,452,912	317,934	296,370	0.20
15	Nov-25	1,019,205,217	5,129,718	10,737,494	8,271,574	1,842,984	239,488	313,275	0.24
16	Dec-25	975,192,005	5,927,603	14,414,781	10,135,718	1,085,267	289,072	211,042	0.16
17	Jan-26	936,545,661	6,682,570	12,307,845	9,993,546	1,737,124	260,952	161,060	0.23
18	Feb-26	901,240,927	6,747,405	11,438,780	7,903,921	1,283,386	412,168	251,590	0.22
19	Mar-26	860,386,524	7,340,729	13,017,883	10,076,857	1,220,526	291,678	317,884	0.21
20	Apr-26	822,064,525	7,411,692	13,743,192	7,566,586	970,748	88,741	394,270	0.18
21	May-26	786,516,952	7,562,562	12,661,269	7,877,667	1,177,848	118,722	353,129	0.21
22	Jun-26	750,584,157	7,817,483	12,102,892	8,543,292	1,102,554	177,155	350,323	0.22
23	Jul-26	713,338,334	8,420,223	13,597,750	9,000,962	1,203,997	312,422	344,970	0.26

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-D

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2024-D

Original Pool Characteristics

Closing Date	November 22, 2024	Weighted Average(1) FICO® Score(4) at Origination		754
Cutoff Date	November 1, 2024	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	41,794	for Original Term Greater than 60 Months		733
Initial Pool Balance	$1,683,369,242	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		726
Average	$40,278	Percentage FICO® Score(4) less than 650(2)		9.25%
Highest	$124,950	Percentage No FICO® Score Consumer(2)(5)		0.80%
Lowest	$251	Percentage Subvened-APR Receivables(2)(8)		77.39%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		22.05%
Average	$48,646	Percentage New Vehicle(2)		94.24%
Highest	$179,880	Percentage Car(2)(10)		2.89%
Lowest	$3,393	Percentage Light Truck(2)(10)		51.27%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		45.84%
Weighted average(1)	4.79%	Percentage Other(2)(10)		0.00%
Highest	24.89%	Percentage of Top 10 Makes/Models(2)		81.00%
Lowest	0.00%	Ford F-150	32.31%
APR greater than or equal to 20 percent(2)	0.04%	Ford Explorer	9.75
Original Term		Ford Expedition	7.13
Weighted average(1)	64.9 months	Ford Escape	6.23
Original term greater than 60 months(2)	55.61%	Ford F-250	5.69
Original term greater than 75 months(2)	9.80%	Ford Bronco Sport	5.14
Longest	84 months	Ford F-350	4.58
Shortest	12 months	Ford Edge	3.75
Remaining Term		Ford Mustang Mach-E	3.36
Weighted average(1)	57.2 months	Lincoln Navigator	3.06
Remaining term greater than 60 months(2)	46.57%	Percentage in Top 5 States(2)(11)		41.10%
Remaining term greater than 75 months(2)	6.54%	Texas	16.10%
Longest	84 months	Florida	8.58
Shortest	2 months	California	8.54
Scheduled Weighted Average Life(3)	2.53 years	Georgia	4.41
Weighted Average(1) Months After Origination		North Carolina	3.47
(Seasoning)	7.7 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	100.32%	Internal Combustion	86.85%
Weighted Average(1) PTI(7) at Origination	9.68%	Hybrid Electric(17)	7.07
		Battery Electric	6.08

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-24	$1,637,528,479	$211	$14,122,725	$5,435,151	$-	$-	$-	0.00%
2	Dec-24	1,587,080,493	24,460	15,999,776	8,745,377	1,065,520	-	-	0.07
3	Jan-25	1,540,734,275	189,521	14,038,048	7,852,249	1,479,412	223,822	-	0.11
4	Feb-25	1,493,464,767	627,116	15,410,217	7,003,894	1,014,181	389,327	7,106	0.09
5	Mar-25	1,446,497,552	1,113,756	14,538,849	9,272,453	1,573,734	206,515	112,479	0.13
6	Apr-25	1,400,226,395	1,419,648	15,117,303	7,204,864	1,683,824	302,299	208,888	0.16
7	May-25	1,352,591,626	1,897,400	16,561,709	8,183,043	1,305,764	666,851	167,731	0.16
8	Jun-25	1,307,740,701	2,422,365	14,204,865	8,008,559	1,601,110	713,219	275,121	0.20
9	Jul-25	1,262,088,879	3,419,469	14,813,567	9,447,022	1,365,663	257,066	411,628	0.16
10	Aug-25	1,219,013,448	3,941,451	14,361,408	8,589,476	1,821,862	318,892	375,964	0.21
11	Sep-25	1,174,301,836	4,528,618	14,410,377	9,623,321	1,872,640	265,448	547,119	0.23
12	Oct-25	1,129,818,975	5,160,977	14,818,364	10,323,527	1,554,670	342,108	176,821	0.18
13	Nov-25	1,091,392,213	5,626,910	12,384,631	10,257,041	2,033,901	368,306	165,777	0.24
14	Dec-25	1,045,866,111	6,304,452	15,755,687	10,567,105	2,372,433	496,166	104,471	0.28
15	Jan-26	1,006,720,236	6,557,290	12,930,708	10,251,286	1,585,662	851,155	335,601	0.28
16	Feb-26	970,245,543	7,155,857	10,738,483	8,661,172	1,899,032	221,385	497,334	0.27
17	Mar-26	925,995,585	7,654,769	15,482,319	8,622,160	1,391,185	450,219	393,346	0.24
18	Apr-26	885,112,059	8,180,281	14,968,155	8,232,243	1,527,747	332,776	507,925	0.27
19	May-26	848,444,083	8,604,202	12,616,380	8,486,361	1,417,676	221,229	643,802	0.27
20	Jun-26	810,875,125	8,894,402	12,597,822	8,488,854	1,860,841	186,747	595,379	0.33
21	Jul-26	773,267,807	9,328,480	13,067,942	9,222,778	1,729,146	366,306	664,801	0.36

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2025-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Delinquencies (%)
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2025-A

Original Pool Characteristics

Closing Date	March 25, 2025	Weighted Average(1) FICO® Score(4) at Origination		755
Cutoff Date	March 1, 2025	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	45,722	for Original Term Greater than 60 Months		734
Initial Pool Balance	$1,668,378,948	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		724
Average	$36,490	Percentage FICO® Score(4) less than 650(2)		8.49%
Highest	$124,860	Percentage No FICO® Score Consumer(2)(5)		0.71%
Lowest	$262	Percentage Subvened-APR Receivables(2)(8)		75.19%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		25.29%
Average	$48,685	Percentage New Vehicle(2)		94.25%
Highest	$194,972	Percentage Car(2)(10)		2.45%
Lowest	$2,394	Percentage Light Truck(2)(10)		54.30%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		43.25%
Weighted average(1)	4.80%	Percentage Other(2)(10)		0.00%
Highest	25.14%	Percentage of Top 10 Makes/Models(2)		80.04%
Lowest	0.00%	Ford F-150	32.23%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	8.55
Original Term		Ford F-250	6.95
Weighted average(1)	64.8 months	Ford Expedition	6.65
Original term greater than 60 months(2)	53.09%	Ford F-350	5.47
Original term greater than 75 months(2)	9.43%	Ford Escape	5.46
Longest	84 months	Ford Bronco Sport	4.63
Shortest	12 months	Ford Mustang Mach-E	3.70
Remaining Term		Lincoln Navigator	3.52
Weighted average(1)	54.3 months	Ford Edge	2.88
Remaining term greater than 60 months(2)	37.85%	Percentage in Top 5 States(2)(11)		41.22%
Remaining term greater than 75 months(2)	6.45%	Texas	15.62%
Longest	84 months	California	8.88
Shortest	2 months	Florida	8.68
Scheduled Weighted Average Life(3)	2.41 years	Georgia	4.39
Weighted Average(1) Months After Origination		North Carolina	3.65
(Seasoning)	10.5 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	100.22%	Internal Combustion	86.33%
Weighted Average(1) PTI(7) at Origination	9.58%	Hybrid Electric(17)	6.98
		Battery Electric	6.68

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-25	$1,614,109,892	$409	$16,844,389	$6,220,126	$112,862	$-	$-	0.01%
2	Apr-25	1,561,682,948	12,862	16,681,118	5,960,374	352,521	53,287	-	0.03
3	May-25	1,510,607,970	140,646	15,491,340	5,338,224	848,491	12,613	-	0.06
4	Jun-25	1,460,987,152	214,177	15,276,595	7,429,893	840,024	125,488	-	0.07
5	Jul-25	1,410,121,608	418,690	16,760,386	6,613,473	1,436,849	242,127	-	0.12
6	Aug-25	1,362,289,274	872,127	16,054,476	6,935,302	1,323,085	97,790	-	0.10
7	Sep-25	1,313,175,238	1,370,785	15,416,966	7,826,069	1,191,276	264,565	-	0.11
8	Oct-25	1,264,722,769	1,773,075	15,598,471	8,385,141	1,668,033	180,017	-	0.15
9	Nov-25	1,223,059,250	1,965,633	12,868,322	9,509,932	1,215,550	445,088	-	0.14
10	Dec-25	1,174,834,917	2,357,859	14,816,849	9,465,103	1,826,745	233,132	229,421	0.19
11	Jan-26	1,131,680,556	2,687,201	13,395,591	8,605,792	1,545,555	669,375	224,095	0.22
12	Feb-26	1,091,042,306	3,127,390	12,637,837	8,522,024	2,024,041	378,628	266,110	0.24
13	Mar-26	1,043,578,738	3,602,877	15,943,059	9,808,135	1,854,480	546,999	152,023	0.24
14	Apr-26	1,000,195,070	4,274,125	14,316,604	7,916,994	2,088,102	635,169	144,722	0.29
15	May-26	960,413,931	4,930,646	12,763,694	8,398,560	1,421,347	322,196	146,070	0.20
16	Jun-26	916,387,912	5,461,922	15,744,801	8,214,042	2,223,806	178,942	177,512	0.28
17	Jul-26	876,040,670	5,959,636	13,188,941	8,475,773	1,454,372	636,987	218,001	0.26

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2025-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2025-B

Original Pool Characteristics

Closing Date	September 26, 2025	Weighted Average(1) FICO® Score(4) at Origination		752
Cutoff Date	September 1, 2025	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	43,700	for Original Term Greater than 60 Months		731
Initial Pool Balance	$1,645,740,999	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		724
Average	$37,660	Percentage FICO® Score(4) less than 650(2)		10.06%
Highest	$124,868	Percentage No FICO® Score Consumer(2)(5)		0.80%
Lowest	$270	Percentage Subvened-APR Receivables(2)(8)		70.33%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		21.50%
Average	$49,660	Percentage New Vehicle(2)		93.46%
Highest	$173,321	Percentage Car(2)(10)		2.17%
Lowest	$2,698	Percentage Light Truck(2)(10)		55.97%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		41.86%
Weighted average(1)	5.21%	Percentage Other(2)(10)		0.00%
Highest	22.84%	Percentage of Top 10 Makes/Models(2)		80.35%
Lowest	0.00%	Ford F-150	33.25%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	10.17
Original Term		Ford F-250	7.25
Weighted average(1)	65.9 months	Ford Expedition	5.76
Original term greater than 60 months(2)	56.72%	Ford F-350	5.41
Original term greater than 75 months(2)	14.25%	Ford Escape	4.39
Longest	84 months	Ford Bronco Sport	3.81
Shortest	10 months	Ford Bronco	3.73
Remaining Term		Lincoln Navigator	3.30
Weighted average(1)	55.3 months	Ford Mustang Mach-E	3.28
Remaining term greater than 60 months(2)	38.09%	Percentage in Top 5 States(2)(11)		41.47%
Remaining term greater than 75 months(2)	9.68%	Texas	16.37%
Longest	84 months	California	8.77
Shortest	2 months	Florida	8.19
Scheduled Weighted Average Life(3)	2.46 years	Georgia	4.48
Weighted Average(1) Months After Origination		North Carolina	3.66
(Seasoning)	10.6 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	100.49%	Internal Combustion	86.15%
Weighted Average(1) PTI(7) at Origination	9.62%	Hybrid Electric(17)	7.53
		Battery Electric	6.32

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Sep-25	$1,591,075,177	$447	$18,567,625	$4,923,472	$-	$-	$-	0.00%
2	Oct-25	1,538,447,183	21,151	17,687,402	5,625,899	355,618	-	-	0.02
3	Nov-25	1,494,053,249	29,189	14,212,740	6,988,338	678,752	113,420	-	0.05
4	Dec-25	1,441,672,921	198,043	17,238,621	8,920,355	1,457,695	244,075	-	0.12
5	Jan-26	1,394,293,291	399,002	15,874,071	8,217,843	1,389,793	346,071	188,027	0.14
6	Feb-26	1,351,566,484	722,770	12,523,790	6,604,616	1,246,283	346,964	187,477	0.13
7	Mar-26	1,300,026,336	1,279,254	16,591,627	7,384,479	1,256,927	314,300	144,624	0.13
8	Apr-26	1,251,409,234	1,700,416	17,641,511	7,922,991	1,081,112	119,232	79,887	0.10
9	May-26	1,206,595,025	1,872,858	16,121,169	8,785,119	1,729,566	329,300	31,174	0.17
10	Jun-26	1,158,560,084	2,462,249	17,153,896	8,925,913	1,473,569	188,277	81,678	0.15
11	Jul-26	1,112,547,077	3,199,985	15,856,184	9,123,428	1,584,350	206,660	81,678	0.17

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2025-C

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2025-C

Original Pool Characteristics

Closing Date	November 25, 2025	Weighted Average(1) FICO® Score(4) at Origination		752
Cutoff Date	November 1, 2025	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	29,520	for Original Term Greater than 60 Months		731
Initial Pool Balance	$1,096,614,975	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		724
Average	$37,148	Percentage FICO® Score(4) less than 650(2)		9.38%
Highest	$124,988	Percentage No FICO® Score Consumer(2)(5)		0.79%
Lowest	$274	Percentage Subvened-APR Receivables(2)(8)		68.93%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		22.95%
Average	$49,942	Percentage New Vehicle(2)		93.70%
Highest	$166,887	Percentage Car(2)(10)		1.91%
Lowest	$3,171	Percentage Light Truck(2)(10)		57.59%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		40.49%
Weighted average(1)	5.15%	Percentage Other(2)(10)		0.00%
Highest	20.89%	Percentage of Top 10 Makes/Models(2)		80.37%
Lowest	0.00%	Ford F-150	34.52%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	10.79
Original Term		Ford F-250	7.26
Weighted average(1)	65.9 months	Ford F-350	5.63
Original term greater than 60 months(2)	56.44%	Ford Expedition	5.21
Original term greater than 75 months(2)	14.62%	Ford Escape	3.92
Longest	84 months	Ford Bronco Sport	3.39
Shortest	12 months	Ford Bronco	3.38
Remaining Term		Ford Mustang Mach-E	3.25
Weighted average(1)	55.0 months	Lincoln Navigator	3.02
Remaining term greater than 60 months(2)	36.97%	Percentage in Top 5 States(2)(11)		41.67%
Remaining term greater than 75 months(2)	9.81%	Texas	16.62%
Longest	84 months	California	8.82
Shortest	2 months	Florida	8.44
Scheduled Weighted Average Life(3)	2.44 years	Georgia	4.42
Weighted Average(1) Months After Origination		North Carolina	3.37
(Seasoning)	10.9 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	100.73%	Internal Combustion	86.00%
Weighted Average(1) PTI(7) at Origination	9.65%	Hybrid Electric(17)	7.86
		Battery Electric	6.15

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Nov-25	$1,065,409,487	$209	$9,415,374	$3,778,300	$-	$-	$-	0.00%
2	Dec-25	1,026,949,290	522	13,016,004	5,168,412	224,145	-	-	0.02
3	Jan-26	994,154,970	24,483	10,280,000	4,254,100	609,762	-	-	0.06
4	Feb-26	963,293,497	93,660	10,064,857	4,031,616	434,690	55,915	-	0.05
5	Mar-26	928,424,697	161,876	10,381,632	5,352,343	471,326	113,092	-	0.06
6	Apr-26	894,018,743	433,351	12,246,509	3,470,597	883,186	35,806	64,893	0.11
7	May-26	862,537,862	668,919	10,988,734	4,724,038	309,399	71,207	64,893	0.05
8	Jun-26	828,664,128	872,583	12,668,069	4,643,468	1,136,670	72,653	87,616	0.16
9	Jul-26	796,859,061	1,121,254	11,300,871	5,789,890	531,175	133,845	160,048	0.10

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2026-A

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
Actual
Initial Assumption
Scheduled
100%
80%
60%
40%
20%
0%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2026-A

Original Pool Characteristics

Closing Date	March 24, 2026	Weighted Average(1) FICO® Score(4) at Origination		754
Cutoff Date	March 1, 2026	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	39,024	for Original Term Greater than 60 Months		733
Initial Pool Balance	$1,488,961,023	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		727
Average	$38,155	Percentage FICO® Score(4) less than 650(2)		8.96%
Highest	$124,774	Percentage No FICO® Score Consumer(2)(5)		0.67%
Lowest	$278	Percentage Subvened-APR Receivables(2)(8)		67.86%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		25.62%
Average	$51,402	Percentage New Vehicle(2)		93.78%
Highest	$183,517	Percentage Car(2)(10)		1.76%
Lowest	$3,680	Percentage Light Truck(2)(10)		61.09%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		37.15%
Weighted average(1)	4.84%	Percentage Other(2)(10)		0.00%
Highest	25.89%	Percentage of Top 10 Makes/Models(2)		80.49%
Lowest	0.00%	Ford F-150	37.14%
APR greater than or equal to 20 percent(2)	0.01%	Ford Explorer	11.09
Original Term		Ford F-250	7.03
Weighted average(1)	65.8 months	Ford F-350	5.96
Original term greater than 60 months(2)	53.65%	Ford Expedition	4.52
Original term greater than 75 months(2)	15.15%	Ford Bronco	3.04
Longest	84 months	Lincoln Navigator	3.01
Shortest	12 months	Ford Escape	3.01
Remaining Term		Ford Mustang Mach-E	2.88
Weighted average(1)	55.0 months	Ford Bronco Sport	2.81
Remaining term greater than 60 months(2)	34.99%	Percentage in Top 5 States(2)(11)		41.81%
Remaining term greater than 75 months(2)	9.76%	Texas	16.53%
Longest	84 months	Florida	8.63
Shortest	2 months	California	8.53
Scheduled Weighted Average Life(3)	2.43 years	Georgia	4.65
Weighted Average(1) Months After Origination		North Carolina	3.47
(Seasoning)	10.8 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	101.40%	Internal Combustion	85.73%
Weighted Average(1) PTI(7) at Origination	9.54%	Hybrid Electric(17)	8.97
		Battery Electric	5.30

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-26	$1,437,811,339	$341	$16,506,580	$4,979,727	$120,369	$-	$-	0.01%
2	Apr-26	1,390,721,016	4,364	15,782,083	5,115,405	536,596	-	-	0.04
3	May-26	1,345,362,686	70,949	15,489,487	5,915,657	517,939	8,117	-	0.04
4	Jun-26	1,300,786,073	142,371	13,780,051	5,648,919	925,256	94,597	-	0.08
5	Jul-26	1,254,845,888	612,123	15,554,090	6,627,825	877,909	216,658	97,708	0.10

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2026-B

Cumulative Net Losses(13) as a % of Initial Pool Balance
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Delinquencies(15) as a % of End-of-Month Pool Balance
Delinquencies (%)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
31+ Days Delinquencies
61+ Days Delinquencies
Monthly Pool Factor
100%
80%
60%
40%
20%
0%
Monthly Pool Factor (16)
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Millions
Monthly Prepayments (14)
$60
$50
$40
$30
$20
$10
$0
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

Monthly Pool Factor (16)
100%
80%
60%
40%
20%
0%
Actual
Initial Assumption
Scheduled
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55
Number of Months Since Cutoff Date

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2026-B

Original Pool Characteristics

Closing Date	June 23, 2026	Weighted Average(1) FICO® Score(4) at Origination		752
Cutoff Date	June 1, 2026	Weighted Average(1) FICO® Score(4) at Origination
Number of Receivables	44,049	for Original Term Greater than 60 Months		731
Initial Pool Balance	$1,655,285,111	Weighted Average(1) FICO® Score(4) at Origination
Principal Balance		for Original Term Greater than 75 Months		724
Average	$37,578	Percentage FICO® Score(4) less than 650(2)		9.35%
Highest	$124,913	Percentage No FICO® Score Consumer(2)(5)		0.84%
Lowest	$268	Percentage Subvened-APR Receivables(2)(8)		63.57%
Original Amount Financed		Percentage Commercial Use Receivables(2)(9)		24.33%
Average	$51,709	Percentage New Vehicle(2)		92.57%
Highest	$182,536	Percentage Car(2)(10)		1.77%
Lowest	$2,500	Percentage Light Truck(2)(10)		61.92%
Annual Percentage Rate (APR)		Percentage Utility(2)(10)		36.30%
Weighted average(1)	5.07%	Percentage Other(2)(10)		0.00%
Highest	21.84%	Percentage of Top 10 Makes/Models(2)		80.17%
Lowest	0.00%	Ford F-150	36.69%
APR greater than or equal to 20 percent(2)	0.00%	Ford Explorer	10.26
Original Term		Ford F-250	7.68
Weighted average(1)	66.4 months	Ford F-350	6.19
Original term greater than 60 months(2)	56.26%	Ford Expedition	4.39
Original term greater than 75 months(2)	17.01%	Ford Bronco	3.54
Longest	84 months	Ford Mustang Mach-E	2.98
Shortest	12 months	Ford Escape	2.95
Remaining Term		Ford Bronco Sport	2.87
Weighted average(1)	54.8 months	Lincoln Navigator	2.62
Remaining term greater than 60 months(2)	36.45%	Percentage in Top 5 States(2)(11)		42.48%
Remaining term greater than 75 months(2)	10.15%	Texas	17.26%
Longest	84 months	California	8.69
Shortest	2 months	Florida	8.50
Scheduled Weighted Average Life(3)	2.43 years	Georgia	4.69
Weighted Average(1) Months After Origination		North Carolina	3.34
(Seasoning)	11.6 months	Powertrain(2)		100.00%
Weighted Average(1) LTV(6) at Origination	102.08%	Internal Combustion	85.49%
Weighted Average(1) PTI(7) at Origination	9.54%	Hybrid Electric(17)	9.19
		Battery Electric	5.32

		End-of-Month	Cumulative		Delinquencies(15)
Month	Date	Pool Balance(12)	Net Losses(13)	Prepayments(14)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jun-26	$1,599,144,077	$373	$19,305,545	$5,852,938	$91,549	$-	$-	0.01%
2	Jul-26	1,545,044,038	1,140	18,217,926	7,760,216	689,252	-	-	0.04

See page A-1 for footnotes

Ford Credit Auto Owner Trusts

Delinquency Information. The graph below shows delinquency information for Ford Credit's prior securitized pools of retail installment sale contracts for all transactions issued since 2021.

See page A-1 for footnotes

Cumulative Net Loss Information. The graph below shows cumulative net loss information for Ford Credit's prior securitized pools of retail installment sale contracts for all transactions issued since 2021.

See page A-1 for footnotes

You should rely only on the information in or incorporated by reference into this prospectus. We have not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus for any date other than its date. We are not offering the notes in any state where their offer is not permitted.

Ford Credit Auto Owner Trust 2026-C Issuing Entity or Trust $1,547,370,000
_______________ Ford Credit Auto Receivables Two LLC Depositor Ford Motor Credit Company LLC Sponsor and Servicer	$352,800,000	Class A-1 4.269% Asset Backed Notes
	$386,600,000	Class A-2a 4.72% Asset Backed Notes
	$145,000,000	Class A-2b Floating Rate Asset Backed Notes
	$531,600,000	Class A-3 5.08% Asset Backed Notes
	$ 84,000,000	Class A-4 5.17% Asset Backed Notes
	$ 47,370,000	Class B 5.28% Asset Backed Notes

_______________

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

PROSPECTUS BNP PARIBAS Lloyds Securities RBC Capital Markets BofA Securities Credit Agricole Securities ING Financial Markets LLC U.S. Bancorp CastleOak Securities, L.P. Mischler Financial Group, Inc.